     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 11, 1997



                                                      REGISTRATION NO. 333-21697

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                             AFG INVESTMENT TRUST B
                              (Name of Registrant)

                                    DELAWARE
                 (State or other Jurisdiction of Organization)

                                      7394
            (Primary Standard Industrial Classification Code Number)

                                   04-3157230
               (IRS Employer Identification Number of Registrant)


                 C/O EQUIS FINANCIAL GROUP LIMITED PARTNERSHIP
     98 NORTH WASHINGTON STREET, BOSTON, MASSACHUSETTS 02114 (617) 854-5800 (Address, including Zip Code, and Telephone Number, including Area Code, of
                                  Registrant's
                          Principal Executive Offices)

                                 JAMES A. COYNE
                 C/O EQUIS FINANCIAL GROUP LIMITED PARTNERSHIP
     98 NORTH WASHINGTON STREET, BOSTON, MASSACHUSETTS 02114 (617) 854-5800 (Address, including Zip Code, and Telephone Number, including Area Code, of
                                   Agent for
                                    Service)
                         ------------------------------

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:
                          THOMAS F. GLOSTER III, P.C.
                                PEABODY & BROWN
              101 FEDERAL STREET, BOSTON, MA 02110 (617) 345-1000
                            (Counsel for Registrant)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE


                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
        TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
     SECURITIES TO BE REGISTERED          BE REGISTERED        PER INTEREST       OFFERING PRICE           FEE
Rights to Acquire Class B Subordinated
 Beneficiary Interests................      1,000,961              -0-                 -0-                 -0-
Class B Subordinated Beneficiary
 Interests............................      1,000,961             $5.00             $5,004,805            $1,517


                           --------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                            AFG INVESTMENT TRUST B*

              / / MINIMUM OF 459,191 CLASS B SUBORDINATED INTERESTS ($2,295,955) AND
                MAXIMUM OF 1,000,961 CLASS B SUBORDINATED INTERESTS ($5,004,805)


              / / $5 PER INTEREST



    AFG Investment Trust B (the "Trust") is offering Class B Subordinated Interests exclusively to the current Beneficiaries and the Special Beneficiary of the Trust. The Class B Subordinated Interests will be issued in accordance with, and the rights and obligations of the Class B Beneficiaries will be governed by, the Trust Agreement of the Trust. The Class B Beneficiaries will have the right to vote on limited matters and there are significant restrictions on the transferability of the Class B Interests.



    The Trust expects to make distributions with respect to each Class B interest on a quarterly basis in an amount equal to $0.164. Additional distributions are expected to be made from time to time as determined by the Managing Trustee.



    Each purchaser of Class B Subordinated Interests will be required to make a minimum purchase equal to the lesser of (a) the full amount of such interests which the purchaser is permitted to purchase, as described herein under "THE OFFERING", or (b) 400 Class B Subordinated Interests ($2,000) for IRAs or other Qualified Plans or 1,000 Class B Subordinated Interests ($5,000) for all other Investors (with a higher minimum purchase in certain states). Subscriptions for Class B Interests are irrevocable and may not be terminated or withdrawn by Investors for any reason.



    Approximately 20% of the proceeds of the offering (after payment of offering expenses) is to be used by the Trust to make a special distribution to the Class A Beneficiaries and the balance of such net proceeds is intended to be used by the Trust to repurchase interests held by the current Beneficiaries (the "Class A Interests").



    The closing is currently scheduled to occur on       , 1997 but may occur no
later than December 31, 1997. All funds will be returned to the subscribers, with interest thereon, in the event that the minimum offering is not reached prior to the offering termination date. The Special Beneficiary and its Affiliates expect to purchase all Class B Subordinated Interests not otherwise subscribed for and, therefore, depending on the number of Class B Interests sold and, possibly, Class A Interests redeemed, may obtain control over all matters on which Beneficiaries may vote.


INVESTMENT IN THE CLASS B SUBORDINATED INTERESTS INVOLVES SIGNIFICANT RISKS. THESE RISKS INCLUDE:


    - Class B Beneficiaries will have a 40% participation if the Minimum Offering is reached and a 60% participation if the Maximum Offering is reached on all matters on which Beneficiaries may vote. Voting control may be obtained by the Special Beneficiary and its Affiliates.



    - Distributions with respect to the Class B Subordinated Interests will be subordinated to certain distributions with respect to the Class A Interests, including in particular quarterly distributions of $0.41 per Class A Interest.



    - A special distribution will be made from 20% of the net Offering proceeds exclusively to the Class A Beneficiaries. The Class B Beneficiaries will not participate therein.



    - There is no assurance that the 80% net proceeds remaining after the special distribution to the Class A Beneficiaries will be successfully applied by the Trust to redeem a significant portion of the Class A Interests, nor is there any assurance as to the amount of the purchase price for the Class A Interests.



    - Any portion of the Offering proceeds not applied to redemption of the Class A Interests will be returned to the Class B Beneficiaries with a return thereon of 8% per annum and with a corresponding reduction in certain distributions thereafter to be made to Class B Beneficiaries.



    - No resale market or redemption program exists for the Class B Subordinated Interests and, accordingly, Investors will probably not be able to dispose of their Class B Subordinated Interests.



    - Lessee defaults may result in lower distributions.



    - Conflicts of interest may arise out of transactions between the Trust and the Managing Trustee and its Affiliates and between the Class A Beneficiaries and the Class B Beneficiaries, particularly as to the level and timing of distributions and the exercise of voting rights.



    - A material portion of distributions will constitute a return of capital.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    - THE TRUST IS NOT A MUTUAL FUND OR OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940 AND IS NOT SUBJECT TO REGULATION THEREUNDER.


                                                                PRICE TO BENEFICIARIES    NET PROCEEDS TO TRUST
                                                                         (1)                     (2)(3)
Price Per Interest............................................       $          5              $         5
Total Minimum.................................................       $  2,295,955              $ 2,215,484
Total Maximum.................................................       $  5,004,805              $ 4,897,245


               ANY SUPPLEMENTS AND/OR STICKERS WHICH UPDATE THIS
                PROSPECTUS ARE CONTAINED INSIDE THE BACK COVER.

                  THE DATE OF THIS PROSPECTUS IS       , 1997.

    (See "RISK FACTORS" and "CONFLICTS OF INTEREST" for a discussion of the risk factors and conflicts of interest associated with an investment in the Class B Subordinated Interests.) The Trust will use 20% of the proceeds of the Offering (after deduction for offering expenses) to make a special distribution to the Class A Beneficiaries and the balance of the proceeds is intended by the Managing Trustee to be applied from time to time to the redemption of a portion of the Class A Interests. Any portion of such net proceeds which are not so applied to redeem Class A Interests within 24 months of the Closing (the "Initial Redemption Period") will be distributed to the Class B Beneficiaries as a return of their capital and Distributions with respect to the Class B Subordinated Interests will be correspondingly reduced. (See "ESTIMATED USE OF PROCEEDS.")



    The Special Beneficiary and its Affiliates presently intend to acquire 8.25% of the Class B Subordinated Interests in the event that all of the Class A Investors elect to subscribe for their share of the Class B Subordinated Interests and to acquire all other Class B Subordinated Interests not otherwise subscribed for. The purchases by the Special Beneficiary and its Affiliates will be included by the Trust in determining whether the Minimum Offering has been raised.


(FOOTNOTES TO TABLE ON PREVIOUS PAGE)

(1) The Trust will offer exclusively to the Class A Beneficiaries and the Special Beneficiary a minimum of 459,191 Class B Subordinated Interests (the "Minimum Offering") and a maximum of 1,000,961 Class B Subordinated Interests (the "Maximum Offering"). The Trust is offering the Class B Subordinated Interests on a reasonable "best efforts" basis, which means that no one is guaranteeing the amount of capital which will be raised. (See "THE OFFERING" for additional information concerning the method of offering.)


(2) Proceeds to the Trust are calculated after deducting offering expenses payable by the Trust, which expenses are estimated to be $80,471 if the Minimum Offering is attained and $107,560 if the Maximum Offering is attained. (See "THE OFFERING" for information concerning the method of allocating the Class B Subordinated Interests among the Class A Beneficiaries and the Special Beneficiary and the minimum purchase requirements.)



(3) Payments made by investors will be deposited in an interest-bearing escrow account (the "Escrow Account") at Trust Company of America (the "Escrow Agent"). If the Trust does not raise the Minimum Offering, the investors' funds, and escrow interest earned thereon, will be returned to investors within seven (7) days of the termination of the Offering. If the Closing occurs, escrow interest (net of certain fees and expenses of the Escrow Agent) earned on subscriptions accepted by the Managing Trustee will be distributed to all Class B Beneficiaries within 30 days after the Closing, pro rata based on the length of time that the investors' funds have been held in the Escrow Account. Subscriptions are absolutely irrevocable and may not be terminated or withdrawn by Investors for any reason. (No expenses of the Offering will be deducted from funds in the Escrow Account (other than fees and expenses of the Escrow Agent) and the expenses of the Offering will be paid by the Trust if the Minimum Offering is not raised and from Offering proceeds if the Closing occurs.)


    The Trust is intended to be classified as a partnership for federal income tax purposes. (See "FEDERAL TAX CONSIDERATIONS" and "STATE, LOCAL AND FOREIGN TAXES" for a description of the tax consequences of an investment in the Class B Subordinated Interests.) The Trust will furnish tax information and other reports to investors on a periodic basis as described in "REPORTS TO BENEFICIARIES."

    THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATION TO THE CONTRARY AND ANY PREDICTION, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THE TRUST IS NOT PERMITTED.

                               TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                -----
SUMMARY OF THE OFFERING....................................................................................           6
  Introduction.............................................................................................           6
  The Offering.............................................................................................           9
  Over-Subscription Privilege..............................................................................           9
  Investor Suitability Standards...........................................................................           9
  Risk Factors.............................................................................................           9
  Estimated Use of Proceeds................................................................................           9
  Compensation and Fees....................................................................................          10
  Conflicts of Interest....................................................................................          10
  Fiduciary Responsibility.................................................................................          10
  Business of Trust........................................................................................          10
  Management...............................................................................................          10
  Trust Distributions and Allocations......................................................................          11
  Certain Distribution Policies............................................................................          12
  Federal Tax Considerations...............................................................................          12
  Summary of the Trust Agreement...........................................................................          12
THE OFFERING...............................................................................................          13
  Terms of the Offer.......................................................................................          13
  Subscription Price.......................................................................................          13
  No Modification or Revocation............................................................................          13
  Expiration of Offering...................................................................................          13
  Subscription Agent.......................................................................................          13
  Over-Subscription Privilege..............................................................................          14
  Exercise of Rights.......................................................................................          15
  Exercise of Over-Subscription Privilege..................................................................          15
  Example of Exercise of Rights and the Over-Subscription Privilege........................................          15
  Payment for Securities...................................................................................          16
  Foreign Record Date Unitholders..........................................................................          17
RISK FACTORS...............................................................................................          18
  Investment and Business Risks............................................................................          18
  Federal Income Tax Risks.................................................................................          20
ESTIMATED USE OF PROCEEDS..................................................................................          23
COMPENSATION AND FEES......................................................................................          24
CONFLICTS OF INTEREST......................................................................................          24
FIDUCIARY RESPONSIBILITY...................................................................................          26
  Conflicts................................................................................................          27
  Indemnification of Trustees and their Affiliates.........................................................          27
BUSINESS OF THE TRUST......................................................................................          29
  In General...............................................................................................          29
  Financial Information About Industry Segments............................................................          29
  Description of Business..................................................................................          29
  Properties...............................................................................................          30
  Legal Proceedings........................................................................................          30
MARKET FOR THE TRUST'S SECURITIES AND RELATED SECURITY HOLDER MATTERS......................................          30
  Market Information.......................................................................................          30
  Approximate Number of Security Holders...................................................................          30
  Dividend History and Restrictions........................................................................          30

                                                                                                                PAGE
                                                                                                                -----
PRO FORMA FINANCIAL STATEMENTS.............................................................................          33
SELECTED FINANCIAL DATA....................................................................................          36
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS.....................          37
  Overview.................................................................................................          37
  Results of Operations....................................................................................          37
  Liquidity and Capital Resources and Discussion of Cash Flows.............................................          39
MANAGEMENT OF THE TRUST....................................................................................          42
EXECUTIVE COMPENSATION.....................................................................................          44
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............................................          45
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................................................          45
TRUST DISTRIBUTIONS AND ALLOCATIONS........................................................................          47
  General..................................................................................................          47
  Certain Distribution Policies............................................................................          47
  Distributions and Allocations............................................................................          48
  Allocation of Profits and Losses.........................................................................          50
FEDERAL TAX CONSIDERATIONS.................................................................................          52
  Brief Overview of Federal Tax Considerations.............................................................          52
  General; Opinions of Peabody & Brown.....................................................................          55
  Tax Rates and Capital Gains..............................................................................          56
  Trust Status.............................................................................................          57
  Tax Consequences of Special Distribution.................................................................          59
  General Principles of Partnership Taxation...............................................................          59
  Allocation of Profits and Losses.........................................................................          60
  Active/Passive Income and Loss...........................................................................          62
  Investment by Qualified Pension, Profit-Sharing and Stock Bonus Plans and
    Individual Retirement Accounts and by Other Tax-Exempt Organizations...................................          63
  Tax Status of Leases.....................................................................................          63
  Depreciation (Cost Recovery).............................................................................          64
  Recapture of Depreciation................................................................................          67
  Sale or Other Disposition of Trust Property..............................................................          68
  Sale or Other Disposition of Interests...................................................................          68
  Tax Treatment of Certain Trust Expenses..................................................................          69
  Limitations on the Deductibility of Interest.............................................................          71
  Trust Tax Elections......................................................................................          72
  Use of Nominees..........................................................................................          72
  Section 467..............................................................................................          73
  Joint Ventures with Manufacturers........................................................................          73
  Transferability-Termination of the Trust.................................................................          73
  Termination and Liquidation of the Trusts................................................................          74
  Estate Taxes.............................................................................................          74
  Alternative Minimum Tax..................................................................................          74
  Interest and Penalties on Underpayment of Taxes; Audit...................................................          75
  Tax Shelter Registration.................................................................................          77
  Trusts as Investors......................................................................................          77
  Investment By Foreign Beneficiaries......................................................................          77
  Possible Changes in Tax Law..............................................................................          80
STATE, LOCAL AND FOREIGN TAXES.............................................................................          81

                                                                                                                PAGE
                                                                                                                -----
SUMMARY OF THE TRUST AGREEMENT.............................................................................          82
  Special Redemption Provisions............................................................................          82
  Additional Class of Interest.............................................................................          82
  The Trustees.............................................................................................          82
  Responsibilities and Liabilities of the Managing Trustee.................................................          82
  Resignation of the Managing Trustee......................................................................          83
  Indemnification of Managing Trustee......................................................................          83
  Certain Rights of Managing Trustee With Respect to the Interests.........................................          83
  Liability of the Beneficiaries...........................................................................          84
  Voting Rights............................................................................................          84
  Meetings.................................................................................................          85
  Amendment of the Trust Agreement.........................................................................          85
  Transferability of Interests.............................................................................          85
  Change of Status of Beneficiary..........................................................................          87
  Distributions and Allocations............................................................................          87
  Other Transactions Involving the Managing Trustee and its Affiliates.....................................          87
  No Withdrawal of Capital.................................................................................          87
  Roll-Up..................................................................................................          87
  Dissolution..............................................................................................          88
  Fiscal Year..............................................................................................          88
REPORTS TO BENEFICIARIES...................................................................................          89
ERISA AND OTHER CONSIDERATIONS.............................................................................          90
  General..................................................................................................          90
  Unrelated Business Taxable Income........................................................................          92
SUPPLEMENTAL LITERATURE....................................................................................          93
INVESTOR SUITABILITY STANDARDS.............................................................................          93
  General..................................................................................................          93
  Tax-Exempt Investors.....................................................................................          93
  Representations and Warranties...........................................................................          93
LEGAL MATTERS..............................................................................................          93
EXPERTS....................................................................................................          94
ADDITIONAL INFORMATION.....................................................................................          94
GLOSSARY...................................................................................................          95
INDEX TO FINANCIAL STATEMENTS..............................................................................         F-1

                            SUMMARY OF THE OFFERING

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. THE MORE DETAILED INFORMATION IN THE REST OF THIS PROSPECTUS FOLLOWS IN THE SAME ORDER AS THE TOPICS APPEAR IN THIS SUMMARY AFTER THE "INTRODUCTION." SEE "GLOSSARY" FOR DEFINITIONS OF CERTAIN TERMS USED IN THIS SUMMARY AND THROUGHOUT THIS PROSPECTUS.

INTRODUCTION


    AFG Investment Trust B is a Delaware business trust created on May 29, 1992, to engage in the business of leasing equipment. The Managing Trustee of the Trust and three other Delaware business trusts (collectively, the "AFG Investment Trusts" or the "Trusts") is AFG ASIT Corporation, a Massachusetts corporation which was organized on August 13, 1991, and is an affiliate of Equis Financial Group Limited Partnership (formerly American Finance Group), a Massachusetts limited partnership ("EFG" or the "Advisor"). EFG is the Special Beneficiary of, and Advisor to, the Trust. (See "MANAGEMENT OF THE TRUST.") The Trust issued 665,494 beneficiary interests in 1992 (the "Class A Interests"), which are currently held by 784 investors (the "Class A Beneficiaries"). The net proceeds of the offering (the "Offering") of the Class B Subordinated Beneficiary Interests (the "Class B Subordinated Interests" or the "Interests") will be applied to make the Special Class A Distribution to the Class A Beneficiaries and thereafter are intended by the Managing Trustee to be applied to enable the Trust for a period of 24 months after the Closing ( the "Initial Redemption Period") to redeem a portion of the Class A Interests.



    The Class B Subordinated Interests are being offered exclusively to the Class A Beneficiaries and the Special Beneficiary. (See "Terms of the Offer" in this Summary.) The Trust will hold one closing (the "Closing"). The Closing has
been scheduled for       , 1997 [30 days after the Offering commencement date],
provided that the Minimum Offering of 459,191 Interests has been reached. However, the Managing Trustee may extend the date of Closing but in no event to later than December 31, 1997.



Securities Offered.........  Class B Subordinated Beneficiary Interests

Minimum Offering...........  459,191 Interests ($2,295,955)

Maximum Offering...........  1,000,961 Interests ($5,004,805)

Price Per Interest.........  $5.00

Minimum Purchase...........  Each Class A Beneficiary desiring to purchase Class B
                             Subordinated Interests will be required to make a minimum
                             purchase (the "Minimum Purchase Amount") equal to the lesser of
                             (a) the amount of the Class B Subordinated Interests which he is permitted to purchase, as described under "Terms of
                             Offering" in this Summary, or (b) 400 Class B Subordinated
                             Interests ($2,000) for IRAs or other Qualified Plans or 1,000
                             Class B Subordinated Interests ($5,000) for all other Investors
                             (with a higher minimum purchase in certain states).

Offering Termination         The Offering will terminate at Closing, which in no event will
  Date.....................  be later than December 31, 1997.

Escrow Arrangement.........  Subscription payments will be held in an interest-bearing escrow account with Trust Company of America until Closing.
                             Each subscription will generally earn interest from the time deposited with the Escrow Agent until Closing; provided,
                             however, that no Escrow Interest will be paid to a Subscriber whose subscription payment is received fewer than three days prior to Closing.

    THE PURPOSES OF THE OFFERING ARE TO PROVIDE (A) FUNDS TO ENABLE THE TRUST TO MAKE A SPECIAL DISTRIBUTION TO THE CLASS A BENEFICIARIES AND TO PURCHASE CLASS A INTERESTS AT A PRICE THAT WILL ENABLE THE TRUST TO MAKE DISTRIBUTIONS TO THE NON-REDEEMING CLASS A BENEFICIARIES IN AN AMOUNT GREATER THAN THE TRUST WOULD OTHERWISE BE ABLE TO MAKE AND (B) DISTRIBUTIONS TO THE CLASS B PARTNERS TO ENABLE THEM TO RECEIVE FROM THE TRUST THEIR CAPITAL, PLUS A RETURN THEREON. TO THE EXTENT THAT THE TRUST CANNOT PURCHASE SUFFICIENT CLASS A INTERESTS AT A PRICE DEEMED APPROPRIATE BY THE MANAGING TRUSTEE, THE TRUST WILL RETURN TO THE CLASS B BENEFICIARIES THE REMAINING PORTION OF THE PROCEEDS OF THE OFFERING, WITH AN 8% RETURN THEREON. THERE IS NO ASSURANCE THAT THE PURPOSES OF THE OFFERING WILL BE ACHIEVED.



    The Trust described the proposed issuance of Class B Interests in the solicitation statement distributed to Beneficiaries on or about October 23, 1996 (the "Solicitation Statement"). In response thereto the Trust has recently received approval from the Class A Beneficiaries to permit the issuance of the Class B Interests, the redemption of Class A Interests contemplated hereby and the Special Class A Distribution.



    The Solicitation Statement stated, and the Offering has been structured so, that: (1) the Class B Interests would have subordination features to prevent distributions to purchasers of the Class B Interests if the holders of the Class A Interests did not receive distributions at least equal to the current rate ($0.41 per quarter); and (2) the Class B Interests would have significant participation on all matters on which Beneficiaries may vote.



    Based on the recent secondary market trading activity, the Trust expects to offer an amount for Class A Interests which, together with the Special Class A Distribution, will exceed the price recently available in the secondary market.



    In making a determination as to whether or not to purchase Class B Interests, Class A Beneficiaries should consider that the redemption price the Trust currently intends to offer for the Class A Interests will be less than what the Managing Trustee believes the liquidation value of such Interests might be, but in excess of the recent prices that such Interests have recently traded for in the secondary market (after discounting such prices by the Special Class A Distribution). After taking into account distributions to Class B Beneficiaries, the redemption of the Class A Interests is intended to be carried out by the Trust at prices which will increase distributions with respect to the Class A Interests not redeemed. There is no assurance, however, that the purposes of the Offering will be achieved. To the extent that the Trust cannot fully utilize the proceeds of the Offering so to purchase Class A Interests, such proceeds will be returned to the Class B Beneficiaries as the Class B Capital Distribution.



    The following table sets forth the reported secondary market sale prices for Class A Interests over the past two years:



QUARTER ENDED     HIGH        LOW       VOLUME
--------------  ---------  ---------  -----------
     3/31/95           NA         NA          NA
     6/30/95    $   16.71  $   16.71       2,000
     9/30/95    $   14.75  $   14.75       5,160
    12/31/95    $   10.00  $   10.00       1,200
     3/31/96    $    7.97  $    7.97         400
     6/30/96    $    7.50  $    7.00         600
     9/39/96           NA         NA          NA
    12/31/96    $    9.10  $    8.61       1,120

                                NA--No Activity

    The Trust is currently expected to be liquidated in 2003. The Managing Trustee believes that the liquidation value per Class A Interest will be $14.60, before giving effect to the Special Class A Distribution. The net book value per Class A Interest at December 31, 1996 was $18.35 (which does not take into account the 9.25% combined participation of the Managing Trustee and Special Beneficiary in Trust distributions). The Managing Trustee currently estimates that the redemption price (the "ERP") per Class A Interest will be between $10.17 and $11.97, after giving effect to the Special Class A Distribution of approximately $1.47 or $0.67 if the maximum proceeds or minimum proceeds, respectively, are raised.



    The following table sets forth the net book value, average cumulative distributions and estimated fair market value of Trust Assets, on a per Class A Interest basis:



                                                                              PER CLASS A
                                                                         BENEFICIARY INTEREST
                                                                         AT DECEMBER 31, 1996
                                                                         ---------------------
Net Book Value.........................................................        $   18.35
Cumulative Distributions since Inception...............................        $    9.29
Estimated Fair Market Value of Trust Assets............................        $   14.60



    The estimated fair market value of the Trust's assets is based upon the Managing Trustee's assessment of the net present value of the distributions that a Class A Interest might realize (the "NPV"), assuming a discount rate of 10% per annum. (Assuming discount rates of 8% and 15%, the NPV would be $15.76 and $12.12, respectively.) The Managing Trustee believes that the NPV is in excess of the amount of cash consideration which an independent third party buyer would be willing to pay for the Trust's Assets, after taking into account lease encumbrances and related indebtedness. In determining the NPV, the Managing Trustee did not take into account reinvestment of sale proceeds, which could increase or decrease the NPV. It is important to note that in many cases Assets are re- leased by Lessees instead of being purchased at the end of the Lease terms and it is difficult to predict accurately the amount and time of receipt of any residual proceeds.



    Current net book value of the Trust's Assets results from the Trust's depreciation policy which is intended to allocate the cost of Assets over the period during which they produce economic benefit. The period of greatest economic benefit is considered to correspond to each Asset's primary Lease term. Accordingly, the Trust depreciates the difference between the cost of each Asset and its estimated end-of-primary Lease residual value over the primary Lease term. To the extent that an Asset is leased beyond its primary Lease term, the Trust continues to depreciate the then remaining net book value over the Asset's then remaining economic life. Using this methodology, the Managing Trustee expects that the periodic reductions in net book value, resulting from depreciation, will be consistent with corresponding reductions in fair market value, resulting from normal wear and tear, age and obsolescence. However, the Managing Trustee periodically evaluates the net carrying value of the Trust's Assets to determine whether it exceeds estimated net realizable value. Adjustments to reduce the net carrying value of Assets are recorded in those instances where estimated net realizable value is considered to be less than net carrying value. In the judgment of the Managing Trustee, the current fair market value of the Trust's Assets is not representative of net realizable value, which is greater than fair market value as it gives consideration to the aggregate undiscounted future cash flows resulting from future contracted lease payments plus the estimated residual value of the Trust's Assets. (See Note 2--Depreciation and Amortization, of the financial statements of the Trust included with this Prospectus.)



    The Managing Trustee estimates that the Trust would be able to purchase over the Initial Redemption Period between 373,123 and 412,400 Class A Interests, assuming the maximum number of Class B Interest are sold, and between 168,799 and 186,567 Class A Interests, assuming the minimum number of Class B Interests are sold, depending upon the prices offered and the number of Class A Interests actually tendered for redemption. The Trust will not, however, purchase Class A Interests if the Managing Trustee believes that such purchases would cause the Trust to be taxed as a corporation or result in the Trust having fewer than 300 Beneficiaries.



THE OFFERING



    The Trust is issuing non-transferable subscription rights (each, a "Right") to holders of record (the "Record Date Holders") as of the close of business on April 1, 1997 (the "Record Date") of Class A Interests and Special Beneficiary Interests, in proportion to the relative economic interest in the Trust of such holders. (See "THE OFFERING".) The issuance by the Trust of each Right to Record Date Holders is subject to compliance with applicable state securities laws and, accordingly, there is no assurance that such Rights may be issued in all the jurisdictions in which the Class A Beneficiaries reside. The Class A Beneficiaries have a 90.75% economic interest and the Special Beneficiary has an 8.25% economic interest in the Trust. Each Class A Beneficiary will receive 1.38 Rights for each Class A Interest held, for a total of 918,382 Rights for all the Class A Beneficiaries, and the Special Beneficiary will receive 82,579 Rights, representing its economic interest in the Trust relative to that of the Class A Beneficiaries. Each Right entitles the holder thereof (the "Rights Holder") to purchase, at any time prior to 5:00 p.m., Boston time, on the date of Closing, one Class B Subordinated Interest at a subscription price of $5.00 per Interest (the "Subscription Price").



    Each Rights Holder will be required to make a minimum purchase (the "Minimum Purchase Amount") equal to the lesser of (a) the amount of Class B Subordinated Interests which he is permitted to purchase pursuant to the Rights granted to him or (b) 400 Class B Subordinated Interests ($2,000) for IRA's or other Qualified Plans or 1,000 Class B Subordinated Interests ($5,000) for all other Investors (with a higher minimum purchase in certain states).



OVER-SUBSCRIPTION PRIVILEGE



    If less than all of the Basic Subscription Rights are exercised, each Exercising Rights Holder will be entitled to subscribe for all or any portion of the Class B Subordinated Interests that were not otherwise subscribed for by other Rights Holders (the "Over-Subscription Privilege"). The available Class B Subordinated Interests will be allocated pro rata (according to the aggregate number of Basic Subscription Rights exercised) among those Exercising Rights Holders who exercise the Over-Subscription Privilege.



INVESTOR SUITABILITY STANDARDS



    The Trust established certain minimum suitability standards which the Class A Investors represented that they met at the time of acquisition of the Class A Interests. Class B Subordinated Interests will be sold only to the Special Beneficiary and to current Class A Beneficiaries, some of whom may be required to satisfy special suitability standards required by their states as set forth in their Subscription Certificates.



RISK FACTORS



    An investment in the Trust involves certain risks, many of which are significant. The "RISK FACTORS" Section of this Prospectus contains a discussion of the most important risks associated with an investment in Class B Subordinated Interests. These risks include possible loss of voting control over such matters as removal of the Managing Trustee and amendments to the Trust Agreement, the subordination of certain Class B distributions to distributions to be made with respect to Class A Interests, Federal income tax risks and risks with respect to the business operations of the Trust.


ESTIMATED USE OF PROCEEDS

    The Trust will use 20% of the proceeds of the Offering after payment of Offering expenses to make a special distribution to the Class A Investors (the "Special Class A Distribution") and the balance of such net proceeds are intended to be applied from time to time to enable the Trust to redeem Class A Interests during the Initial Redemption Period. Any net proceeds not so applied will be used from time to time throughout the Initial Redemption Period to make the Class B Capital Distributions. (See "ESTIMATED USE OF PROCEEDS.")


COMPENSATION AND FEES

    The Managing Trustee, the Advisor and their Affiliates will not receive additional compensation or fees from the Trust as a result of the Offering. However, the Managing Trustee, the Advisor and certain of their Affiliates have received, and will continue to receive, substantial compensation and fees in connection with the organization, management and operation of the Trust. Also, the Trust has reimbursed, and will reimburse, the Managing Trustee and its Affiliates for certain expenses in connection with the Offering. (See "COMPENSATION AND FEES.")

CONFLICTS OF INTEREST


    The Managing Trustee, the Advisor and certain of their Affiliates will have various conflicts of interest with respect to the Trust. These conflicts include, but are not limited to:



    - exercise of voting rights, particularly with respect to the rights, obligations and removal of the Managing Trustee and any amendments to the Trust Agreement;



    - determination of the amount and timing of the Distributions, in particular Distributions with respect to any Class B Subordinated Interests in the event such Interests are acquired, as expected, by the Special Beneficiary and its Affiliates;



    - competition with other equipment leasing programs sponsored by the Managing Trustee or its Affiliates for the acquisition, leasing, re-leasing and sale of equipment and with respect to the allocation of management time, services or functions to be provided by officers, directors and employees of the Managing Trustee and its Affiliates.


    The Trust Agreement contains provisions intended to reduce conflicts between the Managing Trustee and its Affiliates and the Beneficiaries. (See "SUMMARY OF THE TRUST AGREEMENT" and "CONFLICTS OF INTEREST.")

FIDUCIARY RESPONSIBILITY


    The Managing Trustee is accountable to the Trust and the Beneficiaries as a fiduciary and, consequently, must exercise good faith and act with integrity in Trust affairs. However, the Trust will be required to provide certain indemnities to the Managing Trustee and its Affiliates. Further, the Managing Trustee and its Affiliates will be permitted to engage in certain activities which will involve conflicts of interest with the Trust.


BUSINESS OF TRUST


    The Trust was organized as a Delaware business trust on May 29, 1992, for the purpose of acquiring and leasing to third parties a diversified portfolio of capital equipment (the "Assets"). For a description of the Trust and its business, see "BUSINESS OF THE TRUST" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."


MANAGEMENT

    The Managing Trustee of the Trust will continue to be AFG ASIT Corporation, an affiliate of EFG. The Managing Trustee will manage and control the affairs of the Trust and will have general responsibility and ultimate authority over matters affecting the Trust. The Managing Trustee has contracted on behalf of the Trust with EFG for certain management services relating to the Leases and Assets. The business address of the Managing Trustee, EFG and the Trust is 98 North Washington Street, Boston, Massachusetts 02114 (telephone (617) 854-5800). (See "MANAGEMENT OF THE TRUST" for further information concerning EFG and its Affiliates.)

TRUST DISTRIBUTIONS AND ALLOCATIONS


    Distributions of all Distributable Cash from Operations and Distributable Cash from Sales or Refinancings will be made monthly to the Managing Trustee, the Special Beneficiary and the Beneficiaries.


    Promptly after the Closing, the Class A Beneficiaries will receive the Special Class A Distribution in an amount equal to 20% of the net proceeds of the Offering. From time to time and in any event not later than the expiration of the Initial Redemption Period, the Class B Beneficiaries will receive Class B Capital Distributions from any proceeds of the Offering remaining after paying Offering expenses, making the Special Class A Distribution and redeeming Class A Interests.

    Class B Capital Distributions, if any, would have no effect on the voting rights of the Class B Beneficiaries. The Class A Beneficiaries and the Class B Beneficiaries will have one vote for each Interest held in all matters on which their Interests are entitled to be voted under the Trust Agreement. See "SUMMARY OF THE TRUST AGREEMENT--Voting Rights."

    Commencing as of the first day of the month following Closing (the "Distribution Commencement Date"), Distributions will be made (a) 1% to the Managing Trustee, (b) 8.25% to the Special Beneficiary and (c) 90.75% to Class A Beneficiaries and the Class B Beneficiaries.

    Distributions so to be made to the Class A Beneficiaries and the Class B Beneficiaries will be allocated as follows, on a quarterly non-cumulative basis (pro rated for fractional quarters):

    Prior to Class B Payout:

        first, 100% to the Class A Beneficiaries up to $0.41 per Class A
    Interest;


        second, 100% to the Class B Beneficiaries up to $0.164 per Class B Subordinated Interest, reduced by the Class B Distribution Reduction Factor;


        third, 100% to the Class A Beneficiaries up to an additional $0.215 per Class A Interest; and

        fourth, until Class B Payout has been attained, 80% to the Class B Beneficiaries and 20% to the Class A Beneficiaries.

    After Class B Payout:

        all further Distributions will be made to the Class A Beneficiaries and the Class B Beneficiaries in amounts so that each Class A Beneficiary
    receives with respect to each Class A Interest an amount equal to    %,
    divided by the difference between 100% and the Class B Capital Reduction Factor, of the amount so distributed with respect to each Class B Subordinated Interest.


    "Class B Payout" means the first time that the Class B Beneficiaries have received cash from the Trust in an aggregate amount of $5 per Class B Subordinated Interest, together with a return from the Distribution Commencement Date of 8% per annum, compounded quarterly, with respect to the portion of their capital contributions returned to them as Class B Capital Distributions and 10% per annum, compounded quarterly, with respect to the balance of their capital contributions. The term "Class B Distribution Reduction Factor" means aggregate Class B Capital Distributions, discounted at 8% to the Distribution Commencement Date, as a percentage of the $5.00 per Class B Subordinated Interest capital contribution.


    The provisions of the Trust Agreement relating to Distributions are complex and prospective Investors should review carefully the examples provided under the section "TRUST DISTRIBUTIONS AND ALLOCATIONS."

CERTAIN DISTRIBUTION POLICIES


    The Managing Trustee intends to cause the Trust to make Distributions to the Class A Beneficiaries and the Class B Beneficiaries generally in level quarterly amounts prior to Class B Payout. If in any fiscal quarter Distributions are not made of at least $0.41 per Class A Interest no Distributions will be made with respect to the Class B Subordinated Interests. However, the Managing Trustee expects that the Trust will have sufficient cash available to make, and will make, Distributions each quarter of at least $0.41 per Class A Interest and $0.164 per Class B Subordinated Interest(as such amount may be reduced by the Class B Distribution Reduction Factor). From time to time and at least annually, the Managing Trustee will review the available cash of the Trust to determine whether additional Distributions should be made. It will be the policy of the Managing Trustee to cause the Trust to make annual Distributions of all available Cash from Operations and, Cash from Sales and Refinancings, subject to the establishment and maintenance of reasonable reserves and, to the extent deemed appropriate by the Managing Trustee, the prepayment of Trust debt.


FEDERAL TAX CONSIDERATIONS

    The section of this Prospectus entitled "FEDERAL TAX CONSIDERATIONS" includes a discussion of the most significant federal income tax issues which may be important to investors and the opinion of tax counsel to the Trust as to material tax issues.

SUMMARY OF THE TRUST AGREEMENT

    The Declaration of Trust of the Trust will be restated in its entirety at Closing (as so restated, the "Trust Agreement"). A copy of the Trust Agreement will be given to investors of certain states with this Prospectus or to other prospective investors upon request. The Trust Agreement is a complex instrument which will govern the relationship between the Trustees and the Beneficiaries after Closing. The principal provisions of the Trust Agreement have been summarized in this Prospectus under various headings, including "SUMMARY OF THE TRUST AGREEMENT" and "TRUST DISTRIBUTIONS AND ALLOCATIONS."


    Prospective Class B Investors should be particularly aware that under the Trust Agreement:



    - they will have limited voting rights; and


    - their Interests will not be freely transferable.

                                  THE OFFERING


TERMS OF THE OFFER



    Each Record Date Holder is being issued 1.38 Rights for each Class A Interest (or, in the case of the Special Beneficiary, for each relative economic equivalent of a Class A Interest) owned on the Record Date. No fractional Rights will be issued in the Offering. The number of Rights issued to a Record Date Holder of other than a whole number of Class A Interests (or their relative economic equivalents) will be determined by rounding up to the nearest whole number if the fractional amount owned is greater than or equal to .5 and rounding down to the nearest whole number if the fractional amount owned is less than .5. The Rights entitle the holders thereof to acquire at the Subscription Price one Class B Subordinated Interest for each Right held. The Rights are evidenced by Subscription Certificates that are being mailed with this Prospectus to Record Date Holders other than Foreign Record Date Holders.


    Each Rights Holder will be required to make a minimum purchase (the "Minimum Purchase Amount") equal to the lesser of (a) the amount of Class B Subordinated Interests which he is permitted to purchase pursuant to the Rights granted to him or (b) 400 Class B Subordinated Interests ($2,000) for IRA's or other Qualified Plans or 1,000 Class B Subordinated Interests ($5,000) for all other Investors (with a higher minimum purchase in certain states).

    Completed Subscription Certificates may be delivered to the Subscription Agent (described below) at any time during the Subscription Period, which
commences       , 1997 and ends at 5:00 p.m., Boston time, at Closing, unless extended by the Trust. All Rights may be exercised immediately upon receipt and until 5:00 p.m., Boston time, on the date of Closing.

    Rights may be executed by completing a Subscription Certificate in the form enclosed and delivering it, together with payment in full, by means of a money order or check, to the Subscription Agent. If a Rights Holder chooses to send a Subscription Certificate, such Certificate must be accompanied by payment in full. The method by which Rights may be exercised and Class B Subordinated Interests paid for is set forth under "Exercise of Rights" and "Payment for Securities" below. An example demonstrating the exercise of Rights, including the Over-Subscription Privilege, is set forth under "Example of Exercise of Rights and the Over-Subscription Privilege."


    The Trust does not have the right to withdraw this Offering after the Rights have been distributed.


SUBSCRIPTION PRICE

    The Subscription Price for Class B Subordinated Interests subscribed for through the exercise of Basic Subscription Rights and the Over-Subscription Privilege is $5.


NO MODIFICATION OR REVOCATION


    ONCE A HOLDER OF RIGHTS HAS PROPERLY EXERCISED HIS OR HER BASIC SUBSCRIPTION RIGHTS AND THE OVER-SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE MODIFIED OR REVOKED.


EXPIRATION OF OFFERING


    This Offering will expire at 5:00 p.m., Boston time, on the date of Closing. Rights will expire on the date of Closing and thereafter may not be exercised.


SUBSCRIPTION AGENT



    The Subscription Agent is Gemisys Corporation, a California corporation. The Subscription Agent is not affiliated with either the Trust or EFG. The Subscription Agent will receive, for its administration, processing, invoicing and other services as subscription agent, a fee estimated to be approximately $3,761, including reimbursement for all out-of-pocket expenses related to this Offering. Questions regarding the manner of completion of Subscription Certificates should be directed to the Subscription Agent at (800) 387-7391. Rights Holders may also consult their financial advisors. Signed Subscription Certificates should be sent by mail, hand, express mail or overnight courier, together with payment of the Subscription Price in full to Trust Company of America, 7103 South Revere Parkway, Dept. 350, Englewood, CO 80112 . See "Payment for Securities."



    Any questions or requests for assistance may be directed to the Subscription Agent at (800) 387-7391.


OVER-SUBSCRIPTION PRIVILEGE

    If less than all of the Basic Subscription Rights are exercised, Class B Subordinated Interests not subscribed for by Exercising Rights Holders will be offered, by means of the Over-Subscription Privilege, to Exercising Rights Holders who wish to acquire additional Class B Subordinated Interests. The Over-Subscription Privilege may be exercised by any Rights Holder who exercised any of his or her Basic Subscription Rights. Rights Holders should indicate, on the Subscription Certificate which they submit with respect to the exercise of their Basic Subscription Rights, how many additional Class B Subordinated Interests they are willing to acquire pursuant to the Over-Subscription Privilege. If all Basic Subscription Rights are exercised, the Over-Subscription Privilege will not be granted.

    The available Class B Subordinated Interests will be allocated pro rata among those who over-subscribed according to the aggregate number of Basic Subscription Rights exercised. The percentage of remaining Class B Subordinated Interests each Rights Holder may acquire may be rounded up or down to result in delivery of whole Class B Subordinated Interests. The allocation process may involve a series of allocations in order to assure that the total number of Class B Subordinated Interests available pursuant to the Over-Subscription Privilege is distributed on a pro rata basis. In the event a Rights Holder exercising the Over-Subscription Privilege is allocated less than the number of Class B Subordinated Interests that such Holder subscribed for, excess subscription payments will be promptly refunded. See "Payment for Securities" below. An example demonstrating the exercise of Rights, including the Over-Subscription Privilege, is set forth under "Example of Exercise of Rights and the Over-Subscription Privilege."

    The Special Beneficiary and its Affiliates who will become Rights Holders by virtue of their ownership interest in the Trust on the Record Date currently intend to subscribe for and purchase the amount of Class B Subordinated Interests to which they are entitled through the exercise of their Basic Subscription Rights. In addition, the Special Beneficiary currently intends to subscribe for a substantial number of Class B Subordinated Interests pursuant to the Over-Subscription Privilege, and, subject to proration as described above, to purchase such additional Class B Subordinated Interests. There can be no assurance, however, that the Special Beneficiary or such Affiliates will in fact carry out such current intentions. If no Rights are exercised by Rights Holders other than the Special Beneficiary and its Affiliates, following the Offering such entities will beneficially own in the aggregate all of the Class B Subordinated Interests that are issued.

    The Trust has been advised by the Special Beneficiary and its Affiliates who will become Rights Holders that such entities intend to acquire any Class B Subordinated Interests that they acquire in connection with the Offering solely for investment purposes. The Special Beneficiary has further advised the Trust that in the event it purchases a substantial number of Class B Subordinated Interests pursuant to the Over-Subscription Privilege, it will have to borrow funds to do so, and that it anticipates that in connection with such a borrowing it will have to pledge its Class B Subordinated Interests as collateral. If the Special Beneficiary's Class B Subordinated Interests are used as collateral and the Special Beneficiary is unable to repay such borrowing, the Special Beneficiary or the lender may be forced to attempt to sell such Class B Subordinated Interests to repay the borrowing. No prediction can be made as to the effect, if any, that such sales of Class B Subordinated Interests or the availability of Class B Subordinated Interests for sale will have on the market price of the Class B Subordinated Interests prevailing from time to time.

Nevertheless, attempts to sell substantial amounts of the Class B Subordinated Interests could adversely affect prevailing prices. As noted above, it is not anticipated that a public market for the resale of the Class B Subordinated Interests will develop.


EXERCISE OF RIGHTS

    Rights may be exercised by filling in and signing the Subscription Certificate which accompanies this Prospectus and mailing it in the envelope provided, or otherwise delivering the completed and signed Subscription Certificate to the Subscription Agent, together with full payment of the Subscription Price for the Class B Subordinated Interests as described below under "Payment for Securities." Completed Subscription Certificates must be received by the Subscription Agent at the address set forth above. An example demonstrating the exercise of Rights, including the Over-Subscription Privilege, is set forth under "Example of Exercise of Rights and the Over-Subscription Privilege."

    Nominees who hold Class A Interests for the account of others, such as brokers or trustees should notify the respective beneficial owners of such Class A Interests as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should complete the Subscription Certificate and submit it to the Subscription Agent with the proper payment. In addition, beneficial owners of Class A Interests or Rights held through such a nominee should contact the nominee and request the nominee to effect transactions in accordance with the beneficial owner's instructions.


EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE



    Any Exercising Rights Holder may participate in the Over-Subscription Privilege, if it is granted, by indicating on his or her Subscription Certificate the number of Class B Subordinated Interests he or she is willing to acquire pursuant thereto. There is no limit on the number of Class B Subordinated Interests that Exercising Rights Holders may seek to subscribe for pursuant to the Over-Subscription Privilege. The number of Class B Subordinated Interests issued to each Rights Holder participating in the Over-Subscription Privilege will be allocated as described above under "Over-Subscription Privilege." An example demonstrating the exercise of Rights, including the Over-Subscription Privilege, is set forth under "Example of Exercise of Rights and the Over-Subscription Privilege."



EXAMPLE OF EXERCISE OF RIGHTS AND THE OVER-SUBSCRIPTION PRIVILEGE


    If you owned 200 Class A Interests you would receive 276 Rights entitling you to subscribe for up to 276 Class B Subordinated Interests. If you exercised any or all of your 276 Rights, you would be entitled to participate in the Over-Subscription Privilege.

    Assume, for example, that you decided to exercise all of the Rights granted to you and also purchase an additional 50 Class B Subordinated Interests pursuant to exercise of your Over-Subscription Privilege. You would indicate on your Subscription Certificate which is enclosed with this Prospectus, in Section I, Item A "Basic Subscription Rights," that you were exercising 276 Rights to acquire 276 Class B Subordinated Interests and in Item B "Over-Subscription Privilege" that you were requesting an additional 50 Class B Subordinated Interests.


    In calculating the amount of the payment to be tendered along with the executed Subscription Certificate, as per Item C, include the total Subscription Price payable for both the number of Class B Subordinated Interests subscribed for through the exercise of Basic Subscription Rights and the number of Class B Subordinated Interests subscribed for through the exercise of the Over-Subscription Privilege. In the above example this would equal 276 Class B Subordinated Interests times the Subscription Price for the Basic Subscription Rights exercised plus 50 Class B Subordinated Interests times the Subscription Price for the exercise of the Over-Subscription Privilege for a total payment of $1,630. You will receive a pro rata allocation of such amount determined by the number of Basic Subscription Rights you exercised. Any excess funds paid by you will be returned to you promptly. Notification of the number of Class B Subordinated Interests purchased by you will be mailed promptly following the Closing of the Offering. See "Payment for Securities" below.


    The foregoing example is for illustrative purposes only. Exercising Rights Holders participating in the Over-Subscription Privilege are entitled to purchase as many additional Class B Subordinated Interests as they desire (subject to proration), which may be more or less than the number of Class B Subordinated Interests such Exercising Rights Holder acquired pursuant to exercise of his or her Basic Subscription Rights.



PAYMENT FOR SECURITIES


    Payment for Class B Subordinated Interests subscribed for pursuant to the exercise of Basic Subscription Rights and the Over-Subscription Privilege by Exercising Rights Holders must be tendered to the Subscription Agent along with a properly executed Subscription Certificate on or prior to the date of Closing.


    Each Exercising Rights Holder should send the Subscription Certificate together with payment in full for the Class B Subordinated Interests subscribed for through exercise of his or her Basic Subscription Rights and the maximum number of Class B Subordinated Interests the Exercising Rights Holder wishes to subscribe for pursuant to the Over-Subscription Privilege to the Subscription Agent based upon the Subscription Price of $5.00. Subscriptions will be accepted when payment, together with the executed Subscription Certificate, is received by the Subscription Agent at Gemisys Corporation, 7103 South Revere Parkway, Englewood, CO 80112, Dept. #250; such payment and Subscription Certificate must be received by the Subscription Agent no later than 5:00 p.m., Boston time, on the date of Closing. The Subscription Agent will deposit all checks received by it for the purchase of Class B Subordinated Interests into a segregated interest-bearing account of the Trust pending proration and distribution of the Class B Subordinated Interests. ALL PAYMENTS MUST BE IN U.S. DOLLARS BY MONEY ORDER OR CHECK DRAWN ON A BANK LOCATED IN THE UNITED STATES, MUST BE PAYABLE TO TRUST COMPANY OF AMERICA, AS SUBSCRIPTION AGENT FOR AFG INVESTMENT TRUST A, AND MUST ACCOMPANY AN EXECUTED SUBSCRIPTION CERTIFICATE FOR SUCH SUBSCRIPTION CERTIFICATE TO BE ACCEPTED AND BE RECEIVED BY 5:00 P.M., BOSTON TIME, ON THE EXPIRATION DATE.



    Within 15 business days following the Closing, the Subscription Agent will send to each Exercising Rights Holder (or, if the Class A Interests are held by a nominee, to such nominee) a notice as to the number of Class B Subordinated Interests purchased pursuant to exercise of the Basic Subscription Rights and, if applicable, the Over-Subscription Privilege along with a letter explaining the allocation of Class B Subordinated Interests pursuant to the Over-Subscription Privilege. Any excess payment to be refunded by the Trust to a Rights Holder who is not allocated the full amount of Class B Subordinated Interests subscribed for pursuant to the Over-Subscription Privilege will be mailed by the Subscription Agent as promptly as practicable. All payments by a Rights Holder must be in United States dollars by money order or check drawn on a bank located in the United States and payable to Trust Company of America, as agent for AFG Investment Trust B.


    Issuance of Class B Subordinated Interests purchased is subject to collection of checks and actual payment.

    If an Exercising Rights Holder who acquires Class B Subordinated Interests through the exercise of his or her Basic Subscription Rights or pursuant to the Over-Subscription Privilege does not make payment of any amounts due, the Trust and the Subscription Agent reserve the right to take any or all of the following actions: (i) find other holders of Class A Interests for such subscribed and unpaid for Class B Subordinated Interests; (ii) apply any payment actually received by it toward the purchase of the greatest whole number of Class B Subordinated Interests which could be acquired by such Holder upon exercise of his or her Basic Subscription Rights and/or pursuant to the Over-Subscription Privilege; and/or (iii) exercise any and all other rights or remedies to which it may be entitled, including, without limitation, the right to set-off against payments actually received by it with respect to such subscribed Class B Subordinated Interests.

    THE METHOD OF DELIVERY OF SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE TRUST WILL BE AT THE ELECTION AND RISK OF THE RIGHTS HOLDERS, BUT IF SENT BY MAIL IT IS RECOMMENDED THAT SUCH CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO 5:00 P.M., BOSTON TIME, ON THE EXPIRATION DATE. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, RIGHTS HOLDERS ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK OR MONEY ORDER.


    All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Trust, whose determinations will be final and binding. The Trust in its sole discretion may waive any defect or irregularity or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Trust determines in its sole discretion. The Trust will not be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.



FOREIGN RECORD DATE UNITHOLDERS



    Subscription Certificates will not be mailed to Foreign Record Date Holders. The Rights to which such Subscription Certificates relate will be held by the Subscription Agent for such Foreign Record Date Holders' accounts until instructions are received to exercise or not exercise the Rights. If no instructions have been received by 12:00 noon, Boston time, three business days prior to the date of Closing, they will be deemed unexercised.

                                  RISK FACTORS

    Investment in the Trust involves various risks. In addition to matters set forth elsewhere in this Prospectus, prospective investors should consider the following:

INVESTMENT AND BUSINESS RISKS


    1. VOTING CONTROL MAY CHANGE. The Class B Beneficiaries will have a 40% participation if the Minimum Offering is attained and a 60% participation if the Maximum Offering is attained in all matters on which Beneficiaries may vote. The Special Beneficiary and its Affiliates currently intend to acquire all Class B Interests which are not subscribed for by the Class A Beneficiaries and, depending on the level of participation in the Offering by the Class A Beneficiaries and, to a lesser extent, the number of Class A Interests redeemed by the Trust, may acquire voting control. Matters on which the Special Beneficiary may vote include votes with respect to the rights, obligations, removal and withdrawal of the Managing Trustee and proposed amendments to the Trust Agreement. Amendments which may be so proposed include, without limitation, changes to the investment objectives and policies of the Trust and to the term of the Trust and various other matters which may significantly affect the Trust and its future operations. See "CONFLICTS OF INTEREST. Exercise of Voting Rights by the Special Beneficiary with Respect to Class B Subordinated Interests Purchased."



    2. DISTRIBUTIONS ON THE CLASS B SUBORDINATED INTERESTS WILL BE SUBORDINATED. No Distributions will be made with respect to the Class B Subordinated Units in any fiscal quarter unless $0.41 is distributed for each Class A Unit outstanding and subsequent Distributions are subordinated and may be reduced. See "TRUST DISTRIBUTIONS AND ALLOCATIONS--Distributions and Allocations." There is no assurance, therefore, that the Trust will generate sufficient cash from its Assets and Leases to enable the Managing Trustee to cause the Trust to make Distributions which will permit the Class B Beneficiaries to receive a return of their capital, together with a satisfactory return thereon.



    3. A PORTION OF THE OFFERING PROCEEDS WILL BE DISTRIBUTED EXCLUSIVELY TO CLASS A INVESTORS. This special distribution will be made from the capital contributions made to the Trust by the Class B Investors. The Class B Investors will not participate in such distribution.



    4. THERE IS NO ASSURANCE THAT THE PURPOSE OF THE OFFERING TO REDEEM CLASS A INTERESTS WILL BE ACHIEVED. In the event that a sufficient number of Class A Interests are not redeemed by the Trust, then the Class B Beneficiaries will receive a partial return of their capital, together with a return thereon at a rate of 8% per annum.



    5. CLASS B SUBORDINATED INTERESTS ARE ILLIQUID AND TRANSFERS ARE RESTRICTED. There is no public market, and it is not anticipated that a public market will develop, for the Interests. Further, the Trust will not redeem Class B Subordinated Interests. Therefore, Class B Beneficiaries may not be able to liquidate their investment in the Class B Subordinated Interests in the event of an emergency or for any other reason. (See "SUMMARY OF THE TRUST AGREEMENT--Transferability of Interests" for a description of the significant restrictions on transferability.)


    6. GREATER REMARKETING RISKS FROM OPERATING LEASES. The Trust has entered into Operating Leases for a substantial portion of its Asset portfolio. Operating Leases are leases under which the aggregate rental payments during the initial Lease term are in an amount less than the Purchase Price of the Assets, including related Acquisition Fees and Acquisition Expenses. Therefore, the Trust will, on termination of an Operating Lease, either have to obtain a renewal from the original Lessee, find a new Lessee or sell the Assets in order to recover the Trust's investment in such Assets and earn a return thereon. There can be no assurance that this will occur.

    7. INVESTORS MUST RELY SOLELY ON MANAGEMENT. All decisions with respect to the management of the Trust, will be made by the Managing Trustee and the Advisor, and the success of the Trust will depend to a large extent on the management of the Trust. The interests of investors may be inconsistent in some respects with the interests of the Managing Trustee, the Advisor and their Affiliates. No Persons should purchase Interests unless they are willing to entrust all aspects of the management of the Assets and the Trust to the Managing Trustee, the Advisor and their Affiliates.


    8. MOST PRIOR PROGRAMS WITH INVESTMENT OBJECTIVES SIMILAR TO THE TRUSTS SPONSORED BY AFFILIATES OF THE MANAGING TRUSTEE HAVE EXPERIENCED ADVERSE DEVELOPMENTS. Certain prior investment programs sponsored by Affiliates of the Managing Trustee have experienced lessee bankruptcies which have adversely affected, or may in the future adversely affect, possibly significantly, the economic results of those prior investment programs. Most prior investment programs sponsored by Affiliates of the Managing Trustee have experienced financial losses on the sale of some equipment. These losses will adversely affect, and possibly materially, the financial results of such programs.



    9. FINANCING MAY CAUSE ADDITIONAL RISKS. The Trust has incurred significant indebtedness in order to acquire Assets. An Asset purchased on a leveraged basis generally can be expected to be profitable only if it generates sufficient cash revenues to pay interest on and to amortize the related debt, to recover the equity investment and to cover operating expenses. The use of leverage will cause the risk to the Beneficiaries to be greater than if the Trust purchased its Assets for all cash, because fixed payment obligations must be met on certain specified dates regardless of the amount of revenues derived by the Trust from such Assets. Default on any debt financing obtained by the Trust could result in foreclosure of Assets and possible tax liability to the Beneficiaries which could exceed the amount of cash available from the foreclosure sale.


    10. RETURN OF INVESTORS' CAPITAL IS DEPENDENT UPON UNCERTAIN RESIDUAL VALUE OF ASSETS. Since, in general, capital equipment is a depreciating Asset, Distributions generated from lease rental payments and Asset sale proceeds will include a return of the investors' capital as well as a return on investment in the Interests. Therefore, the full return of the Class B Beneficiaries' Capital Contributions is subject to all of the risks associated with the realization of the residual value of the Assets. The residual values ultimately realized, in turn, will depend on, among other factors, the condition of the Assets, the cost of new assets comparable to the Assets, rates of inflation, the ability to remarket the Assets and demand for used assets. Most of these factors are not within the control of the Managing Trustee.


    11. DEFAULTS BY LESSEES COULD JEOPARDIZE INVESTOR RETURNS. There can be no assurance as to the ability of any Lessee to perform its financial and other obligations under its Lease. The default by a Lessee under its Lease, including a default occasioned by the Lessee's bankruptcy, insolvency or other serious financial difficulty, may cause Assets to be returned to the Trust at a time when the Managing Trustee or the Advisor may be unable to arrange for the re-leasing or sale of such Assets, thus resulting in the loss of anticipated revenues and the inability to repay the related debt and recover the Trust's investment in such Assets.



    12. LIMITED LIABILITY OF BENEFICIARIES IS NOT CLEARLY ESTABLISHED. The Trust is governed by the Delaware Business Trust Act and under such law and the Trust Agreement the Beneficiaries have liability limited to that of shareholders of a business corporation. However, the principles of law governing the limitation of liability of beneficiaries of a business trust have not been authoritatively established as to business trusts organized under the laws of one jurisdiction but operating or owning property in other jurisdictions. A number of states have adopted legislation containing provisions comparable to the Delaware Business Trust Act. Accordingly, in such states, the limitation of liability of Beneficiaries to the Trust provided by Delaware law should be respected. However, in those jurisdictions which have not adopted similar legislative provisions, since there is no authoritative precedent on this issue, it is possible that a court in such a jurisdiction might hold that the Beneficiaries are not entitled to the limitation of liability set forth in the Trust Agreement. In some states, the courts have held that the beneficiaries of a business trust are personally liable for the obligations of the trust even though by the terms of the trust they have no control over the conduct of the trustee. However, there is no case law where a beneficiary of a Delaware business trust has been held liable for the obligation of the trust. Any Trustee, and possibly, the Beneficiaries (if their limited liability were successfully challenged) may incur general liability by virtue of the Trust's ownership of Assets and the use thereof.



    13. JOINT INVESTMENTS MAY REDUCE TRUST CONTROL OVER ASSETS. Some of the Trust's Assets are owned jointly by the Trust and affiliated joint venture partners. The indirect ownership of Assets through a joint venture may involve risks not present in direct ownership. In addition, any joint venture would be subject to the various tax risks applicable to the Trust, including the possible treatment of the joint venture as an association taxable as a corporation rather than as a partnership and the possible reallocation of the joint venture's profits and losses. (See "FEDERAL TAX CONSIDERATIONS--Joint Ventures with Manufacturers.")



    14. CASUALTY LOSSES MAY NOT BE FULLY INSURED. The Lessees generally are obligated to maintain casualty insurance on the Assets in such amounts and covering such risks as the Managing Trustee deems advisable and liability insurance in amounts which are customary in the applicable industry. The Trust will be responsible for insuring any Assets not on lease. However, there is no assurance in either case that sufficient coverage will continue to be available, that any specific casualty will be insured or that, if insured, the insurance proceeds will be sufficient to cover the loss fully. There are certain categories of risk of loss which may be or may become either uninsurable or not economically insurable, such as war, air piracy, earthquakes and floods.



    15. RISKS ASSOCIATED WITH EQUIPMENT LEASING BUSINESS IN GENERAL. The equipment leasing business is subject to various risks, including delays in the delivery of equipment, physical deterioration and increasing maintenance and operating costs of equipment, economic and technological equipment obsolescence, defaults by lessees and numerous other risks relating to operation of a business. General economic conditions such as inflation and the availability of financing will affect the demand for leasing (as opposed to purchase) of equipment. The success of the Trust will in large part depend upon the quality of the Assets, the ability of the Managing Trustee and its Affiliates to forecast technological advances concerning such Assets and the ability of its Lessees to satisfy their obligations under the Leases.



    16. THE EQUIPMENT LEASING INDUSTRY IS HIGHLY COMPETITIVE. The equipment leasing industry is highly competitive and the Trust will be facing competition for acquisition, leasing, re-leasing and sale of Assets from various industry sources, many of which have significantly greater financial resources and greater experience than the Trust.


FEDERAL INCOME TAX RISKS


    Although certain federal income tax aspects may be important in analyzing the attractiveness of an investment in the Interests, prospective investors should make an investment primarily based on economic rather than tax factors. While the Trust has obtained an opinion of Peabody & Brown, tax counsel for the Trust ("Tax Counsel"), as to various tax matters, such tax opinion is subject to certain assumptions concerning the future operations of the Trust (which may vary from such assumptions) and is not binding upon the Service. In addition, no ruling has been or will be sought from the Service on any federal income tax issue. Resulting from such facts and because each investor's other income and expenses may materially affect the tax consequences of an investment in the Interests, there can be no assurance that the tax consequences described in this Prospectus will be obtained by every investor. Prospective investors and their advisors should, therefore, carefully review the "FEDERAL TAX CONSIDERATIONS" Section of this Prospectus.



    17. FEDERAL INCOME TAX RISKS IN GENERAL. No ruling has been obtained from the Service with respect to any of the tax considerations associated with an investment in, or the proposed operations of, the Trust. Availability of the tax benefits described under "FEDERAL TAX CONSIDERATIONS" may be challenged by the Service upon audit of the Trust's information tax return. Many of the tax consequences are unclear because of the recent passage of major tax legislation, and many of the anticipated tax consequences could be changed by future legislation. Any adjustment to the tax return of the Trust as a result of an audit would also result in adjustments to the tax returns of the individual Beneficiaries, and may result in an examination of other items in such returns unrelated to the Trust, or an examination of tax returns filed in prior years. Moreover, the Beneficiaries could incur substantial legal and accounting costs in contesting any Service challenge, regardless of the outcome.



    18. RISK OF TAX CLASSIFICATION AS A CORPORATION RESULTING IN DOUBLE TAXATION. The Trust Agreement provides that the Trust is intended to be classified as a partnership for federal income tax purposes. However, the Service may successfully contend that the Trust should be treated as a corporation or trust or as a "publicly traded partnership" taxable as a corporation for federal income tax purposes rather than as a partnership, in which event substantially all of the possible tax benefits (resulting from the pass-through to investors of all income and losses) from an investment in the Trust would be eliminated.



    It should be noted that the opinion of Peabody & Brown that the Trust will not be treated as a "publicly traded partnership" for federal income tax purposes is based upon the representation of the Managing Trustee that it will not allow the transfer, disposition or redemption of any Interest if such transfer, disposition or redemption would cause the Trust to be treated as a "publicly traded partnership." If such representation were determined to be inaccurate or the Managing Trustee acted in a manner which was not in accordance with such representation, the Trust could be treated as a "publicly traded partnership" taxable as a corporation for federal income tax purposes. (See "FEDERAL TAX CONSIDERATIONS--Trust Status.") If the Trust were treated as a corporation or "publicly traded partnership," Profits and Losses would not pass through to Beneficiaries, income of the Trust would be subject to the income tax rates applicable to corporations and Distributions would be taxable as dividend (portfolio) income to the extent of current and accumulated earnings and profits.



    19. POSSIBLE TAX TREATMENT OF LEASES AS SALES OR FINANCINGS. It is possible that the Service may challenge certain of the Trust's leasing transactions and assert that they are properly characterized as deferred payment sales or financings for federal tax purposes. Such treatment would result in the loss of cost recovery deductions by the Trust with respect to the Assets involved and a recharacterization of Trust income from passive to portfolio. The opinion of Peabody & Brown that the existing Leases will be treated as true leases for federal income tax purposes is based entirely upon the representation of the Managing Trustee regarding the characteristics of the Leases without undertaking any independent verification of the accuracy thereof. If such representation were determined to be incorrect, the tax benefits associated with an investment in the Trust could be significantly reduced. (See "FEDERAL TAX CONSIDERATIONS-- Tax Status of Leases.")



    20. RISK OF TAX LIABILITY IN EXCESS OF CASH RECEIVED. A sale or other disposition of Trust property, including a foreclosure, or the disposition of an Interest, may result in a substantial tax liability to the Beneficiaries which could exceed the amount of cash available from the sale. (See "FEDERAL TAX CONSIDERATIONS--Sale or Other Disposition of Trust Property.")



    21. RISK OF UNRELATED BUSINESS INCOME FOR IRA OR OTHER QUALIFIED PLAN. An investment in the Trust by an IRA or other Qualified Plan or Exempt Organization is expected to generate income subject to the unrelated business income tax. Investors who are fiduciaries of Qualified Plans or Exempt Organization should consider the effect of unrelated business income taxation on such entities and the impact of the fiduciary responsibility provisions of ERISA before making an investment. (See "ERISA AND OTHER CONSIDERATIONS" and "FEDERAL TAX CONSIDERATIONS--Investment by Qualified Pension, Profit-Sharing and Stock Bonus Plans and Individual Retirement Accounts and by Other Tax-Exempt Organizations.")



    22. RISK OF UNANTICIPATED TAX LIABILITY. For any year in which the Trust has income in excess of deductions, each Beneficiary will be required to report his share of such income on his federal, state and local income tax returns and will be responsible for the payment of taxes attributable to this income. A Beneficiary's annual tax liability may exceed the amount of his annual Distributions if funds otherwise available as Distributions are required to be expended on non-deductible items, such as principal payments on indebtedness. Upon a disposition of his Interests, a Beneficiary could have ordinary income and a capital loss because ordinary income or loss from his share of the Trust's unrealized receivables and substantially appreciated assets is computed separately from his share of gain or loss attributable to other Trust assets. There are substantial limitations on the ability of a Beneficiary to use capital losses to offset ordinary income. (See "FEDERAL TAX CONSIDERATIONS --Tax Rates and Capital Gains.")



    23. ALTERNATIVE MINIMUM TAX AND OTHER ADDITIONAL TAXES AND REPORTING OBLIGATIONS. A Beneficiary may be required to pay various taxes in connection with an investment in the Trust, such as the alternative minimum tax. Since the Trust is expected to elect to use an accelerated method of cost recovery, each Beneficiary will be allocated a ratable share of excess depreciation which is a tax preference item added to income for purposes of determining the alternative minimum tax. (See "FEDERAL TAX CONSIDERATIONS--Depreciation (Cost Recovery) and Alternative Minimum Tax.") The alternative minimum tax is treated in the same manner as the regular income tax for purposes of payment of estimated taxes. Beneficiaries will also be subject to state or local taxation, such as income, franchise or personal property taxes, as a result of an investment in the Trust, and any use of the Assets outside the United States may subject Beneficiaries to income taxation in foreign countries. (See "STATE, LOCAL AND FOREIGN TAXES.")



    24. PASSIVE ACTIVITY INCOME AND LOSS. It is expected that the Trust's leasing activities will generate passive income or loss to the Beneficiaries. Passive losses can be used by investors, other than corporate investors, to offset only passive income in calculating tax liability. It is possible, however, that regulations will be issued which will provide that income from entities treated as partnerships for federal income tax purposes, like the Trust, will be treated as portfolio income while losses will be treated as passive losses. (See "FEDERAL TAX CONSIDERATIONS--Active/Passive Income and Loss.")



    25. RISKS OF SALES OF INTERESTS TO FOREIGN BENEFICIARIES. If the Trust admits Foreign Beneficiaries, the proper withholding and tax liability imposed with respect to such Participants will depend on whether or not the Trust is engaged in a trade or business. If the Service contests the conclusion that the Trust is engaged in a trade or business for federal income tax purposes, Foreign Beneficiaries will be subject to substantially higher United States taxes and Trust assets could be required to be used to satisfy unmet withholding requirements. (See "FEDERAL TAX CONSIDERATIONS--Investment By Foreign Beneficiaries.")



    26. RISK OF ADVERSE CHANGES IN TAX LAWS AND REGULATIONS AND IN INTERPRETATIONS THEREOF. Tax benefits associated with an investment in Interests could be lost and substantial tax liabilities could be incurred by reason of changes in the tax laws. (See "FEDERAL TAX CONSIDERATIONS --General; Opinions of Peabody & Brown and Possible Changes in Tax Law.") Therefore, the discussion of the tax considerations relevant to an investment in the Trust could be modified as the result of future laws which could apply to Trust investments made prior to the adoption of such changes.



    27. TAX STATUS OF INDEBTEDNESS. The opinion of Peabody & Brown that interest paid with respect to Trust indebtedness will be deductible for federal income tax purposes is based entirely upon the representations of the Managing Trustee regarding the characteristics of the indebtedness without independent verification of the accuracy. If such representation were determined to be inaccurate in any respect, the tax benefits associated with an investment in the Trust could be significantly reduced. (See "FEDERAL TAX CONSIDERATIONS--Limitations on the Deductibility of Interest.")



    28. OTHER TAX RISKS. Investors should also consider certain other tax consequences, including: (1) the possible reallocation by the Service of Profits or Losses among the Managing Trustee, the Special Beneficiary and the Beneficiaries in the event that the allocation provisions provided for in the Trust Agreement are found to lack economic substance; (2) the possibility that an audit by the Service of the Trust's information tax return could result in the disallowance of certain deductions and the imposition of certain penalties and could result in an audit of the Beneficiaries' individual returns (which could result in adjustments to items which are unrelated to the Trust); and (3) the possibility that the Trust could be determined to lack a profit objective in the conduct of its operations, resulting in a denial of certain deductions. (See "FEDERAL TAX CONSIDERATIONS.")



    29. STATE TAX RISKS. Although Peabody & Brown will render its opinion that the Trust will be treated as a partnership for federal income tax purposes, there can be no assurance that the Trust will be treated as a partnership for state and local tax purposes. The criteria for partnership classification for state and local tax purposes can be substantially different from the criteria employed for federal income tax purposes. (See "STATE, LOCAL AND FOREIGN TAXES.")



    30. ERISA RISKS. Under certain circumstances, ERISA and the Code, as interpreted by the Department of Labor, will apply a "look-through" rule under which the assets of an entity in which an IRA or other Qualified Plan has made an equity investment may generally constitute "plan assets." For this reason, the Trust is limiting sales to IRAs or other Qualified Plans to less than 25% of the total Interests sold in any Trust. In the event that IRAs or other Qualified Plans acquire 25% or more of the Interests either because the investors have misrepresented the status of their investment or because of transfers made to IRAs or other Qualified Plans, the Assets of the Trust might be treated as "plan assets." In the event assets of the Trust were considered "plan assets" of a Qualified Plan investing in the Trust, the Trust or Qualified Plan could become liable for penalties resulting from violations of ERISA. (See "ERISA AND OTHER CONSIDERATIONS.")



                           ESTIMATED USE OF PROCEEDS



    The following table sets forth information concerning the Estimated Use of Proceeds of the Offering of the Trust. The Trust will use 20% of the proceeds of the Offering, after deduction of offering expenses estimated to be approximately $80,471 if the Minimum Offering is attained and $107,560 if the Maximum Offering is attained, to make a Special Distribution to the Class A Investors (the "Class A Special Distribution") and the balance of such proceeds are intended by the Managing Trustee to be applied from time to time during the Initial Redemption Period to enable the Trust to redeem Class A Interests. Any net proceeds not so applied will be used from time to time during and after the expiration of the Initial Redemption Period to make a special return of capital to the Class B Investors (the "Class B Capital Distributions").



    The Gross Proceeds of the Offering will be held in trust for the benefit of the Class B Beneficiaries and used solely for the purposes set forth in this Section.



ESTIMATED USE OF PROCEEDS



                                                                   MINIMUM PROCEEDS           MAXIMUM PROCEEDS
                                                               -------------------------  -------------------------
                                                                             % OF GROSS                 % OF GROSS
                                                                  AMOUNT      PROCEEDS       AMOUNT      PROCEEDS
                                                               ------------  -----------  ------------  -----------
Gross Proceeds...............................................  $  2,295,955      100.00%  $  5,004,805      100.00%
  Less Offering Expenses (1).................................  $     80,471        3.50%  $    107,560        2.15%
  Special Class A Distribution...............................  $    443,097       19.30%  $    979,449       19.57%
  Cash for Redemption of Class A Interests (2)...............  $  1,772,387       77.20%  $  3,917,796       78.28%


------------------------

(1) The amounts given include estimated expenses incurred in connection with registration and qualification fees, legal and accounting fees, printing costs and reimbursement for non-accountable and accountable offering expenses made in connection with the sale and distribution of the Class B Subordinated Interests. (See "COMPENSATION AND FEES" and "PLAN OF DISTRIBUTION.")

(2) The Managing Trustee will seek during the Initial Redemption Period to redeem Class A Interests at a price to be determined by the Managing Trustee in its sole discretion with the objective of enabling the Class A Investors desiring to do so to liquidate their Class A Interests at a price which will enable the Trust to be able to increase Distributions to the non-tendering Class A Investors and Class B Investors. There is no assurance that the Managing Trustee will be successful in so redeeming Class A Interests. Any portion of the net proceeds not applied so to redeem Class A Interests will be returned from time to time to the Class B Investors during the Initial Redemption Period as Class B Capital Distributions.



                             COMPENSATION AND FEES



    The Managing Trustee, EFG and their Affiliates will not receive additional compensation and fees as a result of the Offering except for a non-accountable expense allowance. However, the Managing Trustee, EFG and certain other Affiliates have received, and will continue to receive, substantial compensation and fees in connection with the organization management and operation of the Trust. In particular, the Managing Trustee and the Advisor have received Acquisition Fees and reimbursement for Acquisition Expenses in connection with the acquisition of Assets from the proceeds of the offering of the Class A Interests and will receive such Acquisition Fees and reimbursement of Acquisition Expenses in connection with the acquisition of additional Assets by the Trust from Cash from Sales or Refinancings. Further, the Advisor and the Managing Trustee receive the Asset Management Fee for services rendered in connection with the management of Leases and Assets equal to the lesser of (i) 5% of gross Operating Lease rental revenues and 2% of gross Full-Payout Lease rental revenues for the month in which such payment is being made or (ii) fees which the Managing Trustee reasonably believes to be competitive for similar services for similar assets. Further, the Managing Trustee and the Special Beneficiary receive Distributions from the Trust, as described under "TRUST DISTRIBUTIONS AND ALLOCATIONS." The Special Beneficiary intends to subscribe for Class B Subordinated Interests pursuant to the Offering and will receive Distributions in connection with any Interests so acquired.



    The Managing Trustee and its Affiliates will receive an amount equal to 1% of the Gross Proceeds ($22,960 in the case of the Minimum Offering and $50,048 in the case of the Maximum Offering) as a non-accountable expense allowance in connection with the Offering. Otherwise, the Managing Trustee and its Affiliates will not receive, directly or indirectly, any other compensation or expense reimbursements from the Trust in connection with the Offering.



                             CONFLICTS OF INTEREST



    The Managing Trustee and its Affiliates will have various conflicts of interest with the Trust. See "MANAGEMENT OF TRUST" for descriptions of the Managing Trustee and its Affiliates. Also see "FIDUCIARY RESPONSIBILITY" for a discussion of the Managing Trustee's fiduciary duties to the Beneficiaries which, in general, require the Managing Trustee to act in the best interest of the Beneficiaries in managing the Trust. The conflicts of interest include the following:



    1. EXERCISE OF VOTING RIGHTS BY THE SPECIAL BENEFICIARY WITH RESPECT TO CLASS B SUBORDINATED INTERESTS PURCHASED. The Special Beneficiary intends to exercise complete voting rights with respect to Class B Subordinated Interests acquired by it along with all other Beneficiaries in all matters voted upon under the Trust Agreement, in particular with respect to the rights, duties, and withdrawal of its Affiliate, the Managing Trustee, and any proposed amendments to the Trust Agreement. The exercise of these voting rights in situations involving the duties or rights of the Managing Trustee could involve the Managing Trustee in a conflict of interest between its best interest and the best interest of the Class A Beneficiaries and the Class B Beneficiaries. Further, the Special Beneficiary intends to acquire a substantial number of Class B Subordinated Interests and it is possible that it could acquire voting control over all matters on which Beneficiaries may vote.



    2. DETERMINATION OF THE TIMING AND AMOUNT OF DISTRIBUTIONS TO BE MADE TO THE BENEFICIARIES. The Managing Trustee will have a conflict of interest in determining the amount and timing of Distributions to be made by the Trust to the Beneficiaries. There are various priorities with respect to the Distributions so to be made and, in particular, the Class A Beneficiaries are required to receive an amount equal to $0.41 per Class A Interest before any Distributions are made with respect to Class B Interests. Various other Distributions to the Class B Beneficiaries are subordinated to certain Distributions with respect to the Class A Interests and Distribution to the Class B. This conflict will be more significant if the Special Beneficiary, as is currently intended, acquires a substantial number of the Class B Subordinated Interests. In order to reduce the conflict both as to the amount and the timing of Distributions, the Managing Trustee has adopted certain distribution policies. (See "TRUST DISTRIBUTIONS AND ALLOCATIONS--Distribution Policies.")

    3. COMPETITION FOR THE PURCHASE, FINANCING, LEASE AND SALE OF ASSETS. The Managing Trustee expects will re-lease or sell Assets upon termination of the related Lease terms. In addition to the Investment Trusts, the Managing Trustee, EFG and their Affiliates are Affiliates of the general partners of ten general equipment public limited partnerships, all of which have investment objectives similar to those of the Trusts. The Managing Trustee, EFG and their Affiliates are also Affiliates of the general partner of two aircraft public limited partnerships with certain different investment objectives from the Trusts, whose offerings have concluded.

    EFG and its Affiliates currently provide management services to these public limited partnerships and other private investment programs. The Trust Agreement will not prohibit the Managing Trustee and its Affiliates from competing on their own behalf with the Trust.

        (a) SALE OR RE-LEASE OF ASSETS. If the Managing Trustee, EFG or an Affiliate or any of the investment entities (including the Trusts) advised, managed or controlled by EFG have at the same time available for sale or re-lease assets of a particular class or type and the supply of equipment of the class or type exceeds the demand, the Managing Trustee and EFG will try to arrange for the sale or re-lease of assets of the class or type to be made in the order in which the items came off lease and became available for sale or re-lease, or, if the leases expire simultaneously, the reverse chronological order of the date on which the leases took effect. However, the Managing Trustee and EFG in their discretion may make exceptions to this general policy where equipment is subject to remarketing commitments or where there are other circumstances which, in their judgment, make the application of such a policy inequitable for a particular entity. Disposition of equipment is almost exclusively governed by the preferences of third parties buying or leasing the equipment and the Managing Trustee and its Affiliates will be required to take into account such preferences. A conflict of interest may arise because certain investment entities may pay EFG or its Affiliates greater compensation for services rendered in connection with the sale or re-lease of assets than those fees payable by the Trusts.

        (b) GENERAL CONSIDERATIONS. In attempting to prevent or minimize conflicts of interest among investment entities advised, managed or controlled by EFG and its Affiliates, good business practice and the bona fide preferences or expectations of other parties to transactions will also be considered. In establishing criteria for the resolution of conflicts of interest among the Trusts and the Managing Trustee and its Affiliates, the Managing Trustee will act in accordance with its fiduciary duty to the Trust. (See "FIDUCIARY RESPONSIBILITY.")

    4. COMPETITION FOR MANAGEMENT SERVICES. The Managing Trustee is an Affiliate of EFG. Affiliates of the Managing Trustee performing services for the Trust pursuant to agreements with the Managing Trustee and the Trust are performing similar services for EFG and its Affiliates. Conflicts of interest may arise in allocating management time, services or functions among the businesses of the Trust and the other entities for which officers, directors, employees and Affiliates of the Managing Trustee are performing services. The Managing Trustee, which intends to operate from its principal business office in Boston, Massachusetts, is only required to devote such time to the affairs of the Trusts as it in its sole discretion shall deem necessary for the business and operations of the Trust.

    5. DETERMINATION OF RESERVES AND LIABILITY OF MANAGING TRUSTEE FOR TRUST OBLIGATIONS. The amount of Distributions from the Trust to the Beneficiaries is subject, among other things, to the discretion of the Managing Trustee in establishing and maintaining Trust reserves for working capital and contingent liabilities. Since the amount of reserves will affect the potential liability of the Managing Trustee to creditors of the Trust, the Managing Trustee may be considered to have a conflict of interest in determining the amount of such reserves.

    6. LACK OF SEPARATE REPRESENTATION AND PARTICIPATION IN NEGOTIATIONS. The Class B Beneficiaries, as a group, have not been represented by counsel. The attorneys and other experts who perform services for the Trusts will perform additional services for the Managing Trustee, its Affiliates and for other trusts or entities sponsored by the Managing Trustee or its Affiliates. However, should a dispute arise between the Trust and the Managing Trustee, the Managing Trustee will cause the Trust to retain separate legal counsel, at the Trust's expense, to represent the Trust in connection with such dispute.

    7. NON-ARM'S LENGTH AGREEMENTS. None of the arrangements and agreements relating to compensation between the Trust and the Managing Trustee or its Affiliates has been negotiated on an arm's length basis nor have the Beneficiaries, as a group, been a party to the determination of compensation payable to the Managing Trustee and its Affiliates.

    8. MANAGING TRUSTEE TO ACT AS TAX MATTERS PARTICIPANT. The Managing Trustee has been designated as the Tax Matters Participant for the purposes of dealing with the Service on any audit or other proceeding. As Tax Matters Participant, the Managing Trustee is empowered to enter into negotiations with the Service, to settle tax disputes and thereby bind the Trust and the Beneficiaries by such settlement. While the Managing Trustee will take into consideration the interests of the Beneficiaries generally in agreeing to any settlement, there is no assurance that such settlement will be in the best interests of any specific Beneficiary.


                            FIDUCIARY RESPONSIBILITY


    The Managing Trustee is accountable to the Trust as a fiduciary and consequently is under a fiduciary duty to exercise good faith and act with integrity in handling Trust affairs in the best interests of the Trust. Although the Trust Agreement permits the Managing Trustee and its Affiliates to participate in other business ventures, including equipment leasing ventures, for their own accounts, the Managing Trustee is required to act at all times in a manner consistent with its fiduciary duty to the Trust. Under the Business Trust Act, a beneficiary may bring a legal action (1) on behalf of himself and all other similarly situated beneficiaries (a Class Action) to recover damages for a breach by a trustee of its fiduciary duty or (2) on behalf of a business trust (a trust derivative action) to recover damages in the trust's favor if the trustees with authority to do so have refused to bring the action or if an effort to cause those trustees to bring an action is not likely to succeed. In order to bring a derivative action, the beneficiary must (a) be a beneficial owner at the time of bringing the action and (b) either: (i) was a beneficial owner at the time of the transaction of which he complains; or (ii) his status as beneficiary has devolved upon him by operation of law or pursuant to the terms of the governing instrument of the business trust from a person who was a beneficiary at the time of the transaction.

    Based upon the present state of the law, it appears that: (1) Beneficiaries have the right, subject to applicable procedural rules and statutes, to (a) bring Trust Class Actions, (b) enforce the rights of all Beneficiaries similarly situated, and (c) bring Trust derivative actions to enforce the rights of the Trust; and (2) Beneficiaries who have suffered losses in connection with the purchase and sale of their Interests, including misapplication by the Managing Trustee of the proceeds from the sale of the Interests, may have a right to recover such losses from the Managing Trustee based upon Rule 10b-5 under the Securities Exchange Act of 1934. The Managing Trustee will provide quarterly and annual reports of operations and must, on demand, give any Beneficiary and/or his legal representative true and full information concerning the Trust's affairs. Further, the Trust's books and records may be inspected or copied by its Beneficiaries or their legal representatives at any time during normal business hours.

    Since any action would involve a rapidly developing and changing area of the law, Beneficiaries who believe that a breach of fiduciary duty by the Managing Trustee has occurred should consult with their own counsel. If the Managing Trustee fails to perform its obligations as a fiduciary, there can be no assurance that adequate remedies will in all instances be available.

CONFLICTS


    The Trust Agreement provides that, subject to certain restrictions, neither the Managing Trustee nor its Affiliates will be obligated to present to the Trust investment opportunities that come to their attention, regardless of whether the opportunity would be suitable for investment by the Trust. To the extent that the foregoing provisions do limit such obligations, they may serve to relieve the Managing Trustee from the common law fiduciary duty, to which it might otherwise be subject, to refrain from competing on its own behalf or on behalf of its Affiliates with the Trusts for investment opportunities. The Trust Agreement permits the Managing Trustee and its Affiliates to act as a sponsor of more than one similar investment program and for the Trust to benefit from their experience resulting therefrom but relieves the Managing Trustee and its Affiliates of the strict fiduciary duty of a sponsor acting as such for only one investment program. The Trust Agreement contains provisions intended to resolve possible conflicts of interest arising from the fact that Affiliates of the Managing Trustee are currently managing, and will continue to manage during the terms of the Trusts, a number of other equipment leasing programs. These provisions are intended to reconcile the applicable requirements of the Business Trust Act, the Managing Trustee's fiduciary duty to the Beneficiaries and the expectations of the investors of all such programs as to the resolution of such conflicts. (See "CONFLICTS OF INTEREST--Competition for the Purchase, Financing, Lease and Sale of Assets.")



INDEMNIFICATION OF TRUSTEES AND THEIR AFFILIATES


    The Trust Agreement provides that each Trustee and its Affiliates shall have no liability to the Trust or to any Beneficiary for any loss suffered by a Trust which arises out of any action or inaction of the Trustee or its Affiliates if the Trustee or its Affiliates upon a reasonable basis determined in good faith that such course of conduct was in the best interest of the Trust, and such course of conduct did not constitute negligence or misconduct of the Trustee or its Affiliates. Accordingly, Beneficiaries may have a more limited right of action than they would have absent such limitations in the Trust Agreements because such provisions could be asserted by a Trustee as a defense to suit by a Beneficiary for alleged breach by the Trustee of its fiduciary duty in conducting the affairs of the Trust. Each Trustee and its Affiliates shall be indemnified by the Trusts against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trusts, provided that the same were not the result of negligence or misconduct on the part of the Trustee or its Affiliates. A successful claim for indemnification would deplete a Trust's assets by the amount paid and could reduce the amount of Distributions subsequently paid to the Beneficiaries.

    Notwithstanding the above, a Trustee and its Affiliates shall not be indemnified by the Trust for any losses, liabilities or expenses arising from or out of any alleged violation of any obligations any such Persons might have as ERISA fiduciaries unless (i) there has been a successful adjudication on the merits of each count involving alleged violations of such obligations as to the particular indemnitee, and a court of competent jurisdiction approves the indemnification of litigation costs, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, and such court approves the indemnification of litigation costs, or (iii) a court of competent jurisdiction approves the settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. Further, notwithstanding the above, a Trustee and its Affiliates and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of any alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, and a court of competent jurisdiction approves the indemnification of litigation costs, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, and such court approves the indemnification of litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the parties seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Michigan Corporation & Securities Bureau, the Pennsylvania Securities Commission, the Tennessee Securities Commission, the Commissioner of Corporations of the State of California, and other applicable state securities commissions with respect to the issue of indemnification for securities law violations. Any indemnity shall be provided out of and to the extent of Trust assets only, and no Participant shall have or incur any personal liability on account thereof. To the extent that indemnification is provided against liabilities arising under the Securities Act of 1933, it should be noted: IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION OF LIABILITIES ARISING OUT OF THE SECURITIES ACT IS CONTRARY TO PUBLIC POLICY AND IS, THEREFORE, UNENFORCEABLE.

                             BUSINESS OF THE TRUST

IN GENERAL


    The Trust was created as a Delaware business trust in accordance with the Delaware Business Trust Act on May 29, 1992 for the purpose of acquiring and leasing to third parties a diversified portfolio of capital equipment. Participants' capital initially consisted of contributions of $1,000 from the Managing Trustee, $1,000 from the Special Beneficiary and $100 from the Initial Beneficiary. The Trust issued 665,494 Class A Interests to 803 investors on September 8, 1992. The Trust has one Managing Trustee, AFG ASIT Corporation, an Affiliate of EFG, and one Special Beneficiary, EFG. The Managing Trustee and the Special Beneficiary are not required to make any other capital contributions. (See "Management of the Trust.")


FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS

    The Trust is engaged in only one industry segment: the business of acquiring capital equipment and leasing the equipment to creditworthy lessees on a full-payout or operating lease basis. Full-payout leases are those in which aggregate noncancellable rents equal or exceed the purchase price of the leased equipment. Operating leases are those in which the aggregate noncancellable rental payments are less than the purchase price of the leased equipment.

DESCRIPTION OF BUSINESS

    The Trust was organized to acquire a diversified portfolio of capital equipment subject to various full-payout and operating leases and to lease the equipment to third parties as income-producing investments. More specifically, the Trust's primary investment objectives are to acquire and lease equipment which will:

        1.  generate monthly cash distributions;

        2.  preserve and protect Trust capital; and

        3.  maximize residual value.

    The Trust has the additional objective of providing certain federal income tax benefits.


    The closing date of the offering of Class A Interests was September 8, 1992. Significant operations commenced coincident with the Trust's initial purchase of equipment and associated lease commitments on September 8, 1992. The acquisition of the equipment and its associated leases is described in detail in Note 3 to the Trust's Financial Statements for 1996, included elsewhere herein. The Trust will terminate no later than December 31, 2003.



    The Trust has no employees. However, it entered into an Advisory Agreement with EFG (the "Advisor"). The Advisor's role, among other things, is to (i) evaluate, select, negotiate, and consummate the acquisition of equipment, (ii) manage the leasing, re-leasing, financing, and refinancing of equipment, and
(iii) arrange the resale of equipment. The Advisor is compensated for such services in accordance with the Trust Agreement. See "Certain Relationships and Related Transactions," Note 4 to the Trust's Financial Statements for 1996.


    The Trust's investment in equipment is, and will continue to be, subject to various risks, including physical deterioration, technological obsolescence and defaults by lessees. A principal business risk of owning and leasing equipment is the possibility that aggregate lease revenues and equipment sale proceeds will be insufficient to provide an acceptable rate of return on invested capital after payment of debt service and operating expenses. Consequently, the success of the Trust will be largely dependent upon the ability of the Managing Trustee and its Affiliates to forecast technological advances, the ability of the lessees to fulfill their lease obligations and the quality and marketability of the equipment at the time of sale.

    In addition, the leasing industry is very competitive. Although substantially all funds available for equipment acquisitions have been invested in equipment, subject to noncancellable lease agreements, the Trust will encounter considerable competition when equipment is re-leased or sold at the expiration of primary lease terms. The Trust will compete with lease programs offered directly by manufacturers and other equipment leasing companies, including limited partnerships organized and managed similarly to the Trust and including other EFG-sponsored partnerships and trusts, which may seek to re-lease or sell equipment within their own portfolios to the same customers as the Trust. Many competitors have greater financial resources and more experience than the Trust, the Managing Trustee and the Advisor.


    Revenue from major individual lessees which accounted for 10% or more of lease revenue during the year ended December 31, 1996, 1995 and 1994 is described in Note 2 to the Trust's 1995 Financial Statements.


    Default by a lessee under a lease agreement may cause equipment to be returned to the Trust at a time when the Managing Trustee or the Advisor is unable to arrange the sale or re-lease of such equipment. This could result in the loss of lease revenues and weaken the Trust's ability to repay related debt.

PROPERTIES


    See Note 3 to the Trust's 1996 Financial Statements.


LEGAL PROCEEDINGS


    See Note 7 to the Trust's 1996 Financial Statements.


                       MARKET FOR THE TRUST'S SECURITIES
                      AND RELATED SECURITY HOLDER MATTERS

MARKET INFORMATION


    Currently, there is no public market for the resale of the Class A Interests. It is not anticipated that a public market for resale of either the Class A Interests or the Class B Subordinated Interests will develop. There has been some trading of Class A Interests in the secondary market as described in the "SUMMARY OF THE OFFERING--Introduction."


APPROXIMATE NUMBER OF SECURITY HOLDERS

    At January 31, 1997, there were 784 Class A Beneficiaries in the Trust and one Special Beneficiary.

DIVIDEND HISTORY AND RESTRICTIONS

    Pursuant to Article VIII of the Trust Agreement, the Trust's Distributable Cash From Operations and Distributable Cash From Sales or Refinancings (each as defined below) are determined and distributed to the Trust's participants monthly. Each monthly distribution may vary in amount. Currently, there are no restrictions that materially limit the Trust's ability to distribute Distributable Cash From Operations and Distributable Cash From Sales or Refinancings or that the Trust believes are likely to materially limit the future distribution of Distributable Cash From Operations and Distributable Cash From Sales or Refinancings. The Trust expects to continue to distribute all Distributable Cash From Operations and Distributable Cash From Sales or Refinancings on a monthly basis.

    Distributions for each of the three years ended December 31, 1996, 1995 and 1994 were as follows:

                                                                               MANAGING      SPECIAL      CLASS A
                                                                   TOTAL        TRUSTEE    BENEFICIARY  BENEFICIARIES
                                                                ------------  -----------  -----------  ------------
Total 1996 distributions......................................  $  1,039,491   $  10,395    $  85,758   $    943,338
Total 1995 distributions......................................     1,462,987      14,630      120,696      1,327,661
Total 1994 distributions......................................     1,847,983      18,480      152,459      1,677,044
                                                                ------------  -----------  -----------  ------------
Total.........................................................  $  4,350,461   $  43,505    $ 358,913   $  3,948,043
                                                                ------------  -----------  -----------  ------------
                                                                ------------  -----------  -----------  ------------

    Distributions payable at December 31, 1996 and 1995 were $200,199 and $153,998, respectively.

    "Distributable Cash From Operations" means the net cash provided by the Trust's normal operations after general expenses and current liabilities of the Trust are paid, reduced by any reserves for working capital and contingent liabilities to be funded from such cash, to the extent deemed reasonable by the Managing Trustee, and increased by any portion of such reserves deemed by the Managing Trustee not to be required for Trust operations and reduced by all accrued and unpaid Equipment Management Fees and, after Payout, further reduced by all accrued and unpaid Subordinated Remarketing Fees. Distributable Cash From Operations does not include any Distributable Cash From Sales or Refinancings.

    "Distributable Cash From Sales or Refinancings" means Cash From Sales or Refinancings as reduced by (i)(a) amounts reinvested in additional equipment in accordance with Sections 4.2(b)(v) and 4.2(b)(vi) of the Trust Agreement, or (b) the proceeds from the sale of an interest in a joint venture which are reinvested in additional equipment, (ii) any accrued and unpaid Equipment Management Fee and Acquisition Fees and Acquisition Expenses paid with respect to additional equipment acquired through reinvestment of Cash From Sales or Refinancings in accordance with Section 4.2(b)(v) of the Trust Agreement and
(iii) after Payout, any accrued and unpaid Subordinated Resale Fees.

    "Cash From Sales or Refinancings" means cash received by the Trust from sale or refinancing transactions, as reduced by (i)(a) all debts and liabilities of the Trust required to be paid as a result of sale or refinancing transactions, whether or not then due and payable (including any liabilities on an item of equipment sold which are not assumed by the buyer and any remarketing fees required to be paid to persons not affiliated with the Managing Trustee, but not including any Subordinated Resale Fees whether or not then due and payable) and
(b) general expenses and current liabilities of the Trust and (c) any reserves for working capital and contingent liabilities funded from such cash to the extent deemed reasonable by the Managing Trustee and (ii) increased by any portion of such reserves deemed by the Managing Trustee not to be required for Trust operations. In the event the Trust accepts a note in connection with any sale or refinancing transaction, all payments subsequently received in cash by the Trust with respect to such note shall be included in Cash From Sales or Refinancings, regardless of the treatment of such payments by the Trust for tax or accounting purposes. If the Trust receives purchase money obligations in payment for equipment sold, which are secured by liens on such equipment, the amount of such obligations shall not be included in Cash From Sales or Refinancings until the obligations are fully satisfied.

    Each distribution of Distributable Cash From Operations and Distributable Cash From Sales or Refinancings of the Trust shall be made 90.75% to the Beneficiaries, 8.25% to the Special Beneficiary and 1% to the Managing Trustee.

    "Payout" is defined as Class A Payout and Class B Payout collectively. For a description of Class B Payout, see "Trust Distributions and Allocations." "Class A Payout" is defined as the first time when the aggregate amount of all distributions to the Class A Beneficiaries of Distributable Cash From Operations and Distributable Cash From Sales or Refinancings equals the aggregate amount of the Beneficiaries' original capital contributions plus a cumulative annual distribution of 10% (compounded quarterly and calculated beginning with the last day of the month of the Trust's original closing date) on their aggregate unreturned capital contributions. For purposes of this definition, capital contributions shall be deemed to have been returned only to the extent that distributions of cash to the Beneficiaries exceed the amount required to satisfy the cumulative annual distribution of 10% (compounded quarterly) on the Beneficiaries' aggregate unreturned capital contributions, such calculation to be based on the aggregate unreturned capital contributions outstanding on the first day of each month.

    Distributable Cash From Operations and Distributable Cash From Sales or Refinancings ("Distributions") are made within 45 days after the completion of each calendar month. Each Distribution is described in a statement sent to the Beneficiaries.

                         PRO FORMA FINANCIAL STATEMENTS



    The Offering will result in the creation and issuance of the Class B Beneficiary Interests. A minimum of 459,191 and a maximum of 1,000,961 Class B Beneficiary Interests may be issued at a price of $5.00 per Interest. The effects of the Offering on the Statement of Operations of AFG Investment Trust B at December 31, 1996 and for the year then ended would not have been significant except for the effects of distributing 20% of the Offering proceeds, after reduction for Offering costs, to the Class A Beneficiaries. Pro forma presentations of the Statement of Financial Position at December 31, 1996 and the Statement of Operations for the Year Ended December 31, 1996 for AFG Investment Trust B are presented below and are based on the assumption that the Offering was concluded on January 1, 1996. The Pro Forma Statement of Financial Position incorporates capital which would be contributed from the issuance of the minimum and the maximum number of Class B Beneficiary Interests. For purposes of the Pro Forma Statement of Financial Position, these capital contributions were reduced by the minimum and maximum amounts of Offering costs expected to be incurred as a result of the Offering and the minimum and maximum amounts of the Special Class A Distribution. Actual cash distributions declared and paid to the Beneficiaries during 1996 were less than or equal to $.41 per quarter per Class A Beneficiary Interest (this amount being equal to the first level of cash distribution accruing to the Class A Beneficiaries as described under "Trust Distributions and Allocations"). Accordingly, the Class B Beneficiary Interests would not have received any of the actual cash distributions paid to the Beneficiaries in 1996 and none are reflected in the pro-forma financial statements which follow. To the extent that future quarterly cash distributions exceed $.41 per Class A Beneficiary Interest, the allocations of cash distributions and income and loss to the Class A Beneficiaries and to the Class B Beneficiaries will be different than shown in the pro-forma financial statements. "Restricted Cash" as used on the Pro Forma Statement of Financial Position represents the amount of cash generated from the Offering of Class B Beneficiary Interests after Offering costs and payment of the Special Class A Distribution. This cash will be restricted to the repurchase of Class A Interests or returned to the Class B Beneficiaries, as described in this Prospectus.

                                   PRO FORMA
                             AFG INVESTMENT TRUST B
                        STATEMENT OF FINANCIAL POSITION
                               DECEMBER 31, 1996



                                                                                        MINIMUM        MAXIMUM
                                                                                       OFFERING       OFFERING
                                                                                     -------------  -------------
                                                     ASSETS
Cash and cash equivalents..........................................................  $   2,829,093  $   2,829,093
Restricted cash....................................................................      1,772,387      3,917,796
Rents receivable...................................................................        339,293        339,293
Accounts receivable--affiliate.....................................................        154,395        154,395
Equipment at cost, net of accumulated depreciation of $12,161,949 and $9,940,387 at
  December 31, 1996 and 1995, respectively.........................................     13,307,711     13,307,711
Organization costs, net of accumulated amortization of $4,333 and $3,333 at
  December 31, 1996 and 1995, respectively.........................................            667            667
                                                                                     -------------  -------------
      Total assets.................................................................  $  18,403,546  $  20,548,955
                                                                                     -------------  -------------
                                                                                     -------------  -------------
                                      LIABILITIES AND PARTICIPANTS' CAPITAL
Notes payable......................................................................  $   4,352,811  $   4,352,811
Accrued interest...................................................................         36,571         36,571
Accrued liabilities................................................................         23,250         23,250
Accrued liabilities--affiliate.....................................................         47,178         47,178
Deferred rental income.............................................................         45,550         45,550
Cash distributions payable to participants.........................................        200,199        200,199
                                                                                     -------------  -------------
      Total liabilities............................................................      4,705,559      4,705,559
                                                                                     -------------  -------------
Participants' capital (deficit):
  Managing Trustee.................................................................        (30,382)       (30,382)
  Special Beneficiary..............................................................       (257,894)      (257,894)
  Class A Beneficiary Interests (665,494 Interests; initial purchase price of $25
    each)..........................................................................     11,770,779     11,234,427
  Class B Beneficiary Interests (459,191 minimum Interests, 1,000,961 maximum
    Interests; initial purchase price of $5 each)..................................      2,215,484      4,897,245
                                                                                     -------------  -------------
      Total participants' capital..................................................     13,697,987     15,843,396
                                                                                     -------------  -------------
      Total liabilities and participants' capital..................................  $  18,403,546  $  20,548,955
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                                   PRO FORMA
                             AFG INVESTMENT TRUST B
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996



                                                                                          MINIMUM       MAXIMUM
                                                                                          OFFERING      OFFERING
                                                                                        ------------  ------------
Income:
  Lease revenue.......................................................................  $  5,809,086  $  5,809,086
  Interest income.....................................................................       106,186       106,186
  Other income........................................................................       199,450       199,450
  Loss on sale of equipment...........................................................      (224,594)     (224,594)
                                                                                        ------------  ------------
      Total income....................................................................     5,890,128     5,890,128
                                                                                        ------------  ------------
Expenses:
  Depreciation and amortization.......................................................     4,284,049     4,284,049
  Interest expense....................................................................       408,153       408,153
  Equipment management fees--affiliate................................................       249,205       249,205
  Operating expenses--affiliate.......................................................       140,881       140,881
                                                                                        ------------  ------------
      Total expenses..................................................................     5,082,288     5,082,288
                                                                                        ------------  ------------
Net income............................................................................  $    807,840  $    807,840
                                                                                        ------------  ------------
Net income
  per Class A Beneficiary Interest....................................................  $       1.10  $       1.10
                                                                                        ------------  ------------
  per Class B Beneficiary Interest....................................................  $    --       $    --
                                                                                        ------------  ------------
Cash distributions declared
  per Class A Beneficiary Interest....................................................  $       2.08  $       2.89
                                                                                        ------------  ------------
  per Class B Beneficiary Interest....................................................  $    --       $    --
                                                                                        ------------  ------------

                            SELECTED FINANCIAL DATA


    The following data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the financial statements.



    For the years ended December 31, 1996, 1995, 1994 and 1993 and for the period September 8, 1992 (commencement of operations) to December 31, 1992:



        SUMMARY OF OPERATIONS              1996           1995           1994           1993           1992
-------------------------------------  -------------  -------------  -------------  -------------  -------------
Lease revenue........................  $   5,809,086  $   6,173,972  $   5,507,765  $   5,611,138  $     450,996
Net income (loss)....................  $     807,840  $     527,564  $   1,771,705  $     710,004  $    (140,780)
Per Beneficiary Interest:
  Net income (loss)..................  $        1.10  $        0.72  $        2.42  $        0.97  $       (0.19)
  Cash distributions.................  $        1.42  $        2.00  $        2.52  $        2.52  $        0.84
Financial Position
Total assets.........................  $  16,631,159  $  19,573,350  $  22,320,875  $  25,677,488  $  28,928,691
Total long-term obligations..........  $   4,352,811  $   7,097,113  $   8,713,009  $  11,971,262  $  13,155,157
Participants' capital................  $  11,925,600  $  12,157,251  $  13,092,674  $  13,168,952  $  14,306,931

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITIONS AND RESULTS OF OPERATIONS
            YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR ENDED
             DECEMBER 31, 1995 AND THE YEAR ENDED DECEMBER 31, 1995
                  COMPARED TO THE YEAR ENDED DECEMBER 31, 1994


OVERVIEW


    As an equipment leasing trust, AFG Investment Trust B (the "Trust") was organized to acquire a diversified portfolio of capital equipment subject to lease agreements with third parties. The Trust was designed to progress through three principal phases: acquisitions, operations, and liquidation. During the operations phase, a period of approximately six years, all equipment in the Trust's portfolio will progress through various stages. Initially, all equipment will generate rental revenues under primary term lease agreements. During the life of the Trust, these agreements will expire on an intermittent basis and equipment held pursuant to the related leases will be renewed, re-leased or sold, depending on prevailing market conditions and the assessment of such conditions by Equis Financial Group Limited Partnership (formerly American Finance Group), a Massachusetts limited partnership ("EFG") to obtain the most advantageous economic benefit. Over time, a greater portion of the Trust's original equipment portfolio will become available for remarketing and cash generated from operations and from sales or refinancings will begin to fluctuate. Ultimately, all equipment will be sold and the Trust will be dissolved. The Trust's operations commenced in 1992.



RESULTS OF OPERATIONS



    For the year ended December 31, 1996, the Trust recognized lease revenue of $5,809,086 compared to $6,173,972 and $5,507,765 for the years ended December 31, 1995 and 1994, respectively. The decrease in lease revenue from 1995 to 1996 is due primarily to the Trust's sale of its interest in a Boeing 747-SP aircraft leased to United Air Lines, Inc. (the "United Aircraft") in February 1996, as discussed below. The increase in lease revenue from 1994 to 1995 was due to the acquisition of additional equipment during 1995, including the effects of reinvestment. The Trust also earns interest income from temporary investments of rental receipts and equipment sales proceeds in short-term instruments.



    The Trust's equipment portfolio includes certain assets in which the Trust holds a proportionate ownership interest. In such cases, the remaining interests are owned by EFG or an affiliated equipment leasing program sponsored by EFG. Proportionate equipment ownership enables the Trust to further diversify its equipment portfolio by participating in the ownership of selected assets, thereby reducing the general levels of risk which could result from a concentration in any single equipment type, industry or lessee. The Trust and each affiliate individually report, in proportion to their respective ownership interests, their respective shares of assets, liabilities, revenues, and expenses associated with the equipment.



    On February 5, 1996, the Trust concluded the sale of its interest in the United Aircraft to the lessee, United Air Lines Inc., ("United"). The Trust recognized a net loss of $560,982 in connection with this transaction, of which $384,782 was recognized as Write-Down of Equipment in 1995. The remainder of $176,200 was recognized as a loss on sale of equipment on the accompanying financial statements for the year ended December 31, 1996. In addition to lease rents, the Trust received net sale proceeds of $1,684,292 from United for the aircraft. A portion of such sale proceeds was reinvested in other equipment in March 1996 through the acquisition of an 8.86% ownership interest in an aircraft (the "Reno Aircraft") at an aggregate cost of $1,239,741. To acquire its interest in the Reno Aircraft, the Trust obtained long-term financing of $997,888 from a third-party lender and utilized cash proceeds of $241,853 from the sale of the United Aircraft. During the year ended December 31, 1996, the Trust sold other equipment having a net book value of $389,885 to existing lessees and third parties. These sales resulted in a net loss, for financial statement purposes, of $48,394.



    During 1995, the Trust sold equipment having a net book value of $4,084,735 to existing lessees and third parties. These sales resulted in a net loss, for financial statement purposes, of $225,037. The equipment sales included the Trust's interest in a vessel with an original cost and net book value of $5,406,468 and $4,023,021, respectively, which the Trust sold to an existing lessee in June 1995. In connection with this sale, the Trust realized sale proceeds of $3,567,942 and the purchaser assumed related debt and interest of $269,023 and $1,734, respectively, which resulted in a net loss, for financial statement purposes, of $184,322. This equipment was sold prior to the expiration of the related lease term. The sale proceeds related to this transaction were fully reinvested in other equipment in 1995. The Trust received $199,450 in 1996 from the lessee related to a residual sharing agreement between the lessee and the Trust. In connection with this agreement, the Trust was entitled to a portion of the sale proceeds realized by the lessee upon its ultimate disposition of the vessel to a third party. This amount is reflected as Other Income on the accompanying Statement of Operations.



    During 1994, the Trust sold equipment having a net book value of $4,290,653 to existing lessees and third parties. These sales resulted in a net gain, for financial statement purposes, of $638,594. The equipment sales included certain railroad equipment with an original cost and net book value of $4,848,839 and $4,099,823, respectively, which the Trust sold to a third party in March 1994. In connection with this sale, the Trust realized sales proceeds of $1,347,625 and the purchaser assumed related debt of $3,446,759, which resulted in a net gain, for financial statement purposes, of $694,561. This equipment was sold prior to the expiration of the related lease term. The sale proceeds were fully reinvested in other equipment in 1994.


    It cannot be determined whether future sales of equipment will result in a net gain or a net loss to the Trust, as such transactions will be dependent upon the condition and type of equipment being sold and its marketability at the time of sale. In addition, the amount of gain or loss reported for financial statement purposes is partly a function of the amount of accumulated depreciation associated with the equipment being sold.


    The ultimate realization of residual value for any type of equipment is dependent upon many factors, including EFG's ability to sell and re-lease equipment. Changing market conditions, industry trends, technological advances, and many other events can converge to enhance or detract from asset values at any given time. EFG attempts to monitor these changes in order to identify opportunities which may be advantageous to the Trust and which will maximize total cash returns for each asset.



    The total economic value realized upon final disposition of each asset is comprised of all primary lease term revenue generated from that asset, together with its residual value. The latter consists of cash proceeds realized upon the asset's sale in addition to all other cash receipts obtained from renting the asset on a re-lease, renewal or month-to-month basis. The Trust classifies such residual rental payments as lease revenue. Consequently, the amount of gain or loss reported in the financial statements is not necessarily indicative of the total residual value the Trust achieved from leasing the equipment.



    Depreciation and amortization expense was $4,284,049, $4,176,540 and $3,559,119 for the years ended December 31, 1996, 1995 and 1994, respectively. For financial reporting purposes, to the extent that an asset is held on primary lease term, the Trust depreciates the difference between (i) the cost of the asset and (ii) the estimated residual value of the asset on a straight-line basis over such term. For purposes of this policy, estimated residual values represent estimates of equipment values at the date of primary lease expiration. To the extent that an asset is held beyond its primary lease term, the Trust continues to depreciate the remaining net book value of the asset on a straight-line basis over the asset's remaining economic life. The increase in depreciation expense from 1994 to 1996 reflects the acquisition of equipment during 1994, 1995 and 1996.

    Interest expense was $408,153 or 7% of lease revenue in 1996, $539,047 or 8.7% of lease revenue in 1995 and $635,157 or 11.5% of lease revenue in 1994. Interest expense in future periods will continue to decline in amount and as a percentage of lease revenue as the principal balance of notes payable is reduced through the application of rent receipts to outstanding indebtedness.



    Management fees were 4.3%, 4% and 3.4% of lease revenue during the years ended December 31, 1996, 1995 and 1994, respectively. Management fees are based on 5% of gross lease revenue generated by operating leases and 2% of gross lease revenue generated by full payout leases.



    Operating expenses consist principally of administrative charges, professional service costs, such as audit and legal fees, as well as printing, distribution and remarketing expenses. Collectively, operating expenses represented 2.4%, 2% and 1.3% of lease revenue during the years ended December 31, 1996, 1995 and 1994, respectively. The overall increase in operating expenses from 1994 to 1996 was due primarily to an increase in administrative and professional service costs and expenses incurred in connection with the sale of the Trust's interest in the vessel and aircraft described above. The amount of future operating expenses cannot be predicted with certainty; however, such expenses are usually higher during the acquisition and liquidation phases of a trust. Other fluctuations typically occur in relation to the volume and timing of remarketing activities.


LIQUIDITY AND CAPITAL RESOURCES AND DISCUSSION OF CASH FLOWS


    The Trust by its nature is a limited life entity which was established for specific purposes described in the preceding "Overview". As an equipment leasing program, the Trust's principal operating activities derive from asset rental transactions. Accordingly, the Trust's principal source of cash from operations is provided by the collection of periodic rents. These cash inflows are used to satisfy debt service obligations associated with leveraged leases, and to pay management fees and operating costs. Operating activities generated net cash inflows of $5,645,405, $4,877,921 and $4,767,811 in 1996, 1995 and 1994,
respectively. Future renewal, re-lease and equipment sale activities will cause a gradual decline in the Trust's primary-term lease revenue and corresponding sources of operating cash. Overall, expenses associated with rental activities, such as management fees, and net cash flow from operating activities will decline as the Trust experiences a higher frequency of remarketing events.



    Ultimately, the Trust will dispose of all assets under lease. This will occur principally through sale transactions whereby each asset will be sold to the existing lessee or to a third party. Generally, this will occur upon expiration of each asset's primary or renewal/re-lease term. In certain instances, casualty or early termination events may result in the disposal of an asset. Such circumstances are infrequent and usually result in the collection of stipulated cash settlements pursuant to terms and conditions contained in the underlying lease agreements.



    Cash expended for asset acquisitions and cash realized from asset disposal transactions are reported under investing activities on the accompanying Statement of Cash Flows. The Trust expended $1,441,796, $5,605,829 and $5,427,991 to acquire equipment during the years ended December 31, 1996, 1995 and 1994, respectively, including new equipment acquired pursuant to the reinvestment provisions of the Trust Agreement of approximately $1,400,000, $3,500,000 and $5,000,000 during the years ended December 31, 1996, 1995 and 1994, respectively. The reinvestment equipment was financed through a combination of leveraging and the sale proceeds available from the aircraft, vessel and rail transactions, discussed above. During 1996, the Trust realized equipment sale proceeds of $2,025,783, including $1,684,292 of proceeds from the United Aircraft. In 1995, the Trust received sale proceeds of $3,588,941, including $3,567,942 of proceeds from the vessel transaction and; in 1994, the Trust received sale proceeds of $1,482,488, including $1,347,625 of proceeds from the rail transaction. Future inflows of cash from asset disposals will vary in timing and amount and will be influenced by many factors including, but not limited to, the frequency and timing of lease expirations, the type of equipment being sold, its condition and age, and future market conditions.

    The Trust obtained long-term financing in connection with certain equipment leases. The origination of such indebtedness and the subsequent repayments of principal are reported as components of financing activities. Cash inflows of $997,888, $2,296,728 and $3,982,078 in 1996, 1995 and 1994, respectively, resulted from leveraging a portion of the Trust's equipment portfolio with third-party lenders. EFG also provided interim financing to the Trust of $41,440 during 1994, until third-party financing was finalized. No interim financing was provided during the same periods in 1996 and 1995. Each note payable is recourse only to the specific equipment financed and to the minimum rental payments contracted to be received during the debt amortization period (which period generally coincides with the lease rental term). As rental payments are collected, a portion or all of the rental payment is used to repay the associated indebtedness. In future periods, the amount of cash used to repay debt obligations will decline as the principal balance of notes payable is reduced through the collection and application of rents. However, the Trust has a balloon payment obligation of $282,421 at the expiration of the primary lease term related to the Reno Aircraft.



    Cash distributions to the Managing Trustee, the Special Beneficiary and the Beneficiaries are declared and generally paid within 45 days following the end of each calendar month. The payment of such distributions is presented as a component of financing activities. For the year ended December 31, 1996, the Trust declared total cash distributions of Distributable Cash From Operations and Distributable Cash From Sales and Refinancings of $1,039,491. In accordance with the Trust Agreement, the Beneficiaries were allocated 90.75% of these distributions, or $943,338; the Special Beneficiary was allocated 8.25%, or $85,758; and the Managing Trustee was allocated 1%, or $10,395.



    For financial reporting purposes, the Managing Trustee and the Special Beneficiary each has accumulated a capital deficit at December 31, 1996. This is the result of aggregate cash distributions to these Participants being in excess of their aggregate capital contributions ($1,000 each) and their respective allocations of financial statement net income or loss. (See Note 2 to the financial statements--Allocation of Profits and Losses.) Ultimately, the existence of a capital deficit for the Managing Trustee or the Special Beneficiary for financial reporting purposes is not indicative of any further capital obligations to the Trust by either the Managing Trustee or the Special Beneficiary. However, for income tax purposes, the Trust Agreement requires that income be allocated first to those Participants having negative tax capital account balances so as to eliminate any such balances. In accordance with the Trust Agreement, upon the dissolution of the Trust, the Managing Trustee will be required to contribute to the Trust an amount equal to any negative balance which may exist in the Managing Trustee's tax capital account. No such requirement exists with respect to the Special Beneficiary. At December 31, 1996, the Managing Trustee has a positive tax capital account balance. (See Note 6 to the financial statements.)



    At December 31, 1996, the Trust had aggregate future minimum lease payments of $7,370,938 from contractual lease agreements (see Note 2 to the financial statements), of which $4,352,811 will be used to amortize the principal balance of notes payable (see Note 5 to the financial statements). Additional cash inflows will be realized from future remarketing activities, such as lease renewals and equipment sales, the timing and extent of which cannot be predicted with certainty. This is because the timing and extent of equipment sales is often dependent upon the needs and interests of the existing lessees. Some lessees may choose to renew their lease contracts, while others may elect to return the equipment. In the latter instances, the equipment could be re-leased to another lessee or sold to a third party. Accordingly, as the Trust matures and a greater level of its equipment assets become available for remarketing, the cash flows of the Trust will become less predictable. In addition, the Trust will have cash outflows to satisfy interest on indebtedness and to pay management fees and operating expenses. Ultimately, the Trust is expected to meet its future disbursement obligations and to distribute any excess of cash inflows over cash outflows to the Participants in accordance with the Trust Agreement. However, several factors, including month-to-month lease extensions, lessee defaults, equipment casualty events, and early lease terminations could alter the Trust's anticipated cash flows as described herein and in the accompanying financial statements and result in fluctuations to the Trust's periodic cash distribution payments.

    Cash distributions paid to the Participants consist of both a return of and a return on capital. Cash distributions do not represent and are not indicative of yield on investment. Actual yield on investment cannot be determined with any certainty until conclusion of the Trust and will be dependent upon the collection of all future contracted rents, the generation of renewal and/or re-lease rents, and the residual value realized for each asset at its disposal date. Future market conditions, technological changes, the ability of EFG to manage and remarket the assets, and many other events and circumstances, could enhance or detract from individual asset yields and the collective performance of the Trust's equipment portfolio.



    It is the intention of the Managing Trustee to maintain a cash distribution level that is consistent with the operating cash flows of the Trust and to optimize the long-term value of the Trust. A distribution level that is higher than the Trust's operating cash flows could compromise the Trust's working capital position, as well as its ability to refurbish or upgrade equipment in response to lessee requirements or other market circumstances and, during its reinvestment period, to purchase replacement equipment as original equipment is remarketed. Accordingly, in order to better align monthly cash distributions with the Trust's operating cash flows, the Managing Trustee reduced the level of monthly cash distributions from an annualized rate of $2.52 per Beneficiary Interest (the rate established and paid from the Trust's inception through September 1995) to an annualized rate of $1.26 per Beneficiary Interest commencing in October 1995. In October 1996, the Managing Trustee increased the annualized distribution rate to $1.64 per Beneficiary Interest and expects that the Trust will be able to sustain this distribution rate throughout 1997. However, the nature of the Trust's principal cash flows gradually will shift from rental receipts to equipment sale proceeds as the Trust matures. As this occurs, the Trust's cash flows will become more volatile in that certain of the Trust's equipment leases will be renewed and certain of its assets will be sold. In some cases, the Trust may be required to expend funds to refurbish or otherwise improve the equipment being remarketed in order to make it more desirable to a potential lessee or purchaser. The Trust's Advisor, EFG, and the Managing Trustee will attempt to monitor and manage these events to maximize the residual value of the Trust's equipment and will consider these factors, in addition to the collection of contractual rents, the retirement of scheduled indebtedness and the Trust's future working capital and equipment requirements, in establishing future cash distribution rates. Ultimately, the Participants should expect that cash distribution rates will fluctuate over the long term as a result of future remarketing activities.

                            MANAGEMENT OF THE TRUST

    The Managing Trustee of the Trust is AFG ASIT Corporation, an Affiliate of EFG, a Massachusetts partnership engaged in various aspects of the equipment leasing business since 1980. The Managing Trustee is a Massachusetts corporation which was formed in 1991. EFG is the Advisor to and Special Beneficiary of the Trust.

    The business address of the Managing Trustee, EFG and the Trust is 98 North Washington Street, Boston, MA 02114 (telephone: (617) 854-5800).

    EFG is a Massachusetts partnership formerly known as American Finance Group ("AFG"). AFG was established in 1988 as a Massachusetts general partnership and succeeded American Finance Group, Inc., a Massachusetts corporation organized in 1980. EFG and its subsidiaries (collectively, the "Company") are engaged in various aspects of the equipment leasing business, including EFG's role as Equipment Manager or Advisor to the Trust and several other direct-participation equipment leasing programs sponsored or co-sponsored by AFG. The company arranges to broker or originate equipment leases, acts as remarketing agent and asset manager and provides leasing support services, such as billing, collecting and asset tracking.

    The general partner of EFG, which has a one percent controlling interest, is Equis Corporation, a Massachusetts corporation owned and controlled entirely by Gary D. Engle, its President and Chief Executive Officer. Equis Corporation also owns a controlling one percent general partner interest in EFG's 99% limited partner, GDE Acquisition Limited Partnership ("GDE LP"). Equis Corporation and GDE LP were established in December 1994 by Mr. Engle for the sole purpose of acquiring the business of AFG. In January 1996, the Company sold certain assets of AFG, including the name "American Finance Group," to a third party.

    As of January 1, 1996, EFG (under its former name AFG) sold to an equipment leasing company certain of its assets, primarily relating to the origination of new leases, and agreed at that time not to compete with the sold business for a period of five years thereafter. The assets purchased included the name "American Finance Group" and its acronym. EFG was permitted, however, to continue using the name and its acronym in connection with its existing programs, including the Trust. It was at this time that AFG changed its name to Equis Financial Group. The sale specifically reserved to EFG the right to continue managing all Assets owned by the Trust, including enforcing all rights of the Trust under all Leases and all acquisition requirements (if done through brokers or the buyer of the business). EFG was also permitted to originate non-investment grade equipment leases if they are not of a type originated by the buyer of the business and vessel leases.

    Certain principals of EFG, including Gary D. Engle and Geoffrey A. MacDonald, agreed to not compete with the sold business on similar terms and conditions.

    The executive officers and directors of the Managing Trustee are:


NAME                                  POSITION
------------------------------------  ---------------------------------------------------------------------------
Geoffrey A. MacDonald...............  President and Director
James F. Livesey....................  Vice President
Gail D. Ofgant......................  Vice President, Lease Operations
Michael J. Butterfield..............  Treasurer
Gary M. Romano......................  Clerk
Gary D. Engle.......................  Director

    The following table and management summary outlines the key management of EFG and its general partner Equis Corporation:



NAME                                                       AGE      POSITION
-----------------------------------------------------      ---      -----------------------------------------------------

Gary D. Engle........................................          48   President and Chief Executive Officer

Geoffrey A. MacDonald................................          48   Chairman

Gary M. Romano.......................................          37   Executive Vice President and Chief Operating Officer

James A. Coyne.......................................          37   Senior Vice President

Sandra L. Simonsen...................................          46   Senior Vice President, Information Systems

James F. Livesey.....................................          47   Vice President, Aircraft and Vessels

Gail D. Ofgant.......................................          31   Vice President of Lease Operations

Michael J. Butterfield...............................          37   Vice President, Finance and Treasurer


    GARY D. ENGLE is President and Chief Executive Officer of EFG. Mr. Engle owns the controlling interest of EFG which he acquired in December, 1994. From 1987 to 1990, Mr. Engle was a principal and co-founder of Cobb Partners Development, Inc., a real estate and mortgage banking company, with principal offices in Florida. From 1980 to 1987, Mr. Engle served in various capacities with Arvida Disney Company, a large scale community real estate development company owned by the Walt Disney Company. Mr. Engle has an MBA from Harvard University and a BS Degree from the University of Massachusetts (Amherst).

    GEOFFREY A. MACDONALD is a co-founder and Chairman of EFG. Mr. MacDonald was also a co-founder, director and Senior Vice President of EFG's predecessor corporation from 1980 to 1988. Prior to co-founding EFG's predecessors, Mr. MacDonald held various executive and management positions in the leasing and pharmaceutical industries. Mr. MacDonald holds an MBA from Boston College and a BA Degree from the University of Massachusetts (Amherst).

    GARY M. ROMANO became Executive Vice President and Chief Operating Officer and Clerk of EFG in April 1996. Mr. Romano joined EFG in November 1989 and was appointed Vice President and Controller in April 1993. Prior to joining EFG, Mr. Romano was Assistant Controller for a privately held real estate company which he joined in 1987. Mr. Romano held audit staff and manager positions at Ernst & Whinney (now Ernst & Young LLP) from 1982 to 1986. Mr. Romano is a CPA and holds a BS Degree from Boston College.

    JAMES A. COYNE is Senior Vice President of EFG. Mr. Coyne joined EFG in 1989, remained until May 1993, and rejoined EFG in November 1994. From May 1993 through November 1994, he was with the Raymond Company, a private investment firm, where he was responsible for financing corporate and real estate acquisitions. From 1985 through 1989, Mr. Coyne was affiliated with a real estate investment company and an equipment leasing company. Prior to 1985 he was with the accounting firm of Ernst & Whinney (now Ernst & Young LLP). He has a BS in Business Administration from John Carroll University, a Masters Degree in Accounting from Case Western Reserve University and is a Certified Public Accountant.

    SANDRA L. SIMONSEN joined EFG in February 1990. She became Senior Vice President, Information Systems in April 1996. Prior to joining EFG, Ms. Simonsen was Vice President, Information Systems with Investors Mortgage Insurance Company which she joined in 1973. Ms. Simonsen provided systems consulting for a subsidiary of American International Group and authored a software program published by IBM. Ms. Simonsen holds a BA Degree from Wilson College.

    JAMES F. LIVESEY is Vice President, Aircraft and Vessels. Mr. Livesey joined EFG in October, 1989 and was promoted to Vice President in January, 1992. Prior to joining EFG, Mr. Livesey held sales and marketing positions with two privately-held leasing firms. Mr. Livesey holds an MBA from Boston College and BA Degree from Stonehill College.


    MICHAEL J. BUTTERFIELD joined EFG in June 1992 and was appointed Vice President, Finance and Treasurer of EFG and certain affiliates in April 1996. Prior to joining EFG, Mr. Butterfield was an Audit Manager with Ernst & Young LLP, which he joined in 1987. Mr. Butterfield was employed in public accounting and industry positions in New Zealand and London (U.K.) prior to coming to the United States in 1987. Mr. Butterfield attained his Associate Chartered Accountant (A.C.A.) professional qualification in New Zealand and has completed his CPA requirements in the United States. Mr. Butterfield holds a Bachelor of Commerce degree from the University of Otago, Dunedin, New Zealand.


    GAIL D. OFGANT joined EFG in July 1989, and is currently Vice President, Lease Operations. Ms. Ofgant held the position of Manager, Lease Operations at EFG through March, 1996. Prior to joining EFG, Ms. Ofgant was employed by Security Pacific National Trust Company. Ms. Ofgant holds a BS Degree in Finance from Providence College.

    The Managing Trustee has retained EFG to serve as Advisor to the Trust and EFG and the Managing Trustee, acting jointly, will make all decisions regarding acquisition, leasing, re-leasing and sale of Assets. The Advisor itself will be managed by its Executive Committee, officers and employees. In carrying out its responsibilities, the Advisor will also engage other Affiliates of EFG in connection with the operations of the Trust. The officers, directors and members of the Executive Committee of the Managing Trustee, the Advisor and other Affiliates have substantial experience in evaluating, structuring, negotiating and financing of equipment lease transactions. The officers, directors and members of the Executive Committee of the Managing Trustee, the Advisor and other Affiliates also have significant experience in the remarketing of capital equipment.

    The services and obligations of the Advisor include advice and assistance in locating, evaluating and negotiating the acquisition of Assets; negotiating the terms of Leases; negotiating and administering any debt obligations of the Trusts; negotiating re-leases or sales of Assets upon the expiration of the Leases; collecting lease revenues from Lessees; inspecting the Assets; maintaining liaison with and general supervision of Lessees to ensure that Assets are being properly operated and maintained; supervising maintenance to be performed by third parties; monitoring performance by the Trusts and by Lessees of their obligations under the Leases; and performing various administrative tasks associated with the operations of the Trusts.

                             EXECUTIVE COMPENSATION

    Currently, the Trust has no employees. However, under the terms of the Trust Agreement, the Trust is obligated to pay all costs of personnel employed full or part-time by the Trust, including officers or employees of the Managing Trustee or its Affiliates. There is no plan at the present time to make any officers or employees of the Managing Trustee or its Affiliates employees of the Trust. The Trust has not paid and does not propose to pay any options, warrants or rights to the officers or employees of the Managing Trustee or its Affiliates.


    Although the Trust has no employees, pursuant to the Trust Agreement, the Trust incurs a monthly charge for personnel costs of EFG for persons engaged in providing administrative services to the Trust. For a description of the remuneration paid by the Trust to the Managing Trustee and its Affiliates for such services see "Certain Relationships and Related Transactions," Note 4 to the Trust's Financial Statements for 1996.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    By virtue of its organization as a trust, the Trust has no outstanding securities possessing traditional voting rights. However, as provided in Section 11.2(a) of the Trust Agreement (subject to Section 11.2(b)), a majority interest of the Class A Beneficiaries and Class B Beneficiaries will have voting rights with respect to:


     1. Amendment of the Trust Agreement;



     2. Termination of the Trust;



     3. Removal of the Managing Trustee; and



     4. Approval or disapproval of the sale of all or substantially all of the assets of the Trust (except in the orderly liquidation of the Trust upon its termination and dissolution).


    No person or group is known by the Managing Trustee to own beneficially more than 5% of the Trust's 665,494 outstanding Class A Interests as of January 31, 1997.

    For a description of the ownership and organization of EFG, see "MANAGEMENT OF THE TRUST."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Managing Trustee of the Trust is AFG ASIT Corporation, an Affiliate of EFG.

TRANSACTIONS WITH MANAGEMENT AND OTHERS


    All operating expenses incurred by the Trust are paid by EFG on behalf of the Trust and EFG is reimbursed at its actual cost for such expenditures. Fees and other costs incurred during the years ended December 31, 1996, 1995 and 1994, which were paid or accrued by the Trust to EFG or its Affiliates, are as follows:



                                                                                  1996        1995        1994
                                                                               ----------  ----------  ----------

Equipment acquisition fees...................................................  $   36,673  $  107,415  $  147,800

Equipment management fees....................................................     249,205     244,800     188,998

Administrative charges.......................................................      42,123      21,000      12,000

Reimbursable operating expenses due to third parties.........................      98,758     100,358      57,179

Interest on notes payable--affiliate.........................................      --          --             441
                                                                               ----------  ----------  ----------

    Total....................................................................  $  426,759  $  473,573  $  406,418
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------



    As provided under the terms of the Trust Agreement, EFG is compensated for its services to the Trust. Such services include all aspects of acquisition, management and sale of equipment. For acquisition services, EFG is compensated by an amount equal to .28% of Equipment Base Price paid by the Trust. For acquisition services resulting from reinvestment, EFG is compensated by an amount equal to 3% of Equipment Base Price paid by the Trust. For management services, EFG is compensated by an amount equal to the lesser of (i) 5% of gross operating lease rental revenues and 2% of gross full payout lease rental revenues received by the Trust or (ii) fees which the Managing Trustee reasonably believes to be competitive for similar services for similar equipment. Both of these fees are subject to certain limitations defined in the Trust Agreement. Compensation to EFG for services connected to the remarketing of equipment is calculated as the lesser of (i) 3% of gross sale proceeds or (ii) one-half of reasonable brokerage fees otherwise payable under arm's length circumstances. Payment of the remarketing fee is subordinated to Payout and is subject to certain limitations defined in the Trust Agreement.


    Administrative charges represent amounts owed to EFG, pursuant to Section 10.4(c) of the Trust Agreement, for persons employed by EFG who are engaged in providing administrative services to the Trust. Reimbursable operating expenses due to third parties represent costs paid by EFG on behalf of the Trust which are reimbursed to EFG.


    All equipment was purchased from EFG, one of its Affiliates or from third-party sellers. The Trust's Purchase Price is determined by the method described in Note 2, Equipment on Lease.



    All rents and proceeds from the sale of equipment are paid directly to either EFG or to a lender. EFG temporarily deposits collected funds in a separate interest-bearing escrow account prior to remittance to the Trust. At December 31, 1996, the Trust was owed $154,395 by EFG for such funds and the interest thereon. These funds were remitted to the Trust in January 1997.

                      TRUST DISTRIBUTIONS AND ALLOCATIONS

GENERAL


    The Trust will make Distributions to the Managing Trustee, the Special Beneficiary, the Class A Beneficiaries and the Class B Beneficiaries of (1) Distributable Cash From Operations and (2) Distributable Cash From Sales or Refinancings (collectively, "Distributions"). Distributable Cash From Operations means, in general, the cash from normal operations of the Trust after payment of all expenses of the Trust, establishment of appropriate reserves and after payment of any accrued and unpaid Asset Management Fee, and, after Payout, any Subordinated Resale Fee. Distributable Cash From Sales or Refinancings means, in general, proceeds resulting from a sale of any Assets or any refinancing of any debt thereon after payment of all expenses of the Trust, less amounts under certain circumstances to be reinvested in replacement Assets and any accrued and unpaid Asset Management Fees and Acquisition Fees and Acquisition Expenses paid with respect to additional Assets acquired through reinvestment of Cash From Sales or Refinancings, and, after Payout, payment of any accrued and unpaid Subordinated Resale Fee. "Payout" means, collectively, Class A Payout and Class B Payout. Class A Payout basically means the first time when all the Distributions to the Class A Beneficiaries equal $25 per Interest, plus the Cumulative Class A Annual Distribution. Cumulative Class A Annual Distribution basically means an annual, aggregate distribution of 10% per annum on the Class A Beneficiaries' net investment in the Trust. "Class B Payout" means the first time that the Class B Beneficiaries have received cash from the Trust in an aggregate amount equal to $5 per Class B Subordinated Interest, together with a return from the Distribution Commencement Date of 8% per annum, compounded quarterly, with respect to the portion of their capital contributions returned to them as Class B Capital Distributions and 10% per annum, compounded quarterly, with respect to the balance of their capital contributions.


    Profits and Losses from normal operations of the Trust will be allocated by determining the Profits and Losses from normal operations attributable to each fiscal quarter on the basis of an interim closing of the books of the Trust as of the close of business on the last day of such fiscal quarter and by allocating the amount of such Profits and Losses allocable with respect to the Interests among the Persons that are Beneficiaries as of the close of business on the last day of such fiscal quarter. Profits and Losses from Sales or Refinancings allocable with respect to the Interests that have been transferred during any year will be allocated to Persons that are Beneficiaries as of the close of business on the last day of the quarter that includes the date of the Sale or Refinancing to which such Profit or Loss is attributable; provided, however, that any Profits from Sales or Refinancings that are recognized by the Trust upon the receipt of a deferred payment after the close of the quarter that includes the date of the Sale or Refinancing relating to such deferred payment will be allocated to the Persons who are Beneficiaries as of the close of business on the last day of the quarter in which the Trust receives such deferred payment. The Managing Trustee may, without the Consent of any Beneficiary, make allocations in any other manner that it determines will satisfy the requirements of Sections 704 and 706 of the Code. Profits and Losses will be allocated in the manner described under "Allocations of Profits and Losses" below.

    All Distributions or allocations to the Class B Beneficiaries, other than those based on Capital Account balances (as such term is defined in the "GLOSSARY") will be shared by the Class B Beneficiaries in the ratio of the number of Class B Subordinated Interests held by each of them to the total number of Interests held by all of the Class B Beneficiaries. Distributions will be described in statements of Cash From Operations, Cash From Sales or Refinancings, Distributable Cash From Operations and Distributable Cash From Sales or Refinancings required to be sent to the Class B Beneficiaries under each Trust Agreement. (See "REPORTS TO BENEFICIARIES.")

CERTAIN DISTRIBUTION POLICIES

    The Managing Trustee intends to make Distributions to the Class A Beneficiaries and the Class B Beneficiaries generally in level quarterly amounts prior to Class B Payout. If in any fiscal quarter

Distributions are not made of at least $0.41 per Class Interest, no Distributions will be made with respect to the Class B Subordinated Interests. However, the Managing Trustee expects that the Trust will have sufficient cash available to make, and will make, Distributions each quarter of at least $0.41 per Class A Interest and $0.164 per Class B Subordinated Interest (as such amount may be reduced by the Class B Distribution Reduction Factor). From time to time and at least annually, the Managing Trustee will review the available cash of the Trust to determine whether additional Distributions should be made. It will be the policy of the Managing Trustee to cause the Trust to make annual Distributions of all available Cash from Operations and Cash from Sales and Refinancings, subject only to the establishment and maintenance of reasonable reserves and, to the extent deemed appropriate by the Managing Trustee, the prepayment of Trust debt.


DISTRIBUTIONS AND ALLOCATIONS

    Distributions of all Distributable Cash From Operations and Distributable Cash From Sales or Refinancings (collectively, "Distributions") will be made to the Managing Trustee, the Special Beneficiary and the Beneficiaries as set forth below.

    Promptly after the Closing, the Class A Beneficiaries will receive the Special Class A Distribution in an amount equal to 20% of the net proceeds of the Offering. The Class B Beneficiaries will receive any Class B Capital Distributions to be made to them not later than the expiration of the Initial Redemption Period provided that there are Offering proceeds remaining after paying Offering expenses, making the Special Class A Distribution and redeeming Class A Interests.

    Class B Capital Distributions, if any, would have no effect on the voting rights of the Class B Beneficiaries. The Class A Beneficiaries and the Class B Beneficiaries will have one vote for each Interest held in all matters on which their Interests are entitled to be voted under the Trust Agreement. See "SUMMARY OF THE TRUST AGREEMENT--Voting Rights."

    Non-liquidating Distributions. Commencing as of the first day of the month following Closing (the "Distribution Commencement Date"), non-liquidating Distributions will be made (a) 1% to the Managing Trustee, (b) 8.25% to the Special Beneficiary and (c) 90.75% to Class A Beneficiaries and the Class B Beneficiaries.

    Distributions so to be made to the Class A Beneficiaries and the Class B Beneficiaries will be allocated as follows, on a quarterly non-cumulative basis (pro rated for fractional quarters):

    Prior to Class B Payout:

    first, 100% to the Class A Beneficiaries up to $0.41 per Class A Interest;

    second, 100% to the Class B Beneficiaries up to $0.164 per Class B Subordinated Interest, reduced by the Class B Distribution Reduction Factor;

    third, 100% to the Class A Beneficiaries up to an additional $0.215 per Class A Interest; and

    fourth, until Class B Payout has been attained, 80% to the Class B Beneficiaries and 20% to the Class A Beneficiaries.

    After Class B Payout:

    all further Distributions will be made to the Class A Beneficiaries and the Class B Beneficiaries in amounts so that each Class A Beneficiary receives with
respect to each Class A Interest an amount equal to    %, divided by the
difference between 100% and the Class B Capital Reduction Factor, of the amount so distributed with respect to each Class B Interest.

    As used herein:

    "Class B Payout" means the first time that the Class B Beneficiaries have received cash from the Trust in an aggregate amount of $5 per Class B Subordinated Interest, together with a return from the Distribution Commencement Date of 8% per annum, compounded quarterly, with respect to the portion of their capital contributions returned to them as Class B Capital Distributions and 10% per annum, compounded quarterly, with respect to the balance of their capital contributions.


    "Class B Capital Distributions" means the aggregate amount of any cash payments made by the Trust to the Class B Beneficiaries as a return of their capital contributions from excess Offering proceeds.


    "Class B Distribution Reduction Factor" means the percentage determined as the fraction, the numerator of which is the Class B Capital Distributions (on a per Class B Subordinated Interest basis), discounted at 8% per annum from the Distribution Commencement Date, and the denominator of which is $5.


    The following are two examples intended to illustrate how the foregoing provisions will apply:

    Example 1: Assuming 300,000 Class A Interests and 300,000 Class B Subordinated Interests are outstanding and no Class B Capital Distributions have been made, Distributions prior to Class B Payout would be made as follows:

    first, $123,000 ($0.41 x 300,000 Class A Interests) to the Class A Beneficiaries;

    second, $49,200 ($0.164 x 300,000 Class B Subordinated Interests) to the Class B Beneficiaries;

    third, $64,500 ($0.215 x 300,000 Class A Interests) to the Class A Beneficiaries;


    fourth, until Class B Payout, any remaining Distributions 80% to the Class B Beneficiaries and 20% to the Class A Beneficiaries. Assuming an additional $200,000 is distributed, $160,000 would be paid to the Class B Beneficiaries and $40,000 would be paid to the Class A Beneficiaries.



    All Distributions after Class B Payout, will be made such that the Class A
Interests each receive    % of the amount received per Class B Subordinated
Interest. Assuming $         is distributed after Class B Payout, the Class A
Beneficiaries would receive $         per Class A Interest (for a total of
$         ) and the Class B Beneficiaries would receive $         per Class B
Subordinated Interest (for a total of $         ).


    Example 2: Assuming 300,000 Class A Interests and 300,000 Class B Subordinated Interests are outstanding, and Class B Capital Distributions have been made such that the Class B Distribution Reduction Factor is 25%, Distributions would be made as follows;

    first, $123,000 ($0.41 x 300,000 Class A Interests) to the Class A Beneficiaries;

    second, $36,900 (($0.164--(.25 x $0.164)) x 300,000 Class B Subordinated
Interests) to the Class B Beneficiaries;

    third, $64,500 ($0.215 x 300,000 Class A Interests) to the Class A Beneficiaries;

    fourth, until Class B Payout, any remaining Distributions 80% to the Class B Beneficiaries and 20% to the Class A Beneficiaries. Assuming an additional $200,000 is distributed, $160,000 would be distributed to the Class B Beneficiaries and $40,000 would be paid to the Class A Beneficiaries.


    All Distributions after Class B Payout, will be made such that the Class A
Interests each receive    % (      %/ (      %-      %)) of the amount received
per Class B Subordinated Interest. Assuming $         is distributed after Class
B Payout, the Class A Beneficiaries would receive $         per Class A Interest
(for a total of $         ) and the Class B Beneficiaries would receive
$         per Class B Subordinated Interest (for a total of $         ).


    LIQUIDATING DISTRIBUTIONS. Upon the occurrence of a Dissolution Event, after payment of, or adequate provision for, the debts and obligations of the Trust, the remaining assets of the Trust (or the proceeds of sales or other dispositions in liquidation of Trust assets, as may be determined by the Managing Trustee) will be distributed to the Managing Trustee, the Special Beneficiary and the Beneficiaries to the extent of the positive balances in their Capital Accounts. The term "Dissolution Event" is defined in the Trust Agreement to mean, generally, a sale, condemnation, eminent domain taking, casualty or other disposition affecting all or substantially all of the Trust's then remaining Assets which results in the dissolution of the Trust. The Trust will not make in-kind Distributions to the Beneficiaries or the Special Beneficiary.

    DISTRIBUTIONS TO FOREIGN BENEFICIARIES. The Managing Trustee has the right to request, from time to time, each Beneficiary to certify, in form acceptable to the Managing Trustee, that such Beneficiary is not a Foreign Beneficiary. Any Beneficiary who fails to deliver such certification will be treated as a Foreign Beneficiary until such time as such Beneficiary delivers an acceptable certification to the Trust.

    The Managing Trustee has the right, with respect to any Beneficiary who is so determined to be a Foreign Beneficiary, to (i) pay to the Service on behalf of such Foreign Beneficiary such amounts as it may determine may be required to comply with Sections 1441, 1442 and 1446 of the Code and (ii) to deduct and maintain in a non-interest bearing escrow account for the benefit of a Foreign Beneficiary all or a portion of Distributions to be made to a Foreign Beneficiary to the extent that the Managing Trustee determines that such Distributions may be needed by the Trust to comply at a later date with Sections 1441, 1442 and 1446 of the Code or to repay principal, interest and other borrowing costs on any borrowings made by the Trust to comply with the requirements of Sections 1441, 1442 or 1446 of the Code. To the extent that the Managing Trustee determines that any amounts deducted from the Distributions of any Foreign Beneficiaries under clause (ii) above are not needed to enable the Trust to comply with Sections 1441, 1442 and 1446 of the Code or to pay principal, interest or other borrowing costs on any borrowings made by the Trust in connection therewith, such amounts shall be paid over to the Foreign Beneficiaries with respect to whom the amounts were deducted. Any Foreign Beneficiary shall on demand reimburse the Trust for any amounts received by such Foreign Beneficiary as Distributions which are necessary to satisfy the Trust's obligations under Section 1441, 1442 and 1446 of the Code. Each Foreign Beneficiary grants to the Trust a first lien and security interest in and to the Interests of such Foreign Beneficiary and all proceeds thereof to secure the obligations of such Foreign Beneficiary under the Trust Agreement. A pledge of any Interests by a Foreign Beneficiary must include an acknowledgment of the Trust's lien on his interest in Distributions.

ALLOCATION OF PROFITS AND LOSSES


    Profits from the normal operations of the Trust or from Sales or Refinancings or a Dissolution Event for each fiscal year or portion thereof will be allocated:



        First, to the extent that the Managing Trustee or any Trust Beneficiary has a negative balance in its or his Capital Account (after taking into account the reduction in Capital Accounts resulting from any Distributions during such fiscal year), to such Person(s) until such Capital Account balance(s) are increased to zero; and if Profits are insufficient to bring all such Capital Accounts up to zero, then pro rata according to the negative balances in their respective Capital Accounts; and



        Second, any remaining Profit shall be allocated among the Managing Trustee, the Beneficiaries and the Special Beneficiary in such a manner that, as of the end of such fiscal year the Capital Account of each shall be equal (without taking into account the reduction in such Capital Account resulting from any Distributions made during the fiscal year) to the respective net amounts which would be distributed to each under the Trust Agreement if the Trust were to (i) sell its assets for an amount equal to their adjusted basis determined under Regulation Section 1.704-1(b)(2)(iv)(g) and (ii) distribute all Trust cash in accordance with the Trust Agreement.



    Losses from the normal operations of the Trust or from Sales or Refinancings or a Dissolution Event for each fiscal year or portion thereof will be allocated:

        First, to the extent that the Managing Trustee or any Class B Beneficiary has a positive balance in his Capital Account, to such Person(s) until such Capital Account balance(s) are decreased to zero, and if Losses are insufficient to reduce all such Capital Accounts to zero, then pro rata according to the positive balances in each Capital Account; and



        Second, to the extent that any Class A Beneficiary has a positive balance in his Capital Account, to such Class A Beneficiary(ies) until such Capital Account balance(s) are decreased to zero, and if Losses are insufficient to reduce all such Capital Accounts to zero, then pro rata according to the positive balances in each Capital Account; and



        Third, the remainder to the Managing Trustee.


    A special provision requires that at least 1% of all Profits and Losses of the Trust be allocated to the Managing Trustee unless Section 704(b) or Section 704(c) of the Code mandates otherwise.

    To the extent that a Trust incurs any costs or expenses in connection with the withholding obligations applicable to Foreign Beneficiaries, such costs or expenses shall be allocated solely to the Foreign Beneficiaries (and shall not enter into the computation of Profits and Losses allocated under other provisions of the Trust Agreements) and shall reduce their Capital Accounts accordingly.

                           FEDERAL TAX CONSIDERATIONS

BRIEF OVERVIEW OF FEDERAL TAX CONSIDERATIONS

    This summary briefly outlines certain of the material federal income tax considerations associated with an investment in the Class B Subordinated Interests. All material federal income tax considerations associated with an investment in the Trust are discussed in "FEDERAL TAX CONSIDERATIONS" in its entirety. Investors should read the sections following this summary for a more detailed discussion of these federal income tax considerations.


    OPINIONS OF PEABODY & BROWN. Peabody & Brown is of the opinion that, subject to the assumptions and other considerations discussed in "Federal Tax Considerations" and based upon the Managing Trustee representations discussed in "Federal Tax Considerations," it is more likely than not that (a) the Trust will be treated as a partnership for federal income tax purposes, (b) the Trust will be not be treated as a publicly traded partnership, (c) the Trust Agreement's allocations of Profits and Losses (attributable to Trust Beneficiaries' Capital Contributions) will be respected for tax purposes, (d) the Trust's Profits and Losses from the business of leasing Assets will be treated as passive income and losses to the Beneficiaries, (e) substantially all of the existing Leases will be treated as true leases for federal income tax purposes, (f) Trust Indebtedness will constitute indebtedness for federal income tax purposes and any interest paid with respect thereto will be deductible under Section 163 of the Code, and (g) substantially more than half of the material tax benefits from an investment in the Trust will be realized. No other opinions of counsel are being obtained with respect to any other tax issues raised in connection with an investment in the Trust.


    TAX RATES AND CAPITAL GAINS. The maximum individual tax rate is now 39.6% for ordinary income and 28% for capital gains. The maximum corporate tax rate is 35%.

    TRUST STATUS. The ability of the Trust to pass through Profits and Losses to the Beneficiaries is dependent upon its being classified as a partnership for tax purposes. The Trust will receive an opinion of Peabody & Brown that it will be treated as a partnership for federal income tax purposes.

    GENERAL PRINCIPLES OF PARTNERSHIP TAXATION. The Trust will file annual partnership tax returns, but is not subject to federal income taxation. Each Beneficiary must report on his federal income tax return his distributive share of income, gain, losses, deductions or credits of the Trust for the taxable year whether or not actual distributions of cash or other property are made to him.

    A cash distribution from the Trust to a Beneficiary is taxable to the extent it exceeds the Beneficiary's tax basis in the Trust. A Beneficiary's tax basis is equal to his paid-in Capital Contribution plus his allocable share of Trust liabilities as to which no Participant bears the economic risk of loss, increased by his allocable share of Profits and decreased by (a) his allocable share of Losses and (b) cash and other distributions.

    For each year, a Beneficiary (other than a widely held corporation) may not deduct its share of Losses to the extent they exceed the Beneficiary's amount at risk at the end of the year. A Beneficiary will generally have an initial at risk amount equal to paid-in Capital Contributions. This initial at risk amount will increase by such Beneficiary's share of the Trust's Profits and decrease by
(a) such Beneficiary's share of Losses, and (b) the amount of cash and other distributions made to such Beneficiary.


    ALLOCATION OF PROFITS AND LOSSES. Allocations of a partnership's income, gain, loss, deduction or credit under a partnership agreement will be given effect for federal income tax purposes if the allocations have "substantial economic effect" or are otherwise in accordance with the partners' interests in the partnership, taking into account all facts and circumstances. The Trust Agreement has been drafted in an effort to satisfy the requirements of "substantial economic effect," and, therefore, it is the opinion of Peabody & Brown that all Trust allocations of Profits and Losses (attributable to Trust Beneficiaries' Capital Contributions) will be respected for tax purposes. There can, however, be no assurance that the Service will not challenge the allocations of Profits and Losses under the Trust Agreement. (See "Allocations of Profits and Losses" below for a more complete discussion.)

    ACTIVE/PASSIVE INCOME AND LOSS. The Code divides income and loss into three categories: active, passive and portfolio. Passive losses can be applied to offset a taxpayer's passive income, but cannot be used to offset portfolio or active income. These passive loss limitations apply to taxpayers who are individuals, personal service corporations, estates and trusts. Regular "C" corporations which are not personal service corporations are not subject to these rules, although closely-held corporations (defined as corporations in which 50% or more of the stock is held, directly or indirectly, by five or fewer individuals) may use passive losses to offset passive or active trade or business income, but may not use passive losses to offset portfolio income.

    Peabody & Brown will render its opinion that, subject to regulations which may be issued by the Service, Trust Profits and Losses from the business of leasing the Assets will be treated as passive income and losses to Beneficiaries. See "FEDERAL TAX CONSIDERATIONS--Active/Passive Income and Loss" below for a more complete discussion.

    Investment by Qualified Pension, Profit-Sharing and Stock Bonus Plans and Individual Retirement Accounts and by Other Tax-Exempt Organizations. The Trust's business of leasing personal property will likely constitute an unrelated trade or business with respect to a Qualified Plan or an Exempt Organization which invests in the Trust and will cause a Qualified Plan or Exempt Organization to have unrelated business taxable income. Unrelated business taxable income in excess of $1,000 in any taxable year will be taxable at income tax rates applicable to trusts or corporations (whichever is applicable) and may be subject to alternative minimum tax. Investors which are Qualified Plans or Exempt Organizations should consult with their own tax advisors with regard to the application of the unrelated business taxable income rules.

    TAX STATUS OF LEASES. The Trust's status as owner of the Assets for tax purposes is dependent upon whether a Lease is recognized as a true lease, rather than a financing arrangement or installment sale, for federal income tax purposes. Based solely upon the representation of the Managing Trustee, without verification of the accuracy thereof, regarding the characteristics of the Leases, Peabody & Brown will render its opinion that substantially of the Leases will be treated as true leases for federal income tax purposes. (See "Tax Status of Leases" below, for a more complete discussion.)

    DEPRECIATION (COST RECOVERY) AND RECAPTURE. The modified accelerated cost recovery system (MACRS) under the Code establishes categories of 3-, 5-, 7-, 10 and 20-year recovery period property and permits the use of the 200% declining balance method (150% in the case of 15- or 20-year property) with half year convention switching to the straight-line method to maximize depreciation. Because the Trust will utilize this accelerated method of depreciation with respect to its Assets, Beneficiaries will be allocated cost recovery deductions which will be treated as adjustment items for alternative minimum tax purposes. Depending upon facts and circumstances, limitations on the use of accelerated depreciation and the amount of depreciation deductions which can be claimed in the year property is placed in service may apply to the Trust or its Assets.

    All depreciation deductions previously claimed by the Trust (to the extent of gain) will be taxable as ordinary income in the event of sale, foreclosure, casualty or other disposition (other than a refinancing and certain like-kind exchanges) of Assets, and an allocable portion of such depreciation will be subject to recapture to the extent of gain, if any, in the event of a sale or other disposition of any of a Beneficiary's Interests.

    SALE OR OTHER DISPOSITION OF TRUST PROPERTY. Upon a sale or other disposition of Assets, the selling Trust will realize gain or loss equal to the difference between the basis of the Assets at the time of sale or disposition and the amount realized upon sale or disposition. All depreciation previously taken will, to the

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extent of any gain realized on the disposition, be treated as ordinary income.
The characterization of gain in excess of the amount of depreciation will depend upon specific facts and circumstances.

    SALE OF OTHER DISPOSITION OF INTERESTS. As a general rule, gain or loss recognized by a Beneficiary (who is not a "dealer" in Interests) on the sale of his Interests which have been held for more than one year will be taxable as long-term capital gain or loss. However, that portion of a selling Beneficiary's gain allocable to "unrealized receivables" (such as depreciation recapture) and "substantially appreciated inventory" (as defined in Section 751 of the Code) of the Trust in which he is a Beneficiary would be treated as ordinary income.

    TAX TREATMENT OF CERTAIN TRUST EXPENSES. The Trust will incur costs for which it will claim deductions for federal income tax purposes. There is no assurance that the Service will not challenge these deductions on various grounds. Accordingly, no representation or warranty of any kind with respect to any deduction can be made. If it is ultimately determined that any deduction of the Trust is not allowable, an adjustment of the taxable income or loss of the Trust for the year of the deduction would be necessitated. Such an adjustment would, in turn, cause an adjustment in the federal income tax liabilities of the Trust and the Managing Trustee, the Special Beneficiary and each Beneficiary for that year.

    LIMITATIONS ON THE DEDUCTIBILITY OF INTEREST. Investment interest is only deductible to the extent of net investment income. Interest expense attributable to a passive activity (such as the Trust) will not be treated as investment interest. Consequently, interest expense of the Trust will be subject to passive loss limitations, but not investment interest limitations.

    TRUST TAX ELECTIONS.  The Trust does not intend to make an election under
Section 754 of the Code to adjust the basis of its assets upon the transfer of any Interests unless the Interests are listed on a registered securities exchange, which is not presently contemplated.

    TAX SHELTER REGISTRATION. The Code imposes certain requirements, including registration, upon offerings which constitute "tax shelters." The Trusts are not expected to be treated as "tax shelters" for this purpose.

    NOMINEE CORPORATIONS. If the Trust uses a nominee corporation to hold title to Assets, such corporation may, under certain circumstances, be treated as a separate entity for tax purposes.

    TRANSFERABILITY AND TERMINATION OF THE TRUST. The Code provides that if 50% or more of the capital and profit interests in a partnership are sold or exchanged within a single twelve month period, such partnership generally will terminate for federal income tax purposes. Consequently, the Trust Agreement provides that Interests cannot be transferred without the consent of the Managing Trustee if the transfer would result in the termination of the Trust.

    ALTERNATIVE MINIMUM TAX. Both corporate and non-corporate taxpayers are subject to an alternative minimum tax imposed at the rate of 26% or 28% (depending upon the amount of alternative minimum taxable income) of alternative minimum taxable income in the case of individuals and 20% of alternative minimum taxable income in the case of corporations. It is expected that all Beneficiaries will be allocated tax adjustment items for purposes of the alternative minimum tax attributable to the use of accelerated depreciation methods.

    INTEREST AND PENALTIES ON UNDERPAYMENT OF TAXES; AUDIT. Interest rates on tax overpayments and underpayments are set quarterly. The interest rate on deficiencies is currently 9% per annum (compounded daily) which will remain in effect through March 31, 1997. Many of the penalty provisions of the Code have been consolidated into a single, more cohesive accuracy-related penalty, imposed at the rate of 20%, to the portion of any underpayment of tax that is attributable to (1) negligence, (2) any substantial understatement of income tax or (3) any substantial valuation overstatement.

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
    The Service is engaged in an intensified audit program for partnerships. As a consequence, audits of the Trust's information returns are more likely to occur than they were prior to the commencement of such audit program. A federal income tax audit of the Trust's tax information return may result in an audit of the returns of its Beneficiaries, and such an examination could result in adjustments both to items that are related to such Trust and to unrelated items.

    TRUSTS AS INVESTORS. Any trust which is considering purchasing Interests should consider the issue of whether the investment would cause the trust to be treated as an association taxable as a corporation. According to the Regulations, the determination of whether an entity formed as a trust will be treated as a trust or as an association depends on whether there are associates and an objective to carry on business and divide the gains therefrom. Treatment as a corporation would mean that the trust will be taxed at corporate rates at the trust level, whether or not income is distributed to beneficiaries, and cash distributions to beneficiaries would be treated as dividends only to the extent of earnings and profit.

    INVESTMENT BY FOREIGN BENEFICIARIES. The United States income tax treatment applicable to a Foreign Beneficiary is complex and will vary depending on the particular circumstances applicable to such Foreign Beneficiary. Foreign Beneficiaries are urged to consult with their tax counsel regarding the United States and foreign tax consequences of an investment in the Trust. Generally, it is anticipated that the Trust will withhold income tax with respect to taxable income allocable to Foreign Beneficiaries at the rate of 39.6% in the case of individuals and 35% in the case of corporations. However, in the event that the Trust were deemed not to be engaged in a trade or business, a Foreign Beneficiary could be subject to a U.S. tax at a rate of 30% of such Beneficiary's share of gross lease payments. The Trust will admit Foreign Beneficiaries only if the Managing Trustee receives satisfactory assurances that it will be deemed to be engaged in a trade or business.

    CHANGES IN TAX LAW. There may be changes to the Code in future years (including amendments having a retroactive effect) which could adversely affect an investment in the Trust.

GENERAL; OPINIONS OF PEABODY & BROWN

    The following discussion provides a summary of the material federal income tax considerations which may be relevant to an investment in the Class B Subordinated Interests. The discussion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and by Treasury Regulations, published rulings and judicial decisions in effect as of the date of this Prospectus, any of which could be changed at any time. (See "Possible Changes in Tax Law", below.) Any such changes may be retroactive and could modify the statements expressed herein.

    Although the Trust will be formed as a business trust under the Delaware Business Trust Act, it will be treated as a partnership for federal income tax purposes. Consequently, the following discussion of federal income tax considerations has been drafted in the context of an investment in a partnership by the Beneficiaries.

    Each prospective investor should be aware that the following discussion is merely a summary, as it is impractical to set forth all aspects of federal income tax law that may be relevant to an investment in the Trust. In addition, additional considerations may apply to certain types of investors because of peculiar tax considerations which are not specifically discussed herein. FOR THE FOREGOING REASONS, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES ARISING FROM AN INVESTMENT IN THE TRUST WITH REGARD TO HIS PARTICULAR TAX SITUATION.

    It is the opinion of Peabody & Brown that the Trust will be treated as a partnership for federal income tax purposes and that, if the issue were litigated, a court would so hold. In addition, the following numbered paragraphs state the opinions of Peabody & Brown concerning other specific federal income tax issues raised in connection with an investment in the Trust with respect to which Peabody & Brown is able

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
to render an opinion. Reference is made to "FEDERAL TAX CONSIDERATIONS" in its entirety for a more complete discussion of these issues. It is the opinion of Peabody & Brown that, based on current law as of the date of this Prospectus, if the following issues were litigated, although the outcome of litigation cannot be predicted with certainty, it is more likely than not that a court would hold for federal income tax purposes that:

        I. Based upon the representation of the Managing Trustee that it will not consent to the transfer, assignment or disposition of any Interest or cause the Trust to undertake the redemption of any Interest, if such transfer, assignment, disposition or redemption would cause the Trust to be treated as a publicly traded partnership for federal income tax purposes and assuming that the Managing Trustee acts in accordance with such representation and the Trust Agreement the Trust will not be treated as a publicly traded partnership;


        II. The allocations set forth in the Trust Agreement of Profits and Losses (attributable to Trust Beneficiaries' Capital Contributions) have "substantial economic effect" and/or are in accordance with the interests of the Participants in the Trust (however, because of various fees payable to the Managing Trustee and its Affiliates (including the Special Beneficiary), the Service could require a reallocation of interests in the Trust);


        III. Profits and Losses generated by the Trust from the business of leasing of Assets will be treated as passive losses or passive income to a Beneficiary (however, the Service has been broadly authorized to prepare regulations to prevent the conversion of portfolio income into passive income which might be drafted to include investments such as the Trust);

        IV. Based solely upon the representation of the Managing Trustee, without independent verification of the accuracy thereof, regarding the terms of the Leases and the valuation of the Assets, substantially all of the existing Leases will be treated as true leases for federal income tax purposes; and

        V. Based solely upon the representation of the Managing Trustee regarding the characteristics of the Trust Indebtedness, the Trust Indebtedness will constitute indebtedness for federal income tax purposes and any interest paid with respect thereto will be deductible under Section 163 of the Code.

    In addition, assuming that the Trust operates in the manner described in the Prospectus, Peabody & Brown is of the opinion that substantially more than half of the material tax benefits described herein, in the aggregate, will more likely than not be realized. Investors should note that such opinion assumes that each agreement between the Trust and a Lessee will constitute a "true lease" for federal income tax purposes. However, the determination of whether a particular agreement constitutes a true lease depends on the facts of the specific transaction. Peabody & Brown's opinion regarding the status of the Leases as true leases is based solely upon the representations of the Managing Trustee regarding the terms of the Leases and valuation of the Assets. If such representations were determined to be inaccurate, the Leases may not be treated as true leases for federal income tax purposes.

    No other opinions of counsel are being obtained with respect to any other federal income tax issues raised in connection with an investment in the Trust, including the proper federal income tax treatment of any fees or other expenses or the availability and amounts of cost recovery deductions. Each of these and all other material federal income tax issues are discussed in other sections of "FEDERAL TAX CONSIDERATIONS."

TAX RATES AND CAPITAL GAINS

    The Omnibus Budget Reconciliation Act of 1993 (the "1993 OBRA") restructured federal tax rates applicable to individual taxpayers. There are five tax brackets for individuals: the first at a 15% marginal tax rate, the second at a 28% marginal tax rate, the third at a 31% marginal tax rate, the fourth at a 36% marginal tax rate and the fifth at a 39.6% marginal tax rate. The effective maximum marginal tax rate may

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
exceed 39.6% as a result of the phase out of the personal exemption deduction and the limitation on itemized deductions. The levels of income to which the various marginal tax rates apply and the base amounts for computing the personal exemption phase out and the itemized deduction reduction will be adjusted for inflation.

    The maximum rate of tax on capital gains for individuals is now 28% and there are other differences between ordinary income and capital gains. To the extent that a taxpayer shows a net capital loss for a taxable year, the amount used to offset ordinary income is limited to $3,000 ($1,500 in the case of a married individual filing a separate return) for the taxable year. The remainder is carried forward to be utilized against income earned in succeeding taxable years.

    The top corporate tax rate is 35%. The 35% rate commences at a taxable income in excess of $10 million. The graduated rate structure is not available to personal service corporations; all income of a personal service corporation is taxed at 35%. The maximum rate of tax on net corporate capital gains is 35%.

    Corporations and individuals are subject to an alternative minimum tax (see "Alternative Minimum Tax" below) which has broad application.

TRUST STATUS


    The Federal income tax treatment of an investment in the Trust will depend upon, among other things, the classification of the Trust as a partnership for federal income tax purposes rather than as an "association" taxable as a corporation or as a trust. The Trust will not request a ruling from the Service that it will be treated as a partnership, but the Trust will instead rely upon the opinion of Peabody & Brown that it will be treated as a partnership for federal income tax purposes.


    The opinion of Peabody & Brown is not binding on the Service. The opinion of Peabody & Brown as to partnership status assumes compliance from the date of formation of the Trust throughout the term of its existence with the following conditions: (1) that the Trust's activities will be conducted in accordance with the provisions of the Trust Agreement; and (2) that the Trust and its Participants will have the objective of carrying on business for profit and dividing the gains therefrom.

    CLASSIFICATION AS A TRUST. Although the Trust will be formed as a business trust under the Delaware Business Trust Act, it will not be treated as a trust for federal income tax purposes. Regulation Section 301.7701-4 provides that an arrangement will not be treated as a trust for tax purposes merely because it is cast in the form of a trust. Regardless of its form, it will be treated as a trust only if its purpose is to vest in the trustees the responsibility for the protection and conservation of property for beneficiaries who cannot share in the discharge of this responsibility and, therefore, are not associates in a joint enterprise for the conduct of business for profit. Under the Trust Agreement, the purpose of the Trust and the responsibility of the Managing Trustee is not the protection and conservation of property. The Trust Agreement provides that the purpose of the Trust is to engage in all activities associated with the business of leasing the Assets and the Trust and the Trustees are granted all of the powers necessary to carry out that purpose. Consequently, the Trust Beneficiaries should be treated as "associates in a joint enterprise for the conduct of business for profit" and the Trust will not be treated as a trust for federal income tax purposes.

    DETERMINATION OF PARTNERSHIP STATUS. On December 17, 1996, the Service issued Treasury Regulation Sections 301.7701-1 through 301.7701-3, the so-called "check the box" regulations regarding classification of entities for federal income tax purposes. These regulations replace the existing rules for classification of an entity as a partnership for federal income tax purposes, including the guidelines of Revenue Ruling 89-12 and Revenue Procedure 92-88, and replace them with a "check the box" system pursuant to which an entity, such as the Trust, which is not formed under a state corporate statute or similar law, can elect to be taxed as a partnership or an association taxable as a corporation by filing a form with the Service. Furthermore, under a default rule which is operative if no such election is made., such an entity will be

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
treated as a partnership. In addition, under these regulations, each existing entity which claimed to be a partnership will be treated as a partnership for prior years if it had a reasonable basis (determined under Section 6662 of the Code) for claiming partnership classification. The regulations apply to periods beginning on or after January 1, 1997.

    The Trust was not formed under a state corporate statute or similar law and the Managing Trustee has represented that it will not elect to have the Trust treated as a corporation for federal income tax purposes. Accordingly, it is the opinion of Peabody & Brown that the Trust will be treated as a partnership for federal income tax purposes and that, although the outcome of litigation cannot be predicted with certainty, it is more likely than not that, if the issue were litigated, a court would so hold.

    The Code provides that publicly traded partnerships engaged in the business of leasing personal property, such as the Trust, will be treated as corporations for federal income tax purposes. Publicly traded partnerships include any partnership if (i) interests in the partnership are traded on an established securities market, or (ii) such interests are readily tradable on a secondary market (or the substantial equivalent thereof). In Notice 88-75, the Service, in advance of issuance of regulations on the subject, set forth certain "safe harbors" which, if met, would prevent a partnership from being treated as a publicly traded partnership. One such "safe harbor" provides that a partnership will not be deemed to be publicly traded if (a) the sum of the percentage interests in partnership profits or capital sold or exchanged or otherwise disposed of during the partnership taxable year (excluding certain specified transfers) does not exceed 5% of the total interests in partnership profits or capital or (b) the sum of the percentage interests in partnership profits or capital sold or exchanged or otherwise disposed of during the partnership taxable year (excluding certain specified transfers, qualified redemptions from an open-end partnership and transfers effected through a "matching service") do not exceed 2% of the total interests in partnership profits or capital.

    Transfers which are excluded for purposes of each of these tests include transfers at death, gifts and other transfers where there is a carryover basis, and transfers by a partner in one or more transactions during any thirty calendar day period of partnership interests representing in the aggregate more than 5% of the total interest in partnership capital or profits. A matching service is a service that lists bid and/or ask prices in order to match partners who want to dispose of their interests in a partnership with persons who want to buy such interests, but subject to strict procedural limitations set forth in Notice 88-75.

    On December 4, 1995, the Service issued final Regulation Section 1.7704-1 which sets forth the circumstances in which a partnership will be treated as a publicly traded partnership. The Regulation includes a definition of the term "readily tradable on a secondary market or the substantial equivalent thereof" which is similar to the definition included in Notice 88-75, but the "safe harbors" in the Regulations are more restrictive than in Notice 88-75. However, the Regulation is not effective until after December 31, 2005 for partnerships, such as the Trust, that were engaged in an activity before December 4, 1995 and that do not add a substantial new line of business. Such partnerships may continue to rely upon Notice 88-75.

    The Trust Agreement provides that the Trust shall not engage in any purchase or redemption of Interests to the extent that such redemption or purchase would cause the Trust to be treated as a publicly traded partnership. In addition, the Managing Trustee has represented that it will act in accordance with the terms of the Trust Agreement and that it will not consent to the transfer, disposition or assignment of any Interests or cause the Trust to undertake any purchase or redemption of Interests if any such disposition, assignment, transfer, purchase or redemption would result in the Trust being treated as a publicly traded partnership. Based upon such representation and assuming that the Managing Trustee acts in accordance with such representation and the Trust Agreement, it is the opinion of Peabody & Brown that the Trust will not be treated as a publicly traded partnership within the meaning of Section 7704 or Section 469 of the Code and that, while the outcome of litigation cannot be predicted with certainty, if the issue were litigated, it is more likely than not that a court would so hold.

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
    It should be noted that the opinion of Peabody & Brown that the Trust will not be treated as a publicly traded partnership for federal income tax purposes is based upon the representation of the Managing Trustee that it will not consent to the transfer, disposition or assignment of any Interest or cause the Trust to undertake a redemption of any Interests if such transfer, assignment, disposition or redemption would cause the Trust to be treated as a publicly traded partnership. If such representations were determined to be inaccurate or the Managing Trustee acted in a manner which was not in accordance with such representation, the Trust could be treated as a publicly traded partnership taxable as a corporation for federal income tax purposes in which event substantially all of the tax benefits (resulting from the pass-through to investors of income and losses) from an investment in the Trust would be eliminated. If the Trust were treated as a publicly traded partnership taxable as a corporation, Profits and Losses would not pass through to Beneficiaries, income of the Trust would be subject to income tax rates applicable to corporations and Distributions would be taxable as dividend (portfolio) income to the extent of current and accumulated earnings and profits.


TAX CONSEQUENCES OF SPECIAL DISTRIBUTION



    Generally, cash distributions from a partnership to a partner are treated as a tax free return of capital to the extent of the partner's adjusted basis in its partnership interest. The special distribution of Offering proceeds to the Class A Beneficiaries, however, differs from a typical distribution in that (a) it will be paid from the proceeds of the Offering of the Class B Beneficiary Interests and (b) the admission of Class B Beneficiaries will result in the dilution of the interests of the Class A Beneficiaries in the Trust. Although the Service has not yet issued Regulations addressing transactions of this nature, it is likely that the special distribution will, as a result of this corresponding dilution of the interests of the Class A Beneficiaries, be treated for federal income tax purposes as a sale of a portion of the Class A Beneficiary Interests to the Class B Beneficiaries resulting in taxable gain or loss to each of the Class A Beneficiaries. (See "FEDERAL TAX CONSIDERATIONS--Sale Or Other Disposition of Interests.") The amount of this gain or loss may be reduced and possibly eliminated if a Class A Beneficiary acquires Class B Beneficiary Interests pursuant to the Offering such that his interest in the Trust is not diluted. CLASS A BENEFICIARIES ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE SPECIAL DISTRIBUTION.


GENERAL PRINCIPLES OF PARTNERSHIP TAXATION

    The Trust must file annual partnership information income tax returns but are not, as entities, subject to federal income taxation. Each Beneficiary must report on his personal federal income tax return his distributive share of the income, gains, losses, deductions or credits of the Trust for the taxable year, whether or not actual distributions of cash or other property are made to him.

    Each Participant's distributive share of such items is generally determined in accordance with the Trust Agreement. (See "TRUST DISTRIBUTIONS AND ALLOCATIONS.") The Trust will provide its Beneficiaries with income tax information relevant to the Trust and his own income tax return, including each Beneficiary's share of taxable income or loss and capital gain or loss for such Trust's taxable year by March 15 of the following year. Beneficiaries whose Interests are registered in the name of a nominee will receive this tax information from their nominee.

    Cash distributions from the Trust to the Managing Trustee, the Special Beneficiary and the Beneficiaries are not generally the equivalent of Trust income for income tax purposes, primarily because depreciation is an item which affects taxable income but not Distributions, and debt amortization is an item which affects Distributions but not taxable income. If the cash distributed by the Trust for any year to a Beneficiary exceeds his share of the Trust's taxable income for the year, the excess constitutes a return of capital which is applied first to reduce the tax basis of the distributee's interest in the Trust, and any amounts in excess of his tax basis are generally taxable to the distributee. A Beneficiary's basis in the Trust initially includes the amount of his paid-in Capital Contribution plus his allocable share of Trust liabilities

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as to which no Participant or related person bears the economic risk of loss (to the extent that these liabilities do not exceed the fair market value of the assets securing the liabilities). Such basis is increased by the Beneficiary's share of taxable income and is decreased by the Beneficiary's share of taxable losses and cash distributions. A Beneficiary will be subject to tax liability if the Trust of which he is a Participant has net income, even though no cash Distribution is made. (See "RISK FACTORS--Risk of Unanticipated Tax Liability.")

    Each Beneficiary will also have an amount "at risk" in the Trust computed in accordance with Section 465 of the Code. A limited partner's amount at risk in a partnership includes his paid-in capital contributions (unless, in the case of an individual or a closely-held corporation, the funds used for the capital contribution were borrowed from a person having an interest in the Trust's activities or from a related person to a person having such an interest or the taxpayer is otherwise protected against the loss of such funds) but does not include any share of partnership debt unless the limited partner is personally liable for such debt. Since no Beneficiary will be personally liable for any Trust debt, each Beneficiary's amount at risk in the Trust will initially include only his paid-in Capital Contribution and will then increase by his share of Trust Profits and decrease by his share of Trust Losses and Distributions. A partner (other than a widely-held corporation which is not subject to the at risk rules) cannot deduct partnership losses to the extent that they exceed his amount at risk in the partnership, and, accordingly, Beneficiaries will not be able to claim Losses in excess of the amount of their Capital Contributions (as reduced by Distributions to them). For this reason, the Trust Agreement provides that Losses will not be allocated to Beneficiaries if the allocation would reduce their Capital Accounts (generally equivalent to their amounts at risk) below zero.

ALLOCATION OF PROFITS AND LOSSES

    Section 704(b) of the Code provides that each partner's allocable share of the profits, losses and other items of a partnership is determined in accordance with the partnership agreement unless (a) the partnership agreement does not provide for such allocations or (b) the allocation to the partners under the partnership agreement does not have "substantial economic effect," in which case allocations will be made in accordance with the partners' interests in the partnership (taking into account all facts and circumstances). Substantial economic effect is generally recognized to exist where the allocation of taxable profits and losses actually affects the partners' shares of economic income or loss independent of tax consequences.

    The Trust Agreement provides for the allocation of Trust's Profits and Losses from normal operations and from sales and refinancings among the Managing Trustee, the Special Beneficiary and the Beneficiaries in the manner set forth in "Trust Distributions and Allocations."

    The Regulations with respect to the determination of a partner's distributive share of items within a partnership provide clarification of the two-part test for substantial economic effect: all allocations must have economic effect and the effect must be substantial. With respect to the requirement of economic effect, the Regulations provide, in general, that allocations have economic effect if (a) the partners' capital accounts are maintained properly and allocations of items are reflected in adjustments to capital accounts, (b) liquidation proceeds are required to be distributed in accordance with the partners' capital account balances, and (c) following the distribution of such proceeds, partners are required to restore any deficits in their capital accounts. The determination of whether an allocation has economic effect is made as of the end of the partnership's taxable year to which the allocation relates. An allocation that does not satisfy requirement (c) may nevertheless be deemed to have economic effect if the partnership agreement contains a "qualified income offset" provision.

    The Regulations state that a partnership agreement contains a "qualified income offset" if and only if it provides that a partner who unexpectedly receives certain types of adjustments, allocations or distributions in connection with transfers of partnership interests and distributions of partnership property which

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cause or increase a deficit balance in his capital account will be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

    If an agreement satisfies requirements (a) and (b) above and has a "qualified income offset" provision, then an allocation to a partner will have economic effect to the extent such allocation (other than an allocation attributable to non-recourse debt) does not cause or increase a deficit in such partner's capital account to an amount which is greater than such partner's obligations to contribute additional capital to the partnership. In making this determination, the partner's capital account must first be reduced to take into account certain allocations of loss or deduction and/or distributions which have not yet occurred but which are reasonably expected to occur in the future. Under this provision, assuming that a partnership agreement has a qualified income offset provision, an allocation of loss not attributable to non-recourse debt will be permitted if the deficit in the partner's capital account caused by such allocation is not greater than the partner's obligation to contribute additional capital to the partnership. With respect to the substantiality requirement, the Regulations generally state that an allocation must have a reasonable possibility of affecting the dollar amounts to be received by the partners independent of tax consequences in order to be substantial. Furthermore, an allocation is insubstantial if, as a result of the allocation, the after-tax economic consequences of at least one partner may be enhanced while there is a strong likelihood that the after-tax economic consequences of no partner will be diminished. Finally, the Regulations provide that allocations are insubstantial if they merely shift tax consequences within a partnership taxable year or are likely to be offset by other allocations in subsequent taxable years.

    The Regulations also include complex provisions for the allocation of deductions attributable to non-recourse debt and partner non-recourse debt (debt which is nominally non-recourse but which is guaranteed by a partner or related person or has been loaned by a partner or related person), and for the charge back of income corresponding to the offset of such deductions at the appropriate times. In lieu of these complex provisions, the Trust Agreement merely provides that all Losses in excess of the Capital Account balances of the Trust Beneficiaries will be allocated to the Managing Trustee. This provision is not expected to adversely impact the tax benefits available to any Trust Beneficiaries (except perhaps widely-held corporations) because Losses in excess of Capital Accounts would be suspended under the at risk rules (see "General Principles of Partnership Taxation") for all Trust Beneficiaries other than widely-held corporations.


    In the case of the Trust, although Capital Accounts will be maintained for the Trust Beneficiaries and all allocations result in adjustments in Capital Accounts, the Trust Agreement does not require any Trust Beneficiary with a deficit Capital Account balance at liquidation to restore such balance to the Trust as required under the Section 704 Regulations. However, the Trust Agreement does include a "qualified income offset" provision which is designed to meet the alternative test under the Section 704 Regulations. In addition, allocations of Losses to the Trust Beneficiaries are limited so that Losses will not be allocated to the Trust Beneficiaries if such Losses would cause deficit balances in their Capital Accounts. The Trust Agreement provides that liquidation proceeds are distributed in accordance with each Participant's Capital Account. Accordingly, it is the opinion of Peabody & Brown that the allocations of Profits and Losses (attributable to Trust Beneficiaries Capital Contributions) in the Trust Agreement have substantial economic effect and/or are in accordance with the interests of the Participants in the Trust and that, if the issue were litigated, it is more likely than not that a court would so hold.


    The Service could assert that deductions attributable to non-recourse financing in Assets should be allocated to the Beneficiaries even if it causes their Capital Accounts to be reduced below zero, but such allocation would not have any adverse consequences to the Beneficiaries. The Service could assert that certain fees and other amounts payable to the Managing Trustee, the Special Beneficiary or their Affiliates constitute distributions to the Managing Trustee or the Special Beneficiary which must be taken into account in allocating Profits and Losses. (See "Tax Treatment of Certain Trust Expenses.") The Service could then contend that, for federal income tax purposes, a Trust's Profits and Losses should be reallocated from the Beneficiaries to the Managing Trustee or the Special Beneficiary to reflect the Managing

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Trustee's or the Special Beneficiary's share of cash distributions as
"increased" by the inclusion of such fees and payments. If this approach were successfully pursued by the Service, the federal income tax consequences to the investors could be less favorable than anticipated because a portion of any Profits and Losses would be re-allocated to the Managing Trustee or the Special Beneficiary. The Trust Agreement includes a provision that requires a special allocation of gross income to the Managing Trustee or the Special Beneficiary to the extent that any fee payable to either of them or their Affiliates is reclassified as a distribution.

ACTIVE/PASSIVE INCOME AND LOSS

    Income and losses are divided into three categories for federal income tax purposes: active, passive and portfolio. In the case of an individual, estate, trust or personal service corporation, passive losses can only be applied, with limited exceptions, to offset passive income. It is the opinion of Peabody & Brown, subject to regulations which may be issued by the Service, that, for the reasons outlined below, Profits and Losses generated by the Trust from the business of leasing equipment will be treated as passive losses or passive income to a Beneficiary, and that, while the outcome of litigation cannot be predicted with certainty if the issue were litigated, it is more likely than not that a court would so hold. Accordingly, profits related to equipment leasing activities and allocable to a Beneficiary who is an individual, estate, trust or personal service corporation may be offset by passive losses or credits from other sources. However, it is possible that regulations will provide that income from certain partnerships will be treated as portfolio income while losses will be treated as passive losses.

    In the case of a closely-held corporation, passive losses and credits can be used to offset either passive or active income, but not portfolio income, while a widely-held corporation can offset passive losses or credits against any income. A widely-held corporation is a C corporation, which is not a personal service company, where five or fewer persons do not own 50% or more of the value of its capital stock after the application of certain attribution of ownership rules at any time during the last half of the corporation's taxable year.

    Passive income or loss is generated from participation in a passive activity which is defined to include the conduct of any trade or business in which the taxpayer does not materially participate throughout the year. By definition, a limited partnership interest is generally treated as participation in a passive activity and the activity of leasing property is treated as a passive activity. Accordingly, subject to regulations to be issued, Profits and Losses from the Trust will be treated as passive income or passive loss to the Beneficiaries. Such regulations have not yet been issued in full and it is possible that regulations will be issued later which will provide that income from certain partnerships will be treated as portfolio income while losses will be treated as passive losses.

    Portfolio income is distinct from passive income, and passive losses cannot be used to offset portfolio income except in the case of a widely held corporation. Portfolio income generally includes interest, dividends, royalties, gain, or loss attributable to disposition of property that is held for investment (and that is not a passive activity), and gain from the sale of property that normally produces interest, dividends or royalty income. If the Trust earns interest income from the investment of funds pending the acquisition of Assets or from the investment of funds held in reserves, this interest would likely be treated as portfolio income allocable to each Beneficiary which could not be offset by passive losses (except in the case of a widely-held corporation), including deductions of the Trust generated by its equipment leasing activity.

    Classification of income from the Trust's leasing activities as portfolio income rather than passive income could also have a substantial adverse effect on the withholding obligations of the Trust with respect to, and the United States tax liability of, any Foreign Beneficiaries. (See "Investment By Foreign Beneficiaries.")

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INVESTMENT BY QUALIFIED PENSION, PROFIT-SHARING AND STOCK BONUS PLANS AND
  INDIVIDUAL RETIREMENT ACCOUNTS AND BY OTHER TAX-EXEMPT ORGANIZATIONS

    Qualified pension, profit-sharing, and stock bonus plans (including Keogh plans) and IRAs (collectively, "Qualified Plans") and corporations, community chests, funds or foundations that meet the requirements of Section 501(c)(3) of the Code ("Exempt Organizations") are generally exempt from taxation except to the extent that their "unrelated business taxable income" (determined in accordance with Sections 511-514 of the Code) exceeds $1,000 during any taxable year. The Trust's business of leasing personal property will likely constitute an unrelated trade or business with respect to a Qualified Plan or an Exempt Organization which invests in the Trust and will cause a Qualified Plan or Exempt Organization to have unrelated business taxable income from the Plan's or Organization's share of the Trust's taxable income from rents under the Leases and, if the Assets are deemed to be held primarily for sale to customers in the ordinary course of business (see "Sale or Other Disposition of Trust Property," below), the gain, if any, on disposition of the Assets. Furthermore, any gain on the sale of Assets which represents recapture of depreciation deductions will be treated as unrelated business taxable income. In calculating its unrelated business taxable income, however, a Qualified Plan may also take into account its share of the Trust's deductions, including depreciation, applicable to leased Assets. Also, with respect to such unrelated business taxable income, the Qualified Plan may carry forward for fifteen years any Losses to the extent they constitute net operating losses relating to the Trust. Unrelated business taxable income in excess of $1,000 in any taxable year will be taxable at income tax rates applicable to trusts or corporations (whichever is applicable) and may be subject to the alternative minimum tax. (See "Alternative Minimum Tax," below.)

    Because Beneficiaries which are Exempt Organizations or Qualified Plans are expected to be allocated unrelated business taxable income by the Trust, these Beneficiaries will be required to file Form 990T to report their unrelated business taxable income and pay any tax which is due as a result of this income. The Managing Trustee has undertaken to identify the amount of the Trust's income in any year that will be treated as unrelated business taxable income on the annual tax forms provided to Qualified Plans and Exempt Organizations.

    Investors which are Qualified Plans or Exempt Organizations should consult with their own tax advisors with regard to the application of the unrelated business taxable income rules.

    As described in "Depreciation (Cost Recovery)," below, the Code places limitations on cost recovery deductions with respect to tax-exempt use property. In this regard, if any property which is not otherwise tax-exempt use property is owned by a partnership which has both a tax-exempt entity and a person who is not a tax-exempt entity as partners, the tax-exempt entity's proportionate share of the property is treated as tax-exempt use property unless (i) all allocations to the tax-exempt entity of partnership items are qualified or (ii) the income derived from its share of the property is subject to the unrelated business income tax. As described above, the leasing of tangible personal property is treated for purposes of the Code as an unrelated trade or business. Therefore, the limitations imposed as a result of these provisions of the Code will not apply to the Trust.

TAX STATUS OF LEASES

    The fact that the agreements between the Trust and its Lessees will each be denominated as a "lease" will not be determinative of the character for federal income tax purposes of the transactions which they reflect, and the Service may assert that any such transaction constitutes a financing arrangement or an installment or conditional sale for federal income tax purposes. The questions of whether the Trust is the owner of Assets and whether a Lease is a true lease are questions involving specific factual matters.

    In Revenue Procedure 75-21, the Service set forth guidelines (regarding such matters as the residual value of the equipment, the term of the lease, the lessor's investment in the equipment and the terms of

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purchase options, if any) to provide assistance to taxpayers preparing ruling requests with respect to whether certain leveraged lease transactions purporting to be leases of personal property would qualify for an advance ruling. However, the ruling guidelines do not define as a matter of law whether a transaction is or is not a lease for federal income tax purposes, and existing judicial authority has held that certain transactions which did not meet all of the Revenue Procedure 75-21 guidelines nevertheless constituted leases for federal income tax purposes.

    The Managing Trustee has represented that, with respect to substantially all of the Leases, the terms of the Leases, the residual value of Assets subject to the Leases and the Trust's investment in the Assets subject to the Leases are all in compliance with the guidelines of Revenue Procedure 75-21. In addition, the Managing Trustee has represented that it will not cause the Trust to enter into any future lease transaction unless it reasonably believes that the lease will be treated as a true lease for federal income tax purposes and that the Trust will be treated as the owner of the Asset subject to such lease. Based solely upon the Managing Trustee's representation, without independent verification of the accuracy thereof, it is the opinion of Peabody & Brown that substantially all of the existing Leases will be treated as true leases for federal income tax purposes and that, although the outcome of litigation cannot be predicted with certainty, it is more likely than not that, if the issue were litigated, a court would so hold.

    Peabody & Brown has not reviewed any of the Leases and it has not obtained or reviewed any appraisals regarding the current and residual values of the Assets. Peabody & Brown's opinion is based entirely upon the representation of the Managing Trustee without undertaking any independent verification of the accuracy thereof. If it were determined that such representations were inaccurate in any respect, the tax benefits expected to be available to Beneficiaries could be substantially less than anticipated.

    No assurance can be given that the Service may not successfully challenge the status of any Lease as a true lease, asserting that the purchase of the Assets by the Trust and the lease of the Assets to the Lessees merely constitute steps in a secured financing transaction or installment sale in which the Lessees are the owners of the Assets and the Trust merely a secured creditor. In such event, the Trust would not be entitled to claim depreciation deductions or deductions for interest on loans with respect to the Assets. Although a portion of the rent payments (otherwise fully taxable) would be deemed to constitute amortization of the principal of such loans which would not be taxable to the Trust, it is anticipated that the net effect of a recharacterization of a Lease as a financing arrangement would increase the amount of taxable income to be reported by the Trust in the initial years of ownership of the Assets, and probably result in a recharacterization of some passive income as portfolio income (see "Active/Passive Income and Loss").

DEPRECIATION (COST RECOVERY)

    MACRS SYSTEM. The modified accelerated cost recovery system (MACRS) under the Code, which is applicable generally for property placed in service after December 31, 1986, establishes categories of 3-, 5-, 7-, 10-, 15- and 20-year recovery period property and permits use of the 200% declining balance method (150% in the case of 15- or 20-year property) with a half year convention switching to the straight-line method to maximize depreciation.

    Taxpayers may elect, in lieu of the accelerated method described above, a method of recovery based on the straight-line depreciation method over an asset's ADR midpoint life. It is not anticipated that the Trusts will elect the optional straight-line method. Accordingly, Beneficiaries will be allocated amounts of cost recovery deductions which will be treated as adjustment items for purposes of the alternative minimum tax. (See "Alternative Minimum Tax," below.)

    MACRS makes no distinction between new and used Assets, and the deduction in the initial year of ownership of the Assets is the same regardless of when the Assets are acquired during the year, subject to the 40% rule set forth below. However, if the Trust acquires Assets during a taxable year that is shorter

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than a full twelve months, the recovery percentage for the year of acquisition is pro-rated according to the number of months in the short taxable year.

    Proposed regulations provide, for purposes of computing cost recovery, that a partnership's first taxable year begins on the first day of the month in which it initially acquires a substantial amount of assets. Accordingly, the recovery allowance with respect to any Assets acquired by the Trust during the year of its initial acquisition of Assets may be reduced. Revenue Procedure 89-15 provides rules for computing the depreciation allowance when property is placed in service in a short taxable year. In general, that Revenue Procedure provides that if the Trust acquires Assets during a taxable year that is shorter than a full twelve months, the depreciation allowance for the year of acquisition is pro-rated based on the number of months, or in some instances the number of days, in the short taxable year. The unrecovered portion of the first year allowance will be recovered in the next taxable year and a portion of the second taxable year's recovery allowance will be received in the third year, etc. until the last portion of the recovery deduction is allowed in the year following the last year of the recovery period (i.e., the fourth year for 3-year property and the sixth year for 5-year property). Because the proposed regulations may be revised before becoming final there is no assurance that this method of providing for short taxable years will not be modified.

    If more than 40% of all personal property of a taxpayer which is subject to post-1981 cost recovery rules is placed in service during the last three months of the taxable year, a special mid-quarter convention is applied which treats all personal property placed in service during any quarter of such taxable year as placed in service in the mid-point of such quarter for purposes of calculating depreciation.

    Under certain circumstances, a taxpayer is required to recover the cost of an asset over a period longer than the period described above. The more relevant restrictions include the use of property predominantly outside the United States, the use of equipment for predominantly non-business purposes and the use of equipment by a "tax-exempt entity." These three limitations are described below.

    APPLICATION OF ANTI-CHURNING RULES. The Trust may acquire Assets which the Code requires, under the so-called "anti-churning rules", to be depreciated under depreciation methods in effect prior to the MACRS System. These anti-churning rules apply if any Assets purchased by the Trust have been (1) previously owned or used by certain related persons, (2) acquired from a person who previously owned the Assets if the user of the Assets does not change as part of the transaction, or (3) leased by the Trust to a person who owned or used the Assets previously.

    Specifically, if any Assets acquired by the Trust were owned or used at any time during 1980, and if the user of such Assets does not change as a result of the acquisition or if any Assets are leased by the Trust to a person who owned or used the Assets at any time during 1980, then the Assets must be depreciated under the asset depreciation range ("ADR") system which would result in depreciation using the 150% declining balance method switching to straight line at a time that will maximize the remaining deductions, over a period equal to the Assets' useful life. Also, similar to MACRS rules, depreciation deductions during a taxable year of less than twelve months must be pro-rated based on the number of months in the taxable year.

    Additionally, depreciation deductions would not be calculated based on the full purchase price of the Assets, but the depreciable basis would have to be reduced by an estimated salvage value. This would result in less depreciation being available to the Trust. There can be no assurance that the Service would agree with the Trust's estimation of the salvage value of any Assets which could further reduce depreciation to be claimed by the Trust. Additional anti-churning rules prevent the use of MACRS and require the use of the accelerated cost recovery system ("ACRS") if the lessee used the Assets during 1986 (but not prior to 1981) and continues to use the Assets after such Assets are acquired by the Trust and if the cost recovery deduction allowable for the first year the Assets are placed in service by the Trust is less under ACRS than it would be under MACRS. However, since the first year cost recovery deduction allowable under ACRS would generally be greater than that allowed under MACRS, it is not expected that the Trust will be required to use ACRS with respect to any Assets.

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    PROPERTY USED PREDOMINANTLY OUTSIDE THE UNITED STATES.  The Trust may
acquire Assets to be used predominantly outside the United States. However, the Managing Trustee intends that no more than 25% of the Assets will be used principally outside of the United States.

    Section 168(g)(2) of the Code contains special rules for recovering the cost of personal property used predominantly outside the United States. The cost of such property must be recovered using the straight-line method over a period corresponding to the property's ADR Class Life (the class life assigned to such type of property under the depreciation system in effect prior to ACRS) using the half-year convention, and salvage value is ignored. This will result in a slower realization of depreciation deductions than if the property were used in the United States.

    PROPERTY NOT USED IN A TRADE OR BUSINESS. Section 280F of the Code limits the tax benefits available to owners of certain types of equipment, including any property used as a means of transportation, if the equipment is of a type susceptible to personal use and is used 50% or more for non-business purposes. However, Section 280F(c)(1) provides that the limitations of Section 280F will not apply to property covered by the Section ("listed property") that is leased or held for lease by any person regularly engaged in the business of leasing such property.

    The Regulations define a person as "regularly engaged in the business of leasing `listed property"' only if such person enters into contracts to lease listed property with some frequency over a continuous period of time. The determination is made on the basis of the facts and circumstances of each case, taking into account the nature of the person's business in its entirety. The Trust should be deemed to be regularly engaged in the business of leasing listed property under this standard, except with respect to any Assets which are leased to a party related to either the lessor Trust or a Participant with a 5% or greater interest in the Trust.

    TAX-EXEMPT LEASING. Section 168(h) of the Code greatly reduces the tax benefits available with respect to property leased to "tax-exempt entities."

    The definition of a "tax-exempt entity" includes governmental bodies, tax-exempt governmental instrumentalities, tax-exempt organizations, certain foreign persons and entities and certain international organizations. The term also generally includes organizations which were tax-exempt at any time during the five-year period ending on the date the organization first uses the property involved. Foreign persons or entities will not be treated as tax-exempt entities with respect to property if more than 50% of the income for the taxable year derived by them from the property is subject to U.S. income tax. Since more than 50% of the income derived from the Assets is expected to be treated as effectively connected with the conduct of a United States trade or business in the case of any foreign person admitted as a Beneficiary of the Trust (see "Investment By Foreign Beneficiaries"), it is not expected that this provision would adversely affect the Trust's depreciation of the Assets.

    The Code requires use of the straight-line method of cost recovery under ACRS with respect to property leased to tax-exempt entities. The recovery period for tax-exempt use personal property is equal to the greater of the midpoint life of the property under the ADR depreciation system (12 years if no ADR class) or 125% of the lease term. The term of a lease will include all options to renew as well as certain successive leases, determined under all the facts and circumstances. Use of property by a tax-exempt entity at any point in a chain of use results in its characterization as tax-exempt use property (e.g., a sublease by a non-tax-exempt lessee to a tax-exempt sublessee). There are several statutory exceptions from the tax-exempt use property status which are applicable to personal property. First, the term "tax-exempt property" does not include any portion of property used by a tax-exempt entity directly, or through a partnership in which the tax-exempt entity is a partner, in an unrelated trade or business, the income of which is subject to the unrelated business taxable income tax. Second, property leased to a tax-exempt entity under a "short-term lease" is not tax-exempt use property. "Short-term lease" means a lease which has a term of less than the greater of one year or 30% of the property's ADR midpoint life (to the extent

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the midpoint life does not exceed 10 years, i.e., no greater than three years).
Third, special rules apply for certain high technology equipment.

    If any property which is not otherwise tax-exempt use property is owned by a partnership which has both a tax-exempt entity and a person who is not a tax-exempt entity as a partner, the tax-exempt entity's proportionate share of the property is treated as tax-exempt use property unless (i) all allocations to the tax-exempt entity of partnership items are qualified allocations or (ii) the income derived from such share of the property is subject to the unrelated business tax. For this purpose, an allocation to a tax-exempt entity is a qualified allocation if (1) the entity is effectively allocated the same percentage of each partnership item during the entire period in which the entity is a partner and (2) the allocation has substantial economic effect under
Section 704(b)(2) of the Code. Income derived by tax-exempt entities other than foreign entities from the Trust should be subject to the unrelated business tax (see "Investment by Qualified Pension, Profit-Sharing and Stock Bonus Plans and Individual Retirement Accounts and by Other Tax-Exempt Organizations") and, therefore, this provision of the tax-exempt property rule is not expected to apply to such entities.

    The Managing Trustee has represented that substantially all of the Trust's Assets constitute 3-, 5- or 7-year recovery property depreciable under the modified accelerated cost recovery system over a recovery period of 3, 5 or 7 years, respectively, using the 200% declining balance method in accordance with
Section 168(a) of the Code.

    The Code sets standards to be used in determining whether an arrangement purporting to be a service contract should be treated as a lease. However, the Managing Trustee does not anticipate that the Trust will enter into any service contracts involving Assets with tax-exempt entities.

    BASIS. The Trust intends to include in the basis of its Assets for depreciation purposes Acquisition Fees payable to the Special Beneficiary, which is also the Advisor for the Trust, for arranging the acquisition of its Assets. To the extent that an Acquisition Fee is based on the fair market value of such services, or the then prevailing market rate customarily charged by third parties for similar services, and to the extent that the Acquisition Fee, when added to the other costs of the Assets, does not exceed the fair market value of the Assets, it would appear that the Acquisition Fee should be treated by the Trust as a cost of acquiring its Assets. This treatment appears to be consistent with the position of the Service regarding such fees. However, no assurance can be given that the Service would not assert that all or part of the Acquisition Fee was in fact attributable to the initial Lease of the applicable Assets or the formation of the Trust or that it should be treated as a distribution to the Special Beneficiary. If the Service successfully challenged the inclusion of all or any portion of an Acquisition Fee in the basis of the applicable Assets for depreciation purposes, depreciation deductions attributable to the Assets would be reduced and the non-depreciable portion of the Acquisition Fees would be either amortized as a loan or lease negotiation fee or partnership organization expense or capitalized as a non-depreciable and non-amortizable expenditure or as a distribution to a Participant.

RECAPTURE OF DEPRECIATION

    Pursuant to the provisions of Section 1245 of the Code, all depreciation deductions previously claimed by the Trust (to the extent of gain) will be taxable as ordinary income in the event of sale, foreclosure, casualty or other disposition (other than a refinancing and certain like-kind exchanges) of the Assets, and an allocable portion of such depreciation will be subject to recapture to the extent of gain, if any, in the event of a sale or other disposition of any of a Beneficiary's Interests. Additionally, depreciation recapture is recognized in the year of sale, even in the case of an installment sale. (See "Sale or Other Disposition of Trust Property" and "Sale or Other Disposition of Interests," below.)

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SALE OR OTHER DISPOSITION OF TRUST PROPERTY

    Upon a sale or other disposition of the Assets (including a sale or other disposition resulting from destruction of the Assets or from foreclosure or other enforcement of a security interest in the Assets), the selling Trust will realize gain or loss equal to the difference between the basis of the Assets at the time of sale or disposition and the amount realized upon sale or disposition. Since the Assets constitute tangible personal property, all depreciation deductions previously taken will, to the extent of any gain realized on the disposition, be treated as ordinary income under Section 1245 of the Code in the year of sale. Ordinary income treatment under Section 1245 of the Code cannot be avoided by holding the Assets for any specified period of time. In the case of individuals, the maximum rate applied to capital gains is 28% while the maximum rate applicable to ordinary income is 39.6%. (See "Tax Rates and Capital Gains.") Gain on the sale of Assets is expected to be treated as passive income, although interest received with respect to any deferred payments is expected to be treated as portfolio income. (See "Active/Passive Income and Loss.")

    In addition, if the Trust were to sell Assets on an installment basis, the original issue discount rules could apply to such sale. If the interest rate on the installment note were less than the applicable federal rate as determined under Section 1274 of the Code, the sale price would be reduced based on the imputed rate. This would result in an increase in interest income which the selling Trust would be required to recognize.

    Any gain in excess of the amount of depreciation recapture will constitute gain described in Section 1231 of the Code if the property sold or otherwise disposed of was used in a trade or business and held for more than one year and not held primarily for sale to customers. Under Section 1231 of the Code, if the sum of the gains on sale or exchange of certain assets exceeds the losses from the sale of such assets, all gains and losses will be treated as long-term capital gains and losses. However, if losses exceed gains, all losses and gains will be treated as ordinary gains and losses. Net Section 1231 gains must be treated as ordinary income to the extent of unrecaptured Section 1231 losses for the particular taxpayer (each separate Participant) for the five most recent prior years.

    If, at the time of sale, an Asset has been held by the Trust for less than one year or the Trust is deemed to be a "dealer" in Assets, any gain (in excess of depreciation recapture) or loss will be treated as short-term capital gain or ordinary income, respectively.

    Since the recapture of the depreciation portion of any gain on the sale of Assets is required to be reported in the year of sale, it is likely that substantially all gain reported by the Trust on the disposition of Assets will be reported in the year of sale, even if receipt of payment is deferred until a later year.

    The Trust, at the election of the Managing Trustee, may reinvest any insurance proceeds or other indemnity payments received by it as a result of a casualty to its Assets generally so long as the substitute Assets will continue under the Lease of the lost or damaged Assets. Under Section 1033 of the Code, the Trust would not be required to report income from the receipt of proceeds to the extent proceeds are reinvested in Assets similar or related in service or use to the Assets destroyed. The Managing Trustee, however, will not normally make the election to reinvest such proceeds unless it believes that substantially all of the gain realized as a result of the receipt of such proceeds would be deferred for tax purposes.

SALE OR OTHER DISPOSITION OF INTERESTS

    As a general rule, gain or loss recognized by a Beneficiary (who is not a "dealer" in Interests) on the sale of his Interests which have been held for more than one year will be taxable as long-term capital gain or loss. However, that portion of a selling Beneficiary's gain allocable to "unrealized receivables" and "substantially appreciated inventory" (as defined in Section 751 of the Code) of the Trust in which he is a beneficiary would be treated as ordinary income. The term "unrealized receivables" would encompass all Trust assets subject to recapture of cost recovery deductions determined as if a selling Beneficiary's

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proportionate share of all of the Trust's Assets had been sold at that time.
Thus, a substantial portion of a Beneficiary's gain or loss upon the sale of his Interests will be taxed as ordinary income. Because the ordinary gain or loss from a Beneficiary's share of unrealized receivables and substantially appreciated inventory is computed separately from his gain or loss attributable to other Trust assets, it is possible that a Beneficiary could have ordinary income and a capital loss (which can be used only to a limited extent to offset the ordinary income) on the sale of his Interests.

    See "Sale or Other Disposition of Trust Property," above, for the difference in tax treatment of capital gains and ordinary income.

    A "seller" of a partnership interest is required to notify promptly the partnership of the sale or exchange, and, once the partnership is notified, it is required to inform the Service (and the seller and the buyer of the partnership interest on or before January 31 following the calendar year of sale) of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the partnership interest sold or exchanged. Failure of a "seller" of a partnership interest to notify the partnership will result in a $50 penalty per failure.

TAX TREATMENT OF CERTAIN TRUST EXPENSES

    The Trust will incur costs for which it will claim deductions for federal income tax purposes. There is no assurance that the Service will not challenge these deductions on various grounds. Accordingly, no representation or warranty of any kind with respect to any deduction can be made. If it is ultimately determined that any deduction of the Trust is not allowable, an adjustment of the taxable income or loss of the Trust for the year of the deduction would be necessitated. Such an adjustment would, in turn, cause an adjustment in the federal income tax liabilities of the Trust and the Managing Trustee and each Trust Beneficiary for that year.

    The following paragraphs discuss certain risks in the tax treatment of various fees, costs and expenses. If the proposed treatment by the Trust is ultimately disallowed, the Trust's taxable income in a particular year or years will be increased, and recognition of the tax benefits attributable to the reduction may be deferred until later years or may be disallowed entirely. In either event, benefits to the Beneficiaries would be adversely affected.

    FEES TO MANAGING TRUSTEE AND ITS AFFILIATES. Many of the proposed deductions relate to fees which will be paid to the Managing Trustee, the Special Beneficiary and their Affiliates. (See "COMPENSATION AND FEES.") It is possible that the Service may determine that some of the payments to be made by the Trust to the Managing Trustee, the Special Beneficiary and their Affiliates, as well as some other expenses, are (i) "syndication fees" or proceeds from the sale of a capital asset (i.e., a portion of the pre-syndication interests of the participants in the Trust), in which case they would not be allowed as deductions by the Trust; (ii) "organization expenses," in which case they would only be allowed as deductions ratably over a period of not less than sixty months; (iii) capital in nature, in which case they would not be allowed as deductions but would have to be capitalized and recovered over the term of the Trust or the lives of certain assets; (iv) excessive, in which case the portion of such payments or expenses determined to be excessive would not be allowed as a deduction; or (v) constructive distributions to the Managing Trustee or the Special Beneficiary rather than fees to the Managing Trustee, the Special Beneficiary or their Affiliates.

    In determining whether fees are in fact fees instead of constructive distributions to a partner, the Code recognizes three types of payments which may be made by a partnership to a partner: the first is a payment made to a party when he is acting in a capacity other than that of a partner; the second is a so-called "guaranteed payment"; and the third is a distribution of partnership income.

    Section 707(a) of the Code provides that if a partner engages in a transaction with a partnership other than as a partner, the transaction is, subject to certain exceptions, treated as occurring between the partnership and one who is not a partner. Sections 162 and 263 of the Code would then apply to determine

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whether the fee is deductible or must be capitalized. The Service appears to look primarily to whether the activity giving rise to the payment is integral to the operation of the partnership in determining whether a payment is subject to
Section 707(a); if it is, the Service has taken the position that the fee is attributable to the performance of services within the normal scope of the partner's duties so that Section 707(a) will not apply. See Edward T. Pratt, 64 T.C. 203 (1975), affirmed in part and reversed in part, 550 F.2d 1023 (5th Cir.
1977) and Kimmelman v. Commissioner, 72 T.C. 294 (1979).

    Section 707(c) of the Code provides that guaranteed payments of fees or interest are amounts "determined without regard to the income of the partnership." The Section states that a "guaranteed payment" is considered as made to one who is not a member of the partnership. However, a guaranteed payment is not automatically deductible; Regulation 1.707-1(c) provides that it must first meet the requirements of Sections 162(a) and 263 of the Code. See Cagle v. Commissioner, 63 T.C. 86 (1974), affirmed, 539 F.2d 409 (5th Cir.
1976).

    Payments by a partnership to a partner which are not within the scope of Sections 707(a) or 707(c) are distributions to a partner which are not deductible or capitalizable by a partnership.

    To the extent that the fees described below are governed by Section 707(c) of the Code, they will not be subject to the rule that deduction of expenses of an accrual basis taxpayer, such as the Trust, owed to a related cash basis taxpayer, will be allowable only on the day on which the amount is includable in the gross income of the person to whom the payment is to be made. A partnership and a partner are related persons for purposes of this provision. Depreciation of fees which must be capitalized is permitted to the extent that the amount of depreciation does not exceed the amount includable in the gross income of the person to whom the payment is to be made.

    In addition to these general issues concerning the income tax treatment of fees and payments to the Managing Trustee, the Special Beneficiary and their Affiliates, certain issues related to particular fees and payments are noted below.

    DEDUCTION OF ASSET MANAGEMENT FEES AND SUBORDINATED RESALE FEES. The Advisor, which is also the Special Beneficiary, will be entitled to receive Asset Management Fees based on the lower of 5% of the gross rental proceeds (2% in the case of Full Payout Leases) or competitive fees, which the Trust intends to deduct under Section 162 of the Code, and Subordinated Resale Fees based on the lower of 3% of the gross sale proceeds from Assets sold or one-half of competitive brokerage fees, which the Trust intends to add to the basis of the related Asset or deduct from the sales price under Section 1016 of the Code. In order to be deducted, the Asset Management Fees must be "ordinary and necessary business expenses" incurred in connection with the Trust's business (and not a capital expenditure) and, in order to be capitalizable, the Subordinated Resale Fees must not be constructive distributions to a partner. Because the Advisor is a Trust Beneficiary, the Service could contend that the Asset Management Fees and/or the Subordinated Resale Fees, which are payable only when cash is available with no interest payable in the event of such a deferral, and, in the case of the Subordinated Resale Fees, are payable only after Payout, are in fact distributions to the Special Beneficiary. If the Service successfully contended that the Asset Management Fees and/or the Subordinated Resale Fees were distributions to the Special Beneficiary, they would not be deductible or capitalizable by the Trust. The Service could then make a corresponding increase in the Special Beneficiary's share of Profits (or Losses) for such year.

    CAPITALIZATION OF SYNDICATION FEES. The Code requires that fees paid in connection with the syndication of a partnership must be capitalized and neither amortized nor depreciated. The Trust intends to treat the fees and expenses allocable to preparation of this Prospectus and otherwise to the offering of the Class B Beneficiary Interests as syndication expenses. The Service may require that other Trust expenses or payments be treated in the same manner.

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LIMITATIONS ON THE DEDUCTIBILITY OF INTEREST

    CONSUMER AND INVESTMENT INTEREST. Consumer interest, other than certain qualified housing interest on a taxpayer's principal and secondary residences, is no longer deductible. Interest on underpayments of federal income taxes is treated as consumer interest for this purpose.

    Investment interest, which includes interest on debt not incurred in connection with a taxpayer's trade or business (other than consumer debt or qualified housing debt), is only deductible to the extent of net investment income. Interest expense attributable to an activity that is subject to the passive loss rules (such as a Beneficiary's interest in the Trust) will not also be subject to the investment interest deduction limitations. Accordingly, interest expense of the Trust (such as interest expense on borrowings used to acquire Assets) will be subject to the passive loss limitations (see "Active/Passive Income and Loss," above) but will not be subject to the investment interest limitations.

    Temporary Regulations under Section 163 of the Code provide that if the Trust refinances debt secured by the Assets to provide Distributable Cash From Sales or Refinancings, the ability of any Beneficiary to deduct his share of Trust interest expenses in excess of those expenses attributable to the amount of debt in place prior to the refinancing will depend upon a "tracing" of that Beneficiary's use of his share of the Distributable Cash From Sales or Refinancings. For example, if a Beneficiary used his share of the cash distribution to purchase a consumer item, a portion of his allocable interest expense would be treated as consumer interest; if a Beneficiary used his share of the cash distribution to purchase an investment asset, a portion of his allocable interest expense would be treated as investment interest, etc.

    The Trust has incurred a significant amount of indebtedness (the "Indebtedness") to finance the purchase of the Assets and expects that any interest expense incurred with respect to the Indebtedness will be deductible under Section 163 of the Code. Section 163 of the Code allows a deduction for interest paid with respect to indebtedness. Indebtedness is generally defined to mean an existing, unconditional and legally enforceable obligation for the payment of money. The Managing Trustee has represented that the fair market value of every Trust Asset which is encumbered by any Trust Indebtedness has always and will continue to equal or exceed the amount of Indebtedness which encumbers it. The Managing Trustee has also represented that each Indebtedness is represented by a written unconditional obligation to pay a sum certain on demand or at a fixed maturity date which is not later than 15 years after the date the Indebtedness is incurred with a commercially reasonable interest rate which is fixed or variable based upon established and recognized indices. Based upon such representations, without undertaking independent verification of the accuracy thereof, and assuming that each Indebtedness constitutes a valid and enforceable indebtedness and creates a bona fide debtor/creditor relationship between the Trust and the respective lender under applicable local law, it is the opinion of Peabody & Brown that the Indebtedness will be treated as indebtedness for federal income tax purposes and any interest paid with respect thereto will be deductible under Section 163 of the Code and that, while the outcome of litigation cannot be predicted with certainty, if the issue were litigated, it is more likely than not that a court would so hold. This opinion is based solely on the representations of the Managing Trustee without independent verification of the accuracy thereof. Peabody & Brown has not reviewed any of the documents evidencing the Indebtedness. If such Managing Trustee representations were determined to be inaccurate or incorrect, or the Service successfully contended that all or a portion of the Indebtedness constituted an equity interest in the Trust, interest incurred with respect to the Indebtedness may not be deductible under Section 163 of the Code and the tax benefits expected to be available to Beneficiaries could be significantly less than anticipated.

    INTEREST RELATED TO TAX-EXEMPT OBLIGATIONS. Section 265(2) of the Code disallows any deduction for interest paid by a taxpayer on indebtedness incurred or continued for the purpose of purchasing or carrying tax-exempt obligations. The Service announced in Revenue Procedure 72-18 that the proscribed purpose will be deemed to exist with respect to indebtedness incurred to finance another "portfolio investment" (which includes a limited partner interest such as an Interest) where the taxpayer also owns tax-exempt obligations. Therefore, in the case of an investor owning tax-exempt obligations, the Service

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might take the position that the allocable portion of any interest incurred by the investor to purchase or carry his Interest in the Trust should be viewed as incurred to enable him to continue carrying tax-exempt obligations, and that the investor should not be allowed to deduct his full allocable share of that Interest.

    Accordingly, although it is dependent upon an individual investor's particular circumstances, if an investor holds or acquires tax-exempt obligations, unless his investment in tax-exempt obligations is insubstantial, it is likely that a proportionate amount of any interest paid by the investor on debt he may incur in connection with the purchase of an Interest in the Trust will be disallowed as a deduction under Section 265(2).

    PREPAID INTEREST. The Trust will not prepay any interest, but may be required to pay certain amounts commonly referred to as "points" in order to obtain financing. Interest prepayments, including points, must be capitalized and amortized over the life of the loan with respect to which they were paid.

TRUST TAX ELECTIONS

    The Trust may make various elections for federal income tax reporting purposes which could result in items of income, gain, loss and deduction being treated differently for tax purposes than for financial accounting purposes. For example, the Trust, in conformity with generally accepted accounting principles, will recognize gain on the sale of Assets in its entirety for accounting purposes, but may elect to report the gain on the installment basis for tax purposes.

    The Code permits partnerships to elect to adjust the basis of partnership property on the transfer of an interest in a partnership by sale or exchange or on the death of a partner, and on the distribution of property by the partnership to a partner (referred to as a "Section 754 election"). The general effect of such an election by the Trust would be that assignees of Interests would be treated, for purposes of depreciation and taxable gain on disposition of Assets, as though they had newly acquired an interest in the Trust's assets and therefore acquired a new cost basis for such assets equal to their basis in their Interests. The Managing Trustee has the authority, under the Trust Agreement, in its sole discretion, to make this election or to decline to make this election. The Managing Trustee does not intend to cause the Trust to make such an election unless the Interests are listed on a registered securities exchange, which is not presently contemplated. If the election is not made, any benefits which might be available to the Beneficiaries by reason of this election will not be available. Moreover, a Beneficiary may have greater difficulty in selling his Interests, as a purchaser will obtain no current tax benefits from his investment to the extent that the cost of his investment exceeds his allocable share of the Trust's basis in its assets.

USE OF NOMINEES

    The Trust may be required or may find it appropriate in certain states or other jurisdictions to utilize "nominee" trusts, corporations or other entities to hold title to Assets. A nominee trust, corporation or other entity would be used simply to hold bare legal title to Assets for the benefit of the Trust, with the intention that the nominee will be disregarded and the Assets treated as held directly by the Trust for federal income tax purposes. Nevertheless, some recent court cases have held that in some circumstances entities purporting to be mere nominees are taxable entities, resulting in the loss of depreciation, interest and other deductions claimed by the purported equitable owners of the property, although a Supreme Court decision on this issue was decided favorably to the taxpayers. The Managing Trustee intends to use nominees, if at all, only to hold legal title to Assets and will follow all favorable judicial precedents with the advice of legal counsel, if appropriate, to avoid their treatment as taxable entities. However, if any nominee used by the Trust were held to be a taxable entity, such a holding would cause the tax treatment of income, gains, losses, deductions, tax preferences and distributions of such trust, corporation or other entity to be determined by trust or corporate, rather than partnership, principles of taxation. (See "Trust Status," above.)

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SECTION 467

    Code Section 467 defines a "Section 467 rental agreement" as any rental agreement for the use of tangible property involving total payments in excess of $250,000 if certain other conditions are met. Under Code Section 467, the amount of rent that is deemed to accrue under a Section 467 rental agreement is the amount that is actually payable during the taxable year under the lease agreement, plus the present value of any rents that relate to the current year that are to be paid after the close of the year. This rule does not apply if (i) a Section 467 rental agreement is silent as to the allocation of rents, or (ii) the rental arrangement is, among other things, a tax-motivated "leaseback" or "long-term agreement" that provides for increasing rents. If either (i) or (ii) applies, the amount of rent that is deemed to accrue for the year is the "constant rental amount." The "constant rental amount" is the amount which, if paid as of the close of each lease period under the agreement, would result in an aggregate present value equal to the present value of the aggregate payments required under the lease.

    The Managing Trustee has represented that all Leases allocate rental payments to the periods in which they are paid, none of the Leases provide for increasing rents and none of the Assets will be leased to a related party. Consequently, the constant rent accrual rules of Section 467 of the Code should not be applicable to the Leases.

JOINT VENTURES WITH MANUFACTURERS

    The Trust may enter into continuing relationships with manufacturers to acquire Assets for lease to customers of the manufacturers. In these cases the purchase price paid by the Trust may be treated by the Service as a contribution to the capital of a joint venture consisting of the manufacturer and the Trust. If the Service were successful in this contention, the amount of cost recovery deductions and other deductions available to the Trust may be reduced to reflect an allocation of a portion thereof to the manufacturer. The Trust will endeavor to negotiate contracts with manufacturers which minimize the risks of creating a joint venture for tax purposes, but there can be no assurance that it will be successful in doing so. If the Service were to challenge successfully the Trust's treatment of this issue, a portion of the deductions claimed would be lost and re-allocated from the Trust to the manufacturer as a joint venturer.

TRANSFERABILITY-TERMINATION OF THE TRUST

    The Code provides that if 50% or more of the capital and profit interests in a partnership are sold or exchanged within a single twelve-month period, the partnership will terminate for tax purposes. The Trust Agreement contains a provision that prohibits a transfer of Interests without the written consent of the Managing Trustee if the transfer could result in a termination of the Trust for federal income tax purposes. If a termination occurs, the assets of the Trust will be deemed to be constructively distributed pro rata to the Beneficiaries and then recontributed by them to a new (for federal income tax purposes only) Trust. Some of the possible adverse tax affects of a tax termination are as follows:

        1. The tax basis of Assets in the hands of the Trust after termination may be greater or less than the Trust's basis in such Assets immediately before the termination. Furthermore, to the extent that Section 1060 of the Code applies, a portion of the Trust's basis in its assets may have to be allocated to non-depreciable assets such as goodwill. Accordingly, a Beneficiary's taxable income or loss of the Trust may be greater or less than his taxable income or loss if the Trust did not terminate because of the resulting change in the amount of cost recovery deductions. The commencement of a new recovery period for the assets as a result of the deemed placement in service by a "new" partnership will extend the overall period for the recovery of the cost of assets through cost recovery deductions.

        2. If the allocable portion of Trust cash constructively distributed to a Beneficiary exceeds the adjusted tax basis of his Interests, a Beneficiary will be required to recognize gain to the extent of the excess which will be treated as gain from the sale or exchange of Interests.

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        3.  The Trust's taxable year will end upon termination and, if a
    Beneficiary's taxable year differs from the Trust's calendar taxable year, the termination could result in the "bunching" of more than one year of Trust income or loss in the Beneficiary's income tax return for the taxable year in which the Trust terminates.

        4.  All existing Trust tax elections will terminate.

    Based on the restrictions in the Trust Agreement and the representation of the Managing Trustee that it will not consent to any transfer or redemption which would result in the termination of the Trust, it is unlikely that the Trust will terminate for federal income tax purposes.

TERMINATION AND LIQUIDATION OF THE TRUSTS

    Upon termination of the Trust, any remaining assets of the Trust will be sold, which may result in the realization of taxable gain to the Beneficiaries, including recapture of depreciation. (See "Depreciation (Cost Recovery)" and "Recapture of Depreciation," above.) Distributions of cash in complete liquidation of the Trust will generally be treated in the same manner as non-liquidating distributions of cash. (See "General Principles of Partnership Taxation," above.)

ESTATE TAXES

    A low basis, high value asset is included in a decedent's estate at its fair market value, but the basis of the asset (such as the Interests) in an estate is also "stepped up" to its fair market value. Investors should consult with their estate planning advisors in connection with matters relating to the effect of ownership of Interests on their personal estate planning.

ALTERNATIVE MINIMUM TAX

    INDIVIDUALS. The Code provides that an alternative minimum tax is payable by individuals if it exceeds their regularly calculated federal income tax liability. The alternative minimum tax is imposed at the rate of 26% of alternative minimum taxable income. The 26% rate is increased to 28% to the extent that the excess of alternative minimum taxable income over the exempt account (discussed below) exceeds $175,000 ($87,500 for married individuals filing separate returns). Single taxpayers are entitled to a $33,750 exempt amount under the alternative minimum tax, and married taxpayers filing a joint return are entitled to a $45,000 exempt amount. The exempt amount, in either case, is reduced by 25 cents for each dollar by which alternative taxable income exceeds $112,500 in the case of single taxpayers and $150,000 in the case of joint returns.

    The computation of income for alternative minimum tax purposes differs substantially from the computation of income for purposes of the regular tax. Some of the principal differences between the calculations are as follows:

        I. For minimum tax purposes, in the case of property placed in service after December 31, 1986, depreciation on personal property is computed using the 150% declining balance method over an asset's ADR midpoint life. This creates, in essence, a tax preference item equal to the difference in depreciation between the 200% declining balance method and the 150% declining balance method using the ADR midpoint life. The excess of actual depreciation for real estate in excess of depreciation calculated on the straight-line method over 40 years is also a tax preference item. In the case of any property placed in service before January 1, 1987, the excess of accelerated depreciation over straight-line depreciation for real estate and the excess of actual depreciation over straight-line depreciation using the asset depreciation range useful life for leased personal property continues to be an item of tax preference.

        II. Interest on tax-exempt obligations which constitute private activity bonds issued after August 7, 1986, is included in income for minimum tax purposes.

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        III. The excess of the fair market value of stock received on the exercise of an incentive stock option over the exercise price is treated as a tax preference item.

        IV. Medical deductions are allowed only to the extent that they exceed 10% of adjusted gross income and miscellaneous itemized deductions and itemized deductions for state and local taxes are not permitted.

    To the extent that a taxpayer pays an alternative minimum tax in excess of his regular tax liability for any year, then the excess (except to the extent attributable to exclusion preferences such as tax-exempt interest rather than deferral preferences) may be carried forward as a credit against the taxpayer's regular tax liability if that tax liability exceeds his minimum tax liability in a subsequent year. No carry-back is permitted for this minimum tax credit.

    CORPORATIONS. The Code also provides for an alternative minimum tax to be imposed on corporations which is substantially similar to the individual alternative minimum tax described above.

    In general, a corporation's alternative minimum taxable income will be equal to its regular taxable income, increased by certain tax preference items for the year and adjusted by computing certain items under special rules that eliminate the acceleration of their benefit under the regular tax. The corporate alternative minimum tax is imposed at the rate of 20% of alternative minimum taxable income in excess of a $40,000 exempt amount. The $40,000 exempt amount is reduced by 25% of the amount by which alternative minimum taxable income exceeds $150,000 until the exempt amount is reduced to zero.

    The tax preference items for corporations in computing their alternative minimum taxable income are substantially similar to those set forth above for the alternative minimum tax imposed on individuals. However, there is an additional tax preference item for corporations which is defined as 75% of the excess of the adjusted current earnings of the corporation over the alternative minimum taxable income (determined without regard to this item and the alternative minimum tax net operating loss deduction).

    Only certain credits are allowable against the corporation's alternative minimum tax liability, including refundable credits and the foreign tax credit. Investment tax credits will be permitted to offset only a portion of minimum tax liability. To the extent that a corporation pays a minimum tax during any taxable year it will be allowed a credit against its regular tax liability in subsequent taxable years which can be carried forward indefinitely, whether the minimum tax liability is attributable to deferral items or to exclusionary items.

    It is anticipated that all investors will be allocated tax adjustment items as a result of their investment in the Trust attributable to the difference between more accelerated methods of depreciation which will be used for regular tax purposes and less accelerated methods of depreciation which must be used for alternative minimum tax purposes.

INTEREST AND PENALTIES ON UNDERPAYMENT OF TAXES; AUDIT

    Several of the administrative and penalty provisions of the Code should be considered by investors with respect to an investment in the Trust:

    INTEREST RATE ADJUSTMENT. Interest rates on tax overpayments and underpayments are set quarterly as of January 1, April 1, July 1 and October 1 of each year, based on the prevailing rate for short-term government obligations. The interest rate payable by taxpayers on underpayments is set one percentage point higher than the rate payable by the Service on overpayments. The interest rate on deficiencies is currently 9% per annum (compounded daily) which will remain in effect through March 31, 1997. The interest rate applicable to tax deficiencies for C corporations in the case of an underpayment that exceeds $100,000 for any taxable period to a rate two percentage points higher than the otherwise applicable rate for periods following the earlier of (a) the date of the IRS 30-day letter or (b) the date of the statutory notice of deficiency.

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    ACCURACY RELATED PENALTIES.  Section 6662 of the Code consolidated many of the penalty provisions of the Code into a single, more cohesive accuracy-related penalty, imposed at the rate of 20%, to the portion of any underpayment of tax that is attributable to (1) negligence, (2) any substantial understatement of income tax or (3) any substantial valuation overstatement.

    With respect to the penalty on any "substantial" understatement of income tax, the amount of understatement is the excess of the amount of income tax imposed on the taxpayer for the taxable year over the amount of tax shown on the return, and a "substantial" understatement exists if the understatement for the taxable year exceeds the greater of 10% of the actual tax or $5,000 ($10,000 in the case of most corporations). The amount of the understatement may be reduced by the portion of the understatement that is attributable to an item if (i) the treatment of the item on the return is or was supported by substantial authority or (ii) all the facts relevant to the tax treatment of the item were disclosed on the return or a statement attached to the return and there was a reasonable basis for the treatment of the item. However, in the case of tax shelter items, the understatement may only be reduced if the taxpayer establishes that, in addition to having substantial authority for its position, it reasonably believed that the treatment claimed was "more likely than not" the proper treatment of the item.

    A tax shelter item is defined as an item that arises from a partnership or other entity, plan or arrangement, the principle purpose of which is the avoidance or evasion of Federal income tax. The Managing Trustee has indicated that (1) the objectives of the Trust include the provision to investors of cash distributions throughout the operating life of the Trust and (2) it is not anticipated that the Trust will generate any significant tax losses. On this basis, the Managing Trustee has been advised by counsel that the Trust should not be considered to be "tax shelters" within the meaning of this provision.

    With respect to the penalty on any valuation overstatement, a "valuation overstatement" exists if the value of any property or the adjusted basis of any property claimed on any return exceeds 200% of the amount determined to be the correct amount of the valuation or adjusted basis for such property. If the valuation is 200% or more of the correct value, but not more than 400%, the applicable penalty is 20%. If the valuation is more than 400% of the correct value, the applicable penalty is 40%. This provision is not applicable unless the underpayment for the particular taxpayer for the taxable year attributable to the valuation overstatement is at least $5,000 ($10,000 in the case of most corporations).

    The Service is engaged in an intensified audit program for partnerships and entities treated as partnerships for federal income tax purposes. As a consequence, audits of the Trust's information returns are more likely to occur than they were prior to the commencement of such audit program. A federal income tax audit of the Trust's tax information return may result in an audit of the returns of its Beneficiaries, and such an examination could result in adjustments both to items that are related to such Trust and to unrelated items. The cost of contesting an audit could be substantial. In the event adjustments are made, Beneficiaries could be required to pay substantial amounts of interest on any income tax deficiencies. This interest is no longer deductible. (See "Limitations on the Deductibility of Interest.")

    Audits are conducted at the partnership level in a single proceeding rather than in separate proceedings with each partner. Notice of commencement of an audit is provided only to the designated "Tax Matters Participant" and to partners owning greater than a 1% interest in the partnership and to partners who form a group representing at least a 5% interest in the partnership. The Managing Trustee has been designated the Tax Matters Participant for the Trust. The Managing Trustee will advise all Beneficiaries of the Trust of the commencement and status of any audit. The Service will generally discuss matters with the Tax Matters Participant who will be authorized to enter into settlements which may bind Beneficiaries owning less than a 1% interest in the Trust unless the Beneficiary files a statement with the Service providing that the Tax Matters Participant does not have such authority. All Beneficiaries are entitled to participate in the audit proceeding. Each Participant will be offered the same settlement terms as every other Participant. In the event that the results of an audit are disputed by the Tax Matters Participant, the Tax Matters Participant has the right to file for judicial review of the administrative

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determination, and, if he files, no other Managing Trustee or Beneficiary may file, but any may join in the suit. If the Tax Matters Participant does not file suit, any other Managing Trustee or Beneficiary owning more than a 1% interest in the Trust may do so or a 5% ownership group may do so, but only the first suit filed will be allowed to proceed (except that a suit in the Tax Court takes precedence over suits in other courts), and all Managing Trustees and Beneficiaries may participate in such suit.

TAX SHELTER REGISTRATION

    "Tax shelters" must be registered with the Service. Each tax shelter is given a registration number and any limited partner claiming any deduction or other tax benefit attributable to the tax shelter must include a tax shelter registration number on his tax return. Monetary penalties are imposed for failure to register a tax shelter or to disclose the registration number on a tax return. For purposes of this registration requirement, a tax shelter is an offering where, among other things, the aggregate amount of deductions plus 350% of the amount of tax credits exceed twice the amount of the cash invested. The Managing Trustee believes that the Trust will not generate aggregate gross deductions plus 350% of the amount of tax credits in an amount which will exceed twice the amount of cash invested during the relevant period. Accordingly, the Trust will not be deemed to be a tax shelter for this purpose and will not be registered with the Service as a tax shelter.

TRUSTS AS INVESTORS

    In general, a grantor trust (a trust with respect to which the settlor is treated as the owner because of certain retained rights such as the right to revoke the trust or to receive or direct receipt of its income) or other trust established for personal planning purposes will be treated for tax purposes as if the grantor were the owner of the trust's assets, while a trust with multiple beneficiaries which operates in the manner of an active business enterprise or which engages in several activities is likely to be treated as a corporation. Since limited partners are generally held to be engaged in the trade or business in which a partnership is engaged, an investment in the Trust by this type of trust may result in the trust being treated as a corporation.

    Any trust which is considering purchasing Interests should consider the issue of whether the investment would cause the trust to be treated as an association taxable as a corporation. According to the Regulations, the determination of whether an entity formed as a trust will be treated as a trust or as an association depends on whether there are associates and an objective to carry on business and divide the gains therefrom. Treatment as a corporation would mean that the trust will be taxed at corporate rates at the trust level, whether or not income is distributed to beneficiaries, and cash distributions to beneficiaries would be treated as dividends.

    Because of the complex tax issues involved, the resolution of which is likely to depend on the specific characteristics of the trust, potential investors considering investment through a trust are urged to consult with their own tax advisors prior to investing in the Interests.

INVESTMENT BY FOREIGN BENEFICIARIES

    The United States income tax treatment applicable to a Foreign Beneficiary that invests in the Trust is complex and will vary based on the particular circumstances applicable to such Foreign Beneficiary. Foreign Beneficiaries are urged to consult with their own tax counsel regarding the United States and foreign tax effects of an investment in the Trust.

    TAXATION OF FOREIGN BENEFICIARIES-GENERAL. Non-resident aliens are defined in Section 7701(b)(1)(B) of the Code to mean individuals that are neither citizens nor residents of the United States. Non-resident aliens and foreign corporations are generally subject to United States taxation to the following extent: (1) at the rate of 30% of the amount received as interest, dividends, rents, annuities and other fixed or determinable gains, profits and income (other than capital gains of non-resident aliens) to

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the extent that the amount received is not effectively connected with the conduct of a trade or business in the United States; (2) in the case of non-resident aliens physically present in the United States for 183 days or more during the taxable year only, at the rate of 30% on net capital gains to the extent such gains would be recognized and taken into account if they were effectively connected with the conduct of a trade or business in the United States; and (3) at the graduated rates applicable to United States citizens or corporations under the regular tax or alternative minimum tax to the extent of taxable income which is effectively connected with the conduct of a trade or business within the United States.

    Section 864(c) of the Code sets forth the rules for determining whether income is effectively connected with the conduct of a trade or business in the United States. In the case of a non-resident alien or foreign corporation engaged in a trade or business in the United States (and, assuming that the Trust was engaged in a trade or business, each Foreign Beneficiary would be deemed to be so engaged by virtue of being a Participant of the Trust, see
Section 875(a) of the Code), the general rules provide that the factors to be taken into account are whether (1) the income is derived from assets used in the conduct of a trade or business or (2) the activities of a trade or business were a material factor in the realization of the income. Since the Trust is a United States business trust with a principal place of business in the United States, and since the Assets will be used predominantly in the United States, it is expected that substantially all the income and loss of the Trust will be treated as effectively connected with the conduct of a trade or business in the United States.

    In the event that the Trust were deemed not to be engaged in a trade or business, a Foreign Beneficiary would be subject to United States tax at the rate of 30% on such Foreign Beneficiary's proportionate share of gross lease payments received by the Trust without obtaining any benefit from deductions available to the Trust, including cost recovery deductions. This 30% gross income tax would be enforced by a withholding requirement at that rate (unless reduced by tax treaty with the Foreign Beneficiary's country of residence) imposed on the Trust. Such a tax imposed on Foreign Beneficiaries would have a substantial adverse effect on their investment. It is believed that the activities of the Trust will be substantial enough such that the Trust will be treated as engaged in a trade or business, and the activity of leasing personal property has generally been treated by the Service as constituting a trade or business. See Revenue Ruling 69-278 and Revenue Ruling 78-144. However, it is possible that the Service could contend that, because the Leases are generally net leases, the activities of the Trust constitute mere investment rather than a trade or business.

    The Trust will admit Foreign Beneficiaries as Beneficiaries only if the Managing Trustee receives satisfactory assurances (in the form of a legal opinion, Service ruling or otherwise), that the Trust will be deemed to be engaged in a trade or business. If Foreign Beneficiaries are admitted, the Trust Agreement will contain special provisions relating to the withholding requirements that will be imposed as a result of having foreign participants as described under "Withholding on Effectively Connected Income" below. Each Foreign Beneficiary will be required to indemnify the Managing Trustee and the Trust for any costs or expenses incurred by the Trust or the Managing Trustee in connection with the withholding obligations applicable to such Foreign Beneficiary. In addition, the Managing Trustee has agreed to indemnify the Trust for any unrecovered costs or expenses the Trust may incur in connection with such withholding obligations.

    WITHHOLDING ON EFFECTIVELY CONNECTED INCOME. Section 1446 of the Code imposes a requirement on partnerships with foreign partners to withhold and pay over to the Internal Revenue Service federal income tax on partnership income which is effectively connected with a United States trade or business which is allocable to the foreign partner at the highest federal tax rate applicable to that character of partner. The withholding requirement applies with respect to taxable income, rather than cash distributions. The Trust will be subject to this withholding requirement if Foreign Beneficiaries are admitted as Beneficiaries.

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    Under these circumstances, it is anticipated that the Trust will withhold, with respect to each Foreign Beneficiary, at the rate of 39.6% in the case of individuals and 35% in the case of corporations, with respect to the taxable income (subject to certain adjustments) of the Trust allocable to each such Participant. It is anticipated that the Trust will have sufficient cash available to effect such withholding and amounts withheld will be treated as Distributions to the Foreign Beneficiaries, reducing the amount of cash which will otherwise be distributed directly to them and reducing their Capital Accounts. In addition, the Trust Agreement specially allocates the costs and expenses of complying with these withholding requirements to the Foreign Beneficiaries.


    REFUND OF WITHHOLDING. A Foreign Beneficiary on whose behalf funds are paid over to the Internal Revenue Service under the Section 1446 withholding requirement is allowed a credit for taxes paid in such amount. In order to recover any amounts withheld in excess of his or its actual United States tax liability for the year, the Foreign Beneficiary must file a claim for refund. However, the Foreign Beneficiary may not claim an early refund under the estimated tax rules; the refund can only be claimed in connection with the filing of an annual United States tax return. In order to claim a refund or the credit against its United States tax liability, the Foreign Beneficiary must attach the Form 8805 (Foreign Beneficiary's Information Statement of Section 1446 Withholding Tax) it receives from the Trust as proof of withholding by the Trust.


    The withholding provisions of Section 1446 do not eliminate the need for Foreign Beneficiaries to file United States income tax returns.

    BRANCH PROFITS TAX. In addition to the tax liabilities discussed above, foreign corporations that invest in the Trust will be liable for the "branch profits tax" imposed by Section 884 of the Code. This tax is imposed at the rate of 30% of a foreign corporation's "dividend equivalent amount" for the taxable year. The dividend equivalent amount means, in general, the earnings and profits of the corporation which are effectively connected with the conduct of a trade or business in the United States, subject to certain adjustments made for increases or decreases in "U.S. net equity," the effect of which is to tax the foreign corporation on United States connected earnings which are not reinvested in assets connected with a United States trade or business.

    SALE OF INTERESTS. Foreign Beneficiaries who sell their Interests will be subject to United States tax on gain realized on the sale because Section 864(c) of the Code provides that income and capital gains are treated as effectively connected with the conduct of a United States trade or business if the activities of a United States business are a material factor in the realization of the income, gain or loss. The treatment of gain as ordinary or capital and the application of Section 751 of the Code is the same for Foreign Beneficiaries as for United States investors.

    Because the sale of Interests by a Foreign Beneficiary creates gain for the Foreign Investor outside of the Trust (that is, it is not the result of effectively connected taxable income earned by the Trust and allocated to the Foreign Beneficiary), the withholding requirements of Section 1446 are not applicable to such gain.

    State and Local Taxes; Foreign Taxes and Treaties. Foreign Beneficiaries may be subject to tax in various states of the United States in a manner similar to United States investors.

    Additionally, Foreign Beneficiaries may be subject to tax in their country of residency and possibly other foreign countries. Tax treaties between the United States and various foreign countries, or foreign countries among themselves, may affect the tax treatment of Foreign Beneficiaries. It is possible that tax treaties between the United States and certain foreign countries could affect some of the matters discussed above. Foreign Beneficiaries are urged to consult with their international tax advisors with regard to the international tax aspects of an investment in the Trust.

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POSSIBLE CHANGES IN TAX LAW

    Passage of recent tax legislation does not preclude the enactment of further amendments to the Code (including amendments having a retroactive effect) which could adversely affect an investment in the Trust. In recent years, there have been a number of proposals made in Congress, by government agencies and by the executive branch of the federal government for changes in the federal income tax laws, and additional proposals may be made in future years. In addition, the Service has proposed, and may still be considering, many changes in regulations and procedures. There can be no assurance that future tax legislation would not adversely affect an investment in the Trust.

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                         STATE, LOCAL AND FOREIGN TAXES

    The Trust may operate in states and localities which impose a tax on the Trust's assets or income, or on the Managing Trustee, the Special Beneficiary or each Beneficiary based upon his share of any income derived from the Trusts' activities in the jurisdiction, and as a result the Trust's operations may require filing of state or local tax returns in several jurisdictions. This section makes no attempt to summarize the state tax consequences of owning an Interest.

    ALTHOUGH THE TRUST WILL BE TREATED AS A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES, THERE CAN BE NO ASSURANCE THAT IT WILL BE TREATED AS A PARTNERSHIP FOR STATE AND LOCAL TAX PURPOSES. PEABODY & BROWN HAS NOT REVIEWED THE LAWS OF THE INDIVIDUAL STATES AND CRITERIA FOR PARTNERSHIP CLASSIFICATION FOR STATE AND LOCAL TAX PURPOSES CAN BE SUBSTANTIALLY DIFFERENT FROM THE CRITERIA EMPLOYED FOR FEDERAL INCOME TAX PURPOSES. CONSEQUENTLY, THERE CAN BE NO ASSURANCE THAT THE TRUST WILL NOT BE TREATED AND TAXED AS A CORPORATION OR TRUST FOR STATE AND LOCAL TAX PURPOSES. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT HIS TAX ADVISOR WITH RESPECT TO THE STATE AND LOCAL TAX CONSEQUENCES OF AN INVESTMENT IN THE TRUST.

    Beneficiaries may incur tax obligations and be subject to filing requirements in foreign countries due to the operation of Assets in foreign countries and/or the leasing of Assets to foreign lessees. If Assets are leased for use outside the United States, a foreign jurisdiction may impose a withholding or other tax on rental income. Incidence of any foreign taxes will depend upon the specific tax laws of any foreign jurisdiction where Assets are used and upon the possible interaction of tax treaties between the United States and the foreign jurisdiction. A Beneficiary may be entitled to a credit against his U.S. tax liability for his share of the amount of tax paid to the foreign jurisdiction. Generally, the credit is limited to the U.S. tax that would be imposed on the foreign income and the excess of credits over the U.S. tax will not be credited against income allocable to the United States. This limit may apply since the effective foreign tax rate on rental income may exceed the Beneficiary's effective U.S. tax rate on the same income. A Beneficiary may, in lieu of electing the tax credit, choose to deduct any foreign taxes, but a Beneficiary must either deduct or credit all foreign taxes accrued within the taxable year. Any Beneficiary with potential foreign tax liability on income from other sources should contact his tax advisor regarding the effect of these rules.

    THIS ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. ACCORDINGLY, PROSPECTIVE BENEFICIARIES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR OWN TAX SITUATION AND THE STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THIS INVESTMENT.

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                         SUMMARY OF THE TRUST AGREEMENT

    The Declaration of Trust for the Trust will be amended and restated as of the Closing (as so amended and restated, the "Trust Agreement") and will be executed by the Special Beneficiary and the Delaware Trustee and by the Managing Trustee on behalf of itself and its attorney-in-fact for the Class A Beneficiaries and Class B Beneficiaries (collectively, the "Beneficiaries").

    The Trust Agreement, as so restated, provides for the issuance of the Class B Subordinated Interests (see "Additional Class of Interest") and permits the Trust to offer to redeem outstanding Interests at such times, in such amounts, in such manner and such prices as the Managing Trustee of the Trust may determine from time to time (see "Special Redemption Provisions"). These amendments were recently approved by majority interest of the Class A Investors.

    The rights and obligations of the Trustees, the Class A Beneficiaries, the Class B Beneficiaries and the Special Beneficiary in the Trust will be governed by the Trust Agreement. The following statements and other statements in this Prospectus concerning the Trust Agreement do not purport to be complete and merely outline, and in no way modify or amend, the Trust Agreement. This description is qualified in its entirety by specific reference to the Trust Agreement which is included as an exhibit to the Registration Statement. (A copy of the Trust Agreement will be given to all prospective investors upon request.)

SPECIAL REDEMPTION PROVISIONS

    The Trust shall have the right to purchase and redeem Interests at such times, in such amounts, in such manner and at such prices as the Managing Trustee may determine from time to time in its sole discretion; provided, however, that any such purchase and redemption shall not be in violation of any applicable legal requirements, shall not result in the termination under the Code of the Trust or of its status as an entity taxable as a partnership, shall not result in the Trust being treated as a publicly traded partnership, shall not cause the Trust to be deemed an "investment company" pursuant to the provisions of the Investment Company Act of 1940 and shall not cause the Assets of the Trust to be considered "plan assets" under ERISA and the regulations thereunder. Subject to the foregoing, the Managing Trustee intends to use a portion of the proceeds of the Offering to Redeem a portion of the Class A Interests. The Class B Subordinated Interests are not expected to be redeemed.

ADDITIONAL CLASS OF INTEREST


    The Trust Agreement was recently amended to give the Managing Trustee the right to authorize the Trust to issue an additional class of interest (or other securities) with any designations, preferences and relative, participating optional or other special rights, including special voting rights as shall be fixed by the Managing Trustee. The Class B Subordinated Interests are being issued in accordance with this authority.


THE TRUSTEES

    The number of Trustees of the Trust shall not be less than two nor more than four and shall be fixed from time to time by the Managing Trustee. Initially, there will be two Trustees. One Trustee shall be designated the Managing Trustee and one Trustee shall be designated the Delaware Trustee. The Managing Trustee is AFG ASIT Corporation and the Delaware Trustee is Wilmington Trust Company. The Managing Trustee shall devote so much of its time as may be necessary to carry out the purposes and conduct the business of the Trust in accordance with the Trust Agreement and carry out its duties as Managing Trustee under the Trust Agreement.

RESPONSIBILITIES AND LIABILITIES OF THE MANAGING TRUSTEE

    Except as expressly limited by the Trust Agreement, the Managing Trustee shall have complete and exclusive discretion in the management and control of the affairs and business of the Trust and all powers

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necessary, convenient or appropriate to carry out the business and exercise the powers of the Trust. In the course of management of the Trust, the Managing Trustee may, in its discretion, buy, sell, lease, exchange and otherwise deal in the Assets and interests in the Assets when and upon such terms as it determines to be in the best interests of the Trust, and shall employ other Persons (such as the Advisor) to perform equipment management, legal, accounting, appraisal and other advisory services for the Trust. The Managing Trustee, when acting in such capacity, shall be personally liable for the acts, omissions or obligations of the Trust, except as may be provided to the contrary in any contractual agreement of the Trust.

RESIGNATION OF THE MANAGING TRUSTEE

    During the term of the Trust, the Managing Trustee may not Resign from the Trust unless:

        (1) the Trust Beneficiaries have received 60 days' advance written notice of the Managing Trustee's intention to Resign;

        (2) the Trust has received an opinion of Trust Counsel to the effect that such Resignation will not constitute a termination of the Trust or otherwise materially adversely affect the status of the Trust as an entity taxable as a partnership for federal income tax purposes; and

        (3) a new Managing Trustee has been selected who or which (a) shall have expressed a willingness to become (and shall in fact duly become) the Substitute Managing Trustee, (b) shall satisfy the then applicable provisions of the Code and any applicable procedures, regulations, rules and rulings thereunder, so that the Trust shall be classified as a partnership for federal income tax purposes, and (c) shall have received the specific written Consent to such admission of a Majority in Interest of the Beneficiaries.

    If the Managing Trustee dissolves, terminates, is adjudicated bankrupt, or otherwise becomes incapable of performing the duties or exercising the responsibilities of the Managing Trustee, or is removed pursuant to a vote of the Beneficiaries in accordance with Article XI of the Trust Agreement, the Managing Trustee shall be deemed to have been removed as a Trustee upon the date of such occurrence. In the event of the Managing Trustee's removal or resignation from any one or more of the Trusts, it will transfer its Managing Trustee Interest to any Substitute Managing Trustee for consideration equal to 86.5% of the fair market value of that portion of its Managing Trustee Interest transferred.

INDEMNIFICATION OF MANAGING TRUSTEE

    The Trust is required to indemnify the Managing Trustee and its Affiliates for any expenses reasonably incurred by them in any action, suit or proceeding to which they are a party by reason of the fact that they are or were performing their duties under the Trust Agreement, provided such persons were acting on behalf of, or in the course of performing services for, the Trust, such persons determined, in good faith, that such course of conduct was in the best interests of the Trust, such conduct did not constitute misconduct or negligence and any amounts payable are recoverable only out of the assets of the Trust. The Trust may not indemnify the Managing Trustee or such other persons for any action arising from a violation of the federal or state securities laws, rules or regulations, unless certain conditions are satisfied, as set forth in the Trust Agreement. In addition, each Trust Agreement contains provisions limiting the personal liability of the Delaware Trustee and Affiliates of the Managing Trustee. (See "FIDUCIARY RESPONSIBILITY--Indemnification of Trustees and Their Affiliates.")

CERTAIN RIGHTS OF MANAGING TRUSTEE WITH RESPECT TO THE INTERESTS

    The Managing Trustee, without the Consent of any Beneficiary, may impose restrictions on the transferability of Interests and may take other actions with respect to the manner in which Interests are transferred as it deems necessary or appropriate in order to preserve the status of the Trust as an entity

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taxable as a partnership for federal income tax purposes, to prevent the Trust from being terminated for federal income tax purposes, or to prevent the Trust from being treated as a publicly traded partnership. In purchasing the Interests, each Beneficiary grants to the Managing Trustee a power of attorney to amend the Trust Agreement to accomplish the foregoing.

LIABILITY OF THE BENEFICIARIES


    Under the Trust Agreement and the Delaware Business Trust Act (the "Business Trust Act"), the Beneficiaries and the Special Beneficiary shall be entitled to the same limitation on personal liability extended to corporate stockholders of Delaware corporations. Accordingly, except to the extent of their Capital Contributions and that Foreign Beneficiaries may have liability to the Managing Trustee and the Trusts as described below, the Beneficiaries are not responsible for a Trust's obligations. However, a Trust Beneficiary may be liable to the Trust for an amount equal to any Distribution made to such Trust Beneficiary if, after the Distribution is made, the then fair market value of the remaining assets of the Trust is not sufficient to pay its then outstanding liabilities.


    The principles of law governing the limitation of liability of beneficiaries of a business trust have not been authoritatively established as to business trusts organized under the law of one jurisdiction but operating or owning property, incurring obligations or having beneficiaries resident in other jurisdictions. Accordingly, there is the risk that the limited liability of the Trust Beneficiaries will not be respected in certain jurisdictions. (See "RISK FACTORS--Limited Liability of Beneficiaries is Not Clearly Established.")

    Under the Trust Agreement, each Beneficiary who is a Foreign Beneficiary will be required to indemnify the Trust and the Managing Trustee for any costs or expenses incurred by the Trust or the Managing Trustee in connection with the withholding requirements applicable to Foreign Beneficiaries under Sections 1441, 1442 and 1446 of the Code. (See "FEDERAL TAX CONSIDERATIONS -- Investment by Foreign Beneficiaries".)

VOTING RIGHTS

    Beneficiaries and the Special Beneficiary have no right to participate in the management or control of a Trust's business. However, the Trust Agreement does grant limited voting rights to the Beneficiaries. Each Class A Beneficiary and Class B Beneficiary is entitled to cast one vote for each Interest owned by him. The Managing Trustee and its Affiliates, including the Special Beneficiary, will have voting rights with respect to any Interests owned by them; provided that the Managing Trustee and its Affiliates may not vote their Class A Interests with respect to their compensation pursuant to the Trust Agreement or regarding any transaction between the Trust and the Managing Trustee or its Affiliates. The Special Beneficiary, however, will have the right to vote any Class B Subordinated Interests acquired by it with respect to any matter regarding the Trust, including voting on the withdrawal or removal of the Managing Trustee.

    Under the Trust Agreement, a Majority in Interest of the Beneficiaries (as such term is defined below) may (1) amend the Trust Agreement, subject to certain limitations described below under "Amendment of the Trust Agreement",
(2) remove the Managing Trustee and elect a replacement therefor, (3) terminate the Trust, or (4) approve or disapprove the sale of all or substantially all the Assets and other assets of the Trust in a single sale or in multiple sales in the same 12-month period except in the orderly liquidation and winding up of the business of the Trust upon its termination and dissolution. (See "RISK FACTORS -- Limited Liability of Beneficiaries is Not Clearly Established.")

    The term "Majority Consent" means the Consent of Beneficiaries holding more than 50% in the aggregate of the Class A Interests and the Class B Subordinated Interests held by all Beneficiaries; provided, however, that in cases where a Class A Beneficiary who is also a Managing Trustee or an Affiliate thereof is not entitled to participate in the Consents or votes of the Beneficiaries, the foregoing calculation shall exclude the Interests owned by such Beneficiary.

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MEETINGS

    The Managing Trustee may at any time call a meeting of the Beneficiaries and is required to call such a meeting following receipt of a written request signed by Beneficiaries owning 10% or more of the Interests in the aggregate held by all Beneficiaries as of the date of the written request. The Trust does not intend to hold annual or other periodic meetings of Beneficiaries. The Managing Trustee may call for a vote without a meeting.

AMENDMENT OF THE TRUST AGREEMENT

    If an amendment to the Trust Agreement is proposed by the Managing Trustee or by a Majority in Interest of the Beneficiaries as explained above under "Voting Rights", the Managing Trustee is required to submit to the Beneficiaries a statement of the proposed amendment and its purpose. The Managing Trustee may also include in such submission its recommendations as to the proposed amendment. Upon obtaining Majority Consent, such amendments shall take effect, except that no such amendment shall increase the liability of any Participant or adversely affect any Participant's share of Distributions or allocations of Profits or Losses without, in each case, the approval of the Participant involved.

    A Majority in Interest of the Beneficiaries, without the concurrence of the Trustees, may (a) amend the Trust Agreement, subject to the provisions of the Trust Agreement governing voting rights and to the conditions that such amendment (i) may not cause the Beneficiaries to lose the limited liability accorded them by the Business Trust Act and (ii) may not, without the specific written consent of the Managing Trustee (which may not be unreasonably withheld), add to the duties or diminish the rights of the Managing Trustee or its Affiliates as set forth in the Trust Agreement or reduce the compensation to which the Managing Trustee and its Affiliates are entitled for services to be provided under the Trust Agreement, (b) terminate the Trust, (c) remove the Managing Trustee and elect a replacement therefor, and (d) approve or disapprove the sale of all or substantially all of the Assets of the Trust in a single sale or in multiple sales in the same 12-month period, except in the orderly liquidation and winding up of the business of the Trust upon its termination and dissolution.

    The Managing Trustee has the right, without prior notice to, or the Consent of, any Beneficiary, to (i) add to the representations, duties and obligations of the Managing Trustee or surrender any rights or powers granted to it under the Trust Agreement for the benefit of the Beneficiaries; (ii) preserve the status of the Trust as an entity taxable as a partnership for federal income tax purposes; (iii) correct any mistake, omission or inconsistency or cure ambiguities or make any other provisions in the Trust Agreement for the benefit of the Beneficiaries; (iv) delete or add provisions to the Trust Agreement required by the Securities and Exchange Commission or other federal agencies, the National Association of Securities Dealers, Inc., or any state "Blue Sky Commission" or other state agency or any judicial authority or similar such official; (v) permit the Interests to fall within an exemption from the definition of "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations; (vi) effect amendments contemplated under Sections 4.2(a)(viii), 4.2(a)(x) or 8.5(b) of the Trust Agreement or as may be necessary to effect the provisions of Section 9.5 of the Trust Agreement; and (vii) make any other amendments which do not adversely affect the rights of the Beneficiaries. The Managing Trustee may not amend the Trust Agreement to change the voting rights of the Beneficiaries without Majority Consent, unless such a change is necessary to preserve the status of the Trust as a partnership for federal income tax purposes or to conform to any operative case law that establishes in the opinion of Trust Counsel that such change is necessary to maintain limited liability of the Beneficiaries for purposes of the Business Trust Act.

TRANSFERABILITY OF INTERESTS

    Subject to significant restrictions on transferability of Interests contained in each Trust Agreement (summarized below) to prevent treatment of the Trust as a "publicly traded partnership" taxable as a corporation and the right of the Managing Trustee to place certain additional restrictions on the

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transferability of Interests as described above under "Certain Rights of
Managing Trustee with Respect to the Interests", each Beneficiary may transfer all or a portion of his Class B Subordinated Interests (but not fewer than the Minimum Investment Amount) to another Person (the "Transferee"), upon satisfaction of the following conditions: (i) the Managing Trustee consents to the transfer; (ii) the Transferee delivers to the Managing Trustee at least 15 days in advance of the effective date of the transfer a duly executed and completed transfer application, in a form satisfactory to the Managing Trustee, in which the Transferee agrees to be bound by the Trust Agreement and makes various representations, including whether or not he is an Eligible Citizen;
(iii) the Transferee satisfies the investor suitability standards applicable to the original offering; (iv) the transfer complies with all applicable laws and regulations; (v) the Transferee executes a power of attorney described below; and (vi) the Transferee pays a transfer fee not to exceed $100 per transfer to cover the expenses incurred in connection therewith. The Trust Agreement provides that Class B Subordinated Interests may not be transferred under a number of circumstances, including unless the Managing Trustee shall give its express written consent, if the transfer would cause the assets of the Trust to be considered "plan assets" under ERISA and the regulations thereunder, the transfer would cause the Trust to fail to qualify under the "safe harbor" tests for treatment as other than a "publicly traded partnership" or the transfer would adversely affect the registration of any aircraft registered with the FAA or the documentation of any vessel documented under the laws of the United States. (See "INVESTORS SUITABILITY STANDARDS," "FEDERAL TAX CONSIDERATIONS--Trust Status: Free Transferability of Interests" and "ERISA AND OTHER CONSIDERATIONS.")

    The transfer of Class B Subordinated Interests does not require the consent of any other Beneficiary. Transferees of Interests will be recognized monthly as of the first day of the calendar month following the month in which Interests are transferred to them for purposes of prospective Distributions and allocations of Profits and Losses. Since Distributions are made on a monthly basis, any Beneficiary who transfers his Interests prior to the end of the fiscal month in which the transfer is recognized must take into account in establishing the sale price for his Interests that the transferor (not the transferee) will receive such Distributions when made by the Trust prior to the recognition of the transfer. The rights of a Transferee who does not become a Substitute Beneficiary (as provided below) will be limited to the receipt of his share of Profits, Losses and Distributions, as determined under each Trust Agreement.

    Until the transfer of the Interests has been registered on the books of the Trust, the Trust will continue to treat the owner of record of the Interests as the absolute owner for all purposes. The transfer of Interests may result in adverse federal income tax consequences, including the recognition of income in excess of cash received. Beneficiaries are advised to consult their tax advisors prior to requesting a transfer of Interests.

    Pursuant to the terms of the Subscription Agreement or transfer application, each Beneficiary or Transferee will be required to appoint the Managing Trustee as his attorney-in-fact to make, execute, file and/or record: (i) documents relating to the Trust and its business operations required by or appropriate under the laws of any jurisdiction; (ii) any amendments to the Trust Agreement which the Managing Trustee is authorized to make as described under "SUMMARY OF TRUST AGREEMENT--Amendment of the Trust Agreement;" and (iii) all other instruments deemed necessary or appropriate by the Managing Trustee to carry out the provisions of the Trust Agreement.

    A Transferee may become a Substitute Class B Beneficiary if all of the following conditions are met: (i) the Interests were transferred in accordance with the provisions outlined above; (ii) the Managing Trustee consents in writing to such substitution (which consent may be withheld for any reason in the sole discretion of the Managing Trustee); (iii) the Transferee executes an instrument reasonably satisfactory to the Managing Trustee accepting and adopting the terms and provisions of the Trust Agreement; and (iv) in the case of transfers other than by operation of law, the transferor states his intention in writing to have his Transferee become a Substitute Beneficiary. If such conditions are met, a Transferee will become a Substitute Beneficiary within 30 days after the Managing Trustee consents to the admission of the Substitute Beneficiary (the "Recording Date"). The records of the Trusts shall be amended to reflect any such substitution on or prior to the Recording Date; provided, however, that the records of the Trust shall be amended at least once each calendar quarter to reflect the admission of Substitute Beneficiaries. "ATTENTION CALIFORNIA
RESIDENTS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."


CHANGE OF STATUS OF BENEFICIARY


    In the event that (i) the Managing Trustee determines that a Beneficiary or a Person for whom a Beneficiary is acting as nominee who has previously represented to the Trust that he is an Eligible Citizen is no longer an Eligible Citizen or (ii) the Beneficiary fails to certify his citizenship to the Managing Trustee at the time that he acquires his Interests, the Managing Trustee may require that the status of the Beneficiary be changed to that of a "Non-Eligible Beneficiary". In the event that the number of Non-Eligible Beneficiaries exceeds 80% of the maximum number of non-eligible Persons permitted to be Trust Beneficiaries pursuant to applicable laws and regulations governing the registration of any Asset owned by the Trust, the Managing Trustee may, in its sole discretion, expend Trust assets to redeem the Interests of the Non-Eligible Beneficiaries. Any such Interests redeemed shall be redeemed by the Trust at a price equal to 80% of the Non-Eligible Beneficiary's original Capital Contribution as reduced by any amounts returned to the Non-Eligible Beneficiary as uninvested Capital Contributions, minus all Distributions made to the Non-Eligible Beneficiary, pro-rated by the number of Interests redeemed.

DISTRIBUTIONS AND ALLOCATIONS

    A summary of the Trust Agreement provisions relating to cash distributions and allocations of Profits and Losses is contained in the section entitled "Trust Distributions and Allocations."

OTHER TRANSACTIONS INVOLVING THE MANAGING TRUSTEE AND ITS AFFILIATES

    Except as specifically permitted by the Trust Agreement, the Managing Trustee is prohibited from entering into any agreements, contracts or arrangements on behalf of a Trust with the Advisor or any of its Affiliates (including the Managing Trustee itself). Further, in connection with any agreement entered into by a Trust with the Advisor or any Affiliate, no rebates or "give-ups" may be received by the Advisor or any such Affiliate, nor may the Advisor or any such Affiliate participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the Trust Agreement.

NO WITHDRAWAL OF CAPITAL

    No Trust Beneficiary has the right to request withdrawal of his capital from a Trust. No Trust Beneficiary is entitled to demand or receive any return of his capital. No Trust Beneficiary has any priority over any other Beneficiary as to the return of his capital.

ROLL-UP

    The Trusts may not participate in any proposed Roll-Up (generally defined as a transaction involving the acquisition, merger, conversion or consolidation of the Trust and the issuance of securities in a new entity (the "Roll-Up Entity")) if any of the following conditions are present: (i) the proposed Roll-Up would result in the Beneficiaries having voting rights in the Roll-Up Entity which are less than those contained in the Trust Agreement; (ii) the proposed Roll-Up includes provisions which would materially impede or frustrate the accumulation of shares by any purchaser of the securities in the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);
(iii) the proposed Roll-Up would limit the ability of a Beneficiary to exercise the voting rights of his securities of the Roll-Up Entity on the basis of the number of Interests held by the Beneficiary; (iv) the Beneficiaries' rights of access to the records of the Roll-Up Entity will be less than those provided in the Trust Agreement; (v) any costs of the proposed Roll-Up would be borne by the Trust if the proposed Roll-Up is not approved by the Beneficiaries; or (vi) the Person sponsoring the Roll-Up fails to offer the Beneficiaries who vote "no" the choice of (a) accepting the securities of the Roll-Up Entity; or (b) one of the following: (i) remaining as Beneficiaries in the Trusts on the same terms and conditions as previously existed; or (ii) receiving cash in an amount equal to the Beneficiaries' pro-rata share of the appraised value of the net assets of the Trust. If the Trust may participate in a proposed Roll-Up, an appraisal of all assets of the Trust must be obtained from an independent expert. A Roll-Up does not include a transaction involving the conversion to corporate, trust, partnership or association form of any single Trust if, as a consequence of the transaction, there will be no significant change in (a) Beneficiary's voting rights, (b) the term of the Trust, (c) Sponsor compensation and (d) the investment objectives of the Trust.



DISSOLUTION



    The Trust will continue until December 31 of the eleventh year following its Closing (i.e., until December 31, 2003). The Trust may be dissolved, and its affairs wound up at an earlier date if any of the following events occurs: (1) the withdrawal of the sole Managing Trustee (see "Resignation of the Managing Trustee", above) unless a Substitute Managing Trustee admitted with Majority Consent agrees to continue the Trust business; (2) an election to dissolve the Trust made in writing by the Managing Trustee with Majority Consent, or by vote of a Majority in Interest of the Beneficiaries without action by the Managing Trustee; (3) the sale or other disposition of all or substantially all of the Assets of the Trust unless the Managing Trustee elects to continue the Trust business for the purpose of the receipt and collection of any other consideration to be received in exchange for the Assets of the Trust; (4) the entry of a final decree of dissolution of the Trust by a court of competent jurisdiction; or (5) any other event which causes the dissolution or winding up of the Trust under the Business Trust Act.


    Upon dissolution of the Trust, the Managing Trustee (or its trustees, receivers or successors) will proceed with the liquidation of the Trust Assets (including, without limitation, the sale or other disposition of any remaining Assets and cancellation of the Certificate of Trust). The net proceeds of liquidation will first be applied to the payment of all debts and other obligations of the Trust, and all remaining net proceeds, if any, will be distributed to the Managing Trustee, the Special Beneficiary and the Beneficiaries as described under "TRUST DISTRIBUTIONS AND ALLOCATIONS--General."

FISCAL YEAR

    Unless the Managing Trustee otherwise determines in the future, the fiscal year of the Trust will end on December 31 of each year. Should the Managing Trustee decide to change the fiscal year of any Trust, it will seek to obtain any required approvals from the Service. If such approval is obtained (or not then required), the Managing Trustee will give prompt notice to the Beneficiaries of the change in fiscal year.

                            REPORTS TO BENEFICIARIES

    The Managing Trustee will furnish to each Class B Beneficiary of record as of a date specified in each Trust Agreement the following reports pertaining to Trust operations during each fiscal year:


NAME OF REPORT                          BASIC CONTENTS                            WHEN FURNISHED
---------------------  ------------------------------------------------  ---------------------------------
Annual Report          Audited balance sheet as of the end of such       Within 120 days after the end of
                       fiscal year and statements of operations,         each fiscal year
                       Beneficiaries' equity and cash flows for such
                       fiscal year, all prepared in accordance with
                       generally accepted accounting principles and
                       accompanied by an auditor's report and
                       statements (which need not be audited) of Cash
                       From Operations, Distributable Cash From
                       Operation, Cash From Sales or Refinancings and
                       Distributable Cash From Sales or Refinancings
                       and Distributions per Class B Subordinated
                       Interest.

Quarterly Report       Unaudited condensed balance sheet and statements  Within 60 days after the end of
                       of cash flows and operations                      each of the first three fiscal
                                                                         quarters of each fiscal year

Tax Information        Information reflecting Trust operations for use   By March 15 of each year
                       by Beneficiaries in preparation of federal
                       income tax returns


    Financial information contained in all reports to Class B Beneficiaries will be prepared on an accrual basis of accounting in accordance with generally accepted accounting principles and will include, where applicable, a reconciliation to the information furnished to Class B Beneficiaries for federal income tax purposes. The audited financial statements contained in the annual report will be accompanied by a report of the Accountants.

    Each annual and quarterly report will also contain a narrative description of the Trust's Assets and operations including a description of any material events with respect to the Trust's revenues, expenses, contractual obligations or contingent liabilities, the amount of all fees and other compensation paid or accrued by the Trust to the Managing Trustee and its Affiliates (and a description of the services rendered or to be rendered by the Managing Trustee and its Affiliates for such fees), and a description of any new agreements entered into by the Trust with the Managing Trustee and its Affiliates during the fiscal period covered in the report.

    Beneficiaries are entitled to receive a Form K-1 from EFG on or before April 1 of each year describing Trust activity during the year and setting forth financial and tax information with respect to the Assets and the Leases.


    The Class B Subordinated Interests will be registered under and subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Periodic reports containing financial and other information will be filed with the Securities and Exchange Commission as required.

                         ERISA AND OTHER CONSIDERATIONS

    The following discussion summarizes certain material investment concerns under the Employee Retirement Income Securities Act of 1974, as amended ("ERISA"), which may be relevant to an investment in the Class B Subordinated Interests by any qualified pension, profit-sharing or stock bonus plan (including a Keogh Plan) and an IRA (a "Qualified Plan"). These considerations include, but are not limited to, (i) the impact of fiduciary obligations on an investment in the Interests, (ii) the risk that the assets of the Trusts might be deemed "plan assets" under ERISA, (iii) the limitations on transactions between entities or individuals and Qualified Plans for which they serve as fiduciaries and (iv) the impact of an investment in the Interests on the obligation of fiduciaries of certain types of Qualified Plans to determine annually the "current value" of the assets of such plan. An investment by a Qualified Plan or other tax-exempt organization will cause such tax-exempt investor to have "unrelated business taxable income" to the extent the Trust has taxable income. Because of the complexity of the ERISA regulations and related considerations, investors which are Qualified Plans are urged to consult with their tax advisor with regard to an investment in the Interests.

GENERAL

    QUALIFIED PLANS OTHER THAN IRA'S. Generally, the fiduciary provisions of Sections 404, 405 and 406 of ERISA apply to investments made by Qualified Plans. These sections generally do not prohibit Qualified Plans from investing in any specific type of investment. ERISA fiduciary requirements can be described in three basic categories. First, ERISA requires that a fiduciary carry out his duties solely in the interests of the Qualified Plan participants and beneficiaries. Accordingly, in considering an investment in the Interests of the Trust, fiduciaries of a Qualified Plan should consider whether (i) the investment is in accordance with the documents and instruments governing the Plan; (ii) the investment provides sufficient diversification and liquidity and is otherwise prudent; (iii) the investment can be valued annually, if required;
(iv) the investment would result in any prohibited transactions; (v) the Trust would hold plan assets under ERISA and the Department of Labor regulations; and
(vi) the investment is advisable in view of the unrelated business taxable income which the Trust expects to generate. (See "FEDERAL TAX CONSIDERATIONS--Investment by Qualified Pension, Profit-Sharing and Stock Bonus Plans and Individual Retirement Accounts and by Other Tax-Exempt Organizations.") An investment may be prudent notwithstanding the existence of unrelated business taxable income.


    Second, ERISA requires that all plan assets be held in trust. Regulations promulgated by the Department of Labor provide that even if the underlying assets of an entity in which a plan invests are treated as "plan assets," the trust requirements will be satisfied if the indicia of ownership in the entity (the Interests) are held in trust on behalf of the plan by one or more trustees/custodians. Accordingly, the trustee/custodian of a Qualified Plan which purchases Interests should retain and hold in trust all indicia of ownership by such Qualified Plan of its Interests, including the copy of the Subscription Agreement, the canceled check used to make the purchase and correspondence from the Managing Trustee confirming the admission of such Qualified Plan as a Beneficiary.


    Third, ERISA imposes strict limitations on the nature of allowed transactions between a Qualified Plan and its Fiduciaries and other Parties in Interest. Specifically, ERISA prohibits certain sales and other transactions between a Qualified Plan and a Party in Interest. Fiduciaries, trustees/custodians and others acting on behalf of a Qualified Plan should be aware of the final regulations regarding the prohibition under ERISA with respect to certain transactions involving "plan assets" and Parties in Interest including Fiduciaries. (29 C.F.R. Section 2510.3-101.) For equity investments, the final regulations create the presumption that the underlying assets of an entity are "plan assets" of the Qualified Plans holding interests therein. This presumption is termed the "look through" rule. The regulations, however, create certain exceptions to such presumption. The assets of a partnership will not be deemed to be "plan assets" if the investment in such partnership satisfies one of the exemptions provided in the final regulations. The effective dates of the final regulations are contained in Section 2510.3-101(k)(1), which provides that the final regulations shall generally apply to all "plan asset" determinations made after March 13, 1987 with respect to plan investments regardless of when those investments are made. One of the effects of the final regulations is to impose fiduciary status on certain parties and entities who engage in transactions with a Qualified Plan.

    The final regulations provide an exemption for entities in which the "equity participation in the entity by benefit plan investors is not significant" Equity participation is considered to be significant if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. This exemption may be applicable to the Trusts because the Managing Trustee will require that at any time fewer than 25% of the Interests actually acquired in the Trust will be held by benefit plan investors.

    Accordingly, based upon the foregoing and, in particular, assuming that fewer than 25% of the Interests will be held by benefit plan investors at any time, under current law the assets of the Trust will not be considered to be "plan assets" under ERISA.

    Nonetheless, in the event that, in the future, whether because of changes in the law or regulations transfers to Qualified Plans, misrepresentations by investors or otherwise, either (x) the assets of the Trust would constitute "plan assets" for purposes of ERISA or (y) the transactions contemplated under the Trust Agreement would constitute prohibited transactions under ERISA or the Code and an exemption for such transactions is not obtainable or not sought by the Managing Trustee from the Department of Labor, Section 4.2(a)(x) of the Trust Agreement authorizes the Managing Trustee to restructure the Trust's activities to the extent necessary to comply with any exemption in any final plan asset regulation adopted by the Department of Labor or any condition which the Department of Labor might impose as a condition to granting a prohibited transaction exemption, including, but not limited to, establishing a fixed percentage of Interests permitted to be held by Qualified Plans or other tax-exempt Beneficiaries and/or discontinuing sales to such entities after a given date. It should be noted that the Managing Trustee is not obligated to seek an exemption from the Department of Labor. The Managing Trustee is empowered to amend Section 4.2(a)(x) of each Trust Agreement to the extent it deems necessary or appropriate in order to comply with any applicable federal or state legislation, rules or regulations enacted or promulgated or administrative pronouncements or interpretations and/or judicial interpretations thereof after the date of the Trust Agreement. Any amendment(s) made by the Managing Trustee under the circumstances described above shall be deemed to be made pursuant to the fiduciary obligation of the Managing Trustee to the Trust and the Beneficiaries. In addition, Section 4.2(c)(i) of each Trust Agreement provides that the Managing Trustee shall have the right, without the Consent of any Beneficiary, to acquire Interests to the extent required to prevent the assets of any Trust from being deemed "plan assets" with respect to Beneficiaries which are Qualified Plans and to prevent a prohibited transaction from occurring under ERISA, provided that such Interests shall be acquired at fair market value (as determined by an independent appraiser retained by the Managing Trustee). Furthermore, each Trust Agreement prohibits the transfer of Interests to any Person, without the express written consent of the Managing Trustee, if such transfer would cause the assets of the Trust to be considered "plan assets" under ERISA and the regulations thereunder.

    ERISA and the Code generally prohibit Fiduciaries of a Qualified Plan from engaging in transactions involving the assets of such Qualified Plan. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a Fiduciary of such plan (subject to certain exceptions not here relevant). In order to prevent the Managing Trustee and the Soliciting Dealers from engaging in a prohibited transaction as a result of being a Fiduciary with respect to any Qualified Plan which invests in the Trust, the Managing Trustee, the Soliciting Dealers and their Affiliates are not permitted under applicable law to allow the purchase of Interests with assets of any Qualified Plan (including a Keogh Plan or an IRA) if they (i) have investment discretion with respect to such assets or
(ii) regularly give individualized investment advice which is understood will serve as the primary basis for the investment decisions made with respect to such assets.

    The purchase of Interests by a Qualified Plan from a Soliciting Dealer who provides services to the Qualified Plan or who is otherwise a Party in Interest or "disqualified person" with respect to the Qualified Plan would be a prohibited transaction under ERISA and the Code unless the conditions of the Department of Labor Prohibited Transaction Exemption 86-128 ("PTE 86-128") are met. PTE 86-128 provides that the prohibited transaction restrictions of Section 406(a) of ERISA and the taxes imposed on prohibited transactions by Section 4975 of the Code will not apply to the purchase or sale of a security between an employee benefit plan (including a Keogh Plan or an IRA) and a broker-dealer registered under the Securities Exchange Act of 1934 ("Exchange Act") if certain conditions are satisfied.


    Although it is expected that the sale of Interests will comply with the requirements of PTE 86-128 if the Plan complies with the record-keeping requirements of the exemption, no assurance can be given that the conditions of the exemption will be satisfied or that the transactions will not violate
Section 406(b) of ERISA or Section 4975(c)(1)(E) or (f) of the Code.


    IRA'S AND EMPLOYER-SPONSORED IRA'S. Although many IRA's are not subject to Title I of ERISA, IRA's are subject to the prohibited transaction rules of
Section 4975 of the Code which created limitations on transactions between entities or individuals and Qualified Plans for which they serve as Fiduciaries as described above. The tax-exempt status of an IRA could be lost if the investment by the IRA constituted a prohibited transaction under Section 408(e)(2) of the Code by reason of the Trust engaging in a prohibited transaction with the individual who established the IRA or his beneficiary. IRA's are subject to the final "plan asset" regulations discussed above. Thus, in the event that the assets of the Trusts were to be deemed to be "plan assets", IRA investors should be cognizant of the fact that the Managing Trustee would be deemed to be a Fiduciary with regard to the investing IRA and the limitations such status would impose on any transactions between the investing IRA and the Managing Trustee.

    For IRA's that are not generally subject to Title I of ERISA, the general fiduciary standards of Sections 404, 405 and 406 of ERISA do not apply. However, if an individual who is making an investment on behalf of an IRA is considered to be a trustee/custodian or investment manager, such individual should consider the general fiduciary requirements or standards to which the fiduciary may be held under applicable securities laws and common law. If, however, the person making an investment for the IRA is a custodian, the investment will be considered to be directed by the IRA owner and thus such fiduciary requirements will be relieved. Notwithstanding the above, if an IRA is deemed to be part of an employer-sponsored plan, the IRA will be deemed to be subject to Title I of ERISA, thus subjecting fiduciaries of such a plan to both the requirements of Title I of ERISA and Code Section 4975. (See "General-- Qualified Plans Other Than IRA's" above.)

UNRELATED BUSINESS TAXABLE INCOME

    Qualified Plans are generally exempt from taxation except to the extent that their "unrelated business taxable income" (defined as taxable income attributable to any trade or business the conduct of which is not substantially related to the exercise or performance of the Qualified Plan's exempt purpose) exceeds $1,000 during any taxable year. A Trust's business of leasing personal property will constitute an unrelated trade or business with respect to a Qualified Plan and will cause a Qualified Plan to have unrelated business taxable income to the extent of the Plan's share of the taxable income from rents under the Leases. (See "FEDERAL TAX CONSIDERATIONS--Investment by Qualified Pension, Profit-Sharing and Stock Bonus Plans and Individual Retirement Accounts and by Other Tax Exempt Organizations.") Furthermore, if the Assets are deemed to be held primarily for sale to customers in the ordinary course of business (see "FEDERAL TAX CONSIDERATIONS--Sale or Disposition of Trust Property"), the gain, if any, on disposition of the Assets, as well as any gain on the sale of Assets which represents recapture of depreciation deductions, is treated as unrelated business taxable income.

    Because Beneficiaries which are Qualified Plans are expected to be allocated unrelated business taxable income by the Trusts, these Beneficiaries will be required to file Form 990T to report their unrelated business taxable income and pay any tax which is due as a result of this income. The Managing Trustee has undertaken to identify the amount of the Trust's income in any year that will be treated as unrelated business taxable income on the annual tax forms provided to Qualified Plans.

    Investors which are Qualified Plans should consult with their own tax advisors with regard to the application of the unrelated business taxable income rules.

                            SUPPLEMENTAL LITERATURE

    The Offering is made only by means of this Prospectus. The Trust has not authorized the use of any supplemental literature in connection with this Offering. No other written or oral information from any source is authorized for use in this Offering.

                         INVESTOR SUITABILITY STANDARDS

GENERAL

    Investors subscribing for Interests should give careful consideration to certain risk factors and other special considerations described under "RISK FACTORS," including the lack of a public market for Interests and the resulting long-term nature of an investment in the Interests. The only persons who should subscribe for Class B Subordinated Interests are those who have adequate financial means to assume such risks and to provide for their current needs and personal contingencies and who can afford to bear the full loss of, and who have no need of short-term liquidity with respect to, their investment. The Managing Trustee may reject any subscription for Interests for any reason.

TAX-EXEMPT INVESTORS

    A Fiduciary or investment manager (as such terms are defined in Section 3(28) of ERISA) of a Qualified Plan or other tax-exempt organization should consider all risks and investment concerns, including those unrelated to tax considerations, in deciding whether an investment in Class B Subordinated Interests is appropriate and economically advantageous for a Qualified Plan or other tax-exempt organization. An investment by a Qualified Plan or other tax-exempt organization will cause such tax-exempt investor to have "unrelated business taxable income" to the extent that a Trust has taxable income. (See "RISK FACTORS," "FEDERAL TAX CONSIDERATIONS--Investment by Qualified Pension, Profit-Sharing and Stock Bonus Plans and Individual Retirement Accounts and by Other Tax-Exempt Organizations" and "ERISA AND OTHER CONSIDERATIONS.")

REPRESENTATIONS AND WARRANTIES

    Submission of a Subscription Certificate executed by the subscriber will constitute the subscriber's agreement to the terms and conditions of the Subscription Certificate, including all representations and warranties contained therein. In the Subscription Certificate, a subscriber: (i) represents that he has received this Prospectus; (ii) represents that he meets the applicable suitability standards; and any amendments thereto. The Trust and each Trustee will rely upon such representations and warranties in offering the Class B Subordinated Interests and administering the Trust.

                                 LEGAL MATTERS


    The legality of the Class B Subordinated Interests being offered will be passed upon for the Trust by Peabody & Brown, Boston, Massachusetts, counsel to the Trust and the Managing Trustee. As to matters of Delaware law, Peabody & Brown will rely upon an opinion of counsel from Richards, Layton & Finger, Wilmington, Delaware.

                                    EXPERTS


    The financial statements of the AFG Investment Trust B at December 31, 1996 and December 31, 1995 and for each of the three years in the period ended December 31, 1996, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


    The summary of federal income tax consequences to the Class B Beneficiaries appearing herein under "RISK FACTORS--Federal Income Tax Risks," "FEDERAL TAX CONSIDERATIONS" and "ERISA AND OTHER CONSIDERATIONS," has been reviewed by Peabody & Brown, Boston, Massachusetts, counsel to the Trust the Managing Trustee and the Special Beneficiary, and has been included herein, to the extent such summary involves matters of law, in reliance upon the authority of said firm as expert thereon.

                             ADDITIONAL INFORMATION

    The Trust is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Trust can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, D.C. 20549, and at the Regional Offices of the Commission at Room 1400, 75 Park Place, New York, New York 10007, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such materials can be obtained from the Public Reference Section of the Commission at the above address in Washington, D.C. at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the commission. The address of such Web site is http://www.sec.gov.

    This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto, which have been filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, Washington, D.C., and to which reference is hereby made for further information relating to the Offering. Copies of the Registration Statement and exhibits may be obtained from the Securities and Exchange Commission, Washington, D.C., upon payment of the fee prescribed by the Commission or may be examined without charge at the offices of the Commission's public reference section.

                                    GLOSSARY

    As used in this Prospectus, the following terms have the following meanings:

    "Accountants" means Ernst & Young LLP, Boston, Massachusetts, or another nationally recognized firm of independent accountants selected for the Trust by the Managing Trustee.

    "Acquisition Expenses" means expenses (other than Acquisition Fees) incurred by any party attributable to selection and acquisition of Assets, whether or not acquired, including but not limited to legal fees and expenses, travel and communication expenses, costs of credit reports and appraisals, non-refundable option payments and accounting fees and expenses; provided, however, that Acquisition Expenses will not include any expenses described in the Trust Agreement that relate to the operation of the Trust rather than the selection and acquisition of Assets; and provided, further, that Acquisition Expenses will not include any expenses paid by an Affiliate of the Managing Trustee for which such Affiliate does not receive any reimbursement from the Trust.

    "Acquisition Fee" means any fee or commission paid by any party in connection with the selection, purchase, evaluation, construction, acquisition, initial leasing or operation, and initial arrangement for leasing or placing in service of any Asset by the Trust, however designated and however treated for tax or accounting purposes, but not including any Acquisition Expenses.

    "Adjusted Class A Investment" means, on an aggregate basis for all Class A Interests, an amount equal to (a) the sum of (i) $25 per Class A Interest owned by all Class A Beneficiaries and (ii) the amount by which all Distributions made to the Class A Beneficiaries in the aggregate until Class A Payout are less than the Cumulative Annual Distribution minus (b) the sum of (i) the amount by which all Distributions made to the Class A Beneficiaries in the aggregate until Class A Payout exceed the Cumulative Annual Distribution and (ii) all uninvested Capital Contributions which have been returned to the Class A Beneficiaries pursuant to the Trust Agreement.

    "Advisor" means EFG, together with its successor and assigns as advisor under the Advisory Agreement.

    "Advisory Agreement" means the agreement between the Advisor and the Trust pursuant to which the Advisor will provide certain management and advisory services for the Trust.

    "Affiliate" means, when used with reference to a specific Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer, director, or partner in, the specified Person or of which the specified Person is an officer, director or partner, (iii) any Person that is the beneficial owner of, or controls, 10% or more of any class of voting securities of, the specified Person.

    "AFG Investment Trusts" means, collectively, AFG Investment Trust A, AFG Investment Trust B, AFG Investment Trust C and AFG Investment Trust D.

    "Asset" means, collectively, any real or personal property, including equipment and related tangible property, acquired by the Trust and any interest of the Trust therein, whether directly or indirectly through a nominee, Joint Venture or otherwise.

    "Asset Base Price" means the amount paid by the Trust to the seller of an Asset for such Asset, which shall be (i) the manufacturer's invoice cost to the Trust if the Asset is acquired directly from the manufacturer, (ii) if the Asset is acquired from a seller who is not the manufacturer and not the Managing Trustee or an Affiliate thereof, the lower of (a) the price invoiced by such seller or (b) fair market value as determined by the Managing Trustee in its best judgment, or (iii) if acquired from the Managing Trustee or an Affiliate thereof, the lower of (a) the price paid by such seller plus all reasonable, necessary and actual costs accrued in maintaining the Asset (including, without limitation, the cost of storage, carrying, warehousing, interest cost, repair, marketing, financing, and taxes from the date of acquisition thereof) less the amount of primary term lease rentals accrued from the date of acquisition thereof and retained by the Managing Trustee or an Affiliate thereof from leasing the Asset or (b) fair market value as determined by the Managing Trustee in its best judgment, including in each case described in (i), (ii) and (iii) the amounts of all liens and encumbrances on the Asset and all reasonable, necessary, and actual expenses of the seller incurred in connection with acquiring and transferring the Asset to the Trust (including but not limited to all financing expenses, sales taxes, delivery charges and attorneys' fees paid to or on behalf of third parties) but not including any Acquisition Fees or Acquisition Expenses. In no event, however, shall any of the expense items described herein be included in the Asset Base Price for any Asset (i) which cannot be included consistent with generally accepted accounting principles or
(ii) which is not actually acquired by the Trust.

    "Asset Management Fee" means the fee payable to the Advisor for managing the leasing, financing and re-financing of Assets.

    "Assign" means, with respect to any Interest or any part thereof, to sell, assign, transfer, give, or otherwise dispose of, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto.

    "Assignment" means any transaction in which an Interest or any part thereof is Assigned.

    "Asset Management" means personnel and services necessary to the leasing activities of the Trusts, including but not limited to, leasing and re-leasing of Assets, collecting revenues, paying operating expenses, determining that the Assets are used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to the operation of the Assets.

    "Beneficiary" means the owner of a Beneficiary Interest and shall include the Class A Beneficiaries and the Class B Beneficiaries. As used in this Prospectus, the term "Beneficiary" does not include the Special Beneficiary.

    "Beneficiary Interest" means the beneficial interest of a Beneficiary in the Trust created pursuant to the Trust Agreement.

    "Business Trust Act" means the Delaware Business Trust Act, as amended from time to time.

    "Capital Account" means the capital account of the Managing Trustee, the Special Beneficiary and each Beneficiary established and maintained in accordance with the Trust Agreement.

    "Capital Contribution" means the total amount of money actually contributed to the Trust by each Participant (or any prior Participant) prior to the deduction of any organization and offering expenses or selling commissions.

    "Cash from Operations" means the cash provided by the Trust's normal operations (including Lease renewals and without deduction for depreciation or other non-cash charges) after the general expenses and current liabilities of the Trust (other than any portion of the Asset Management Fee which is required to be accrued and the Subordinated Resale Fee) are paid and discharged, as reduced by any reserves funded from such cash for working capital and contingent liabilities to the extent deemed reasonable by the Managing Trustee and as increased by any portion of such reserves deemed by the Managing Trustee not to be required for Trust operations. Cash from Operations does not include any Cash from Sales or Refinancings.

    "Cash From Sales or Refinancings" means the cash received by the Trust as a result of Sale or Refinancing transactions (including insurance proceeds or Lessee indemnity payments arising from the loss or destruction of Assets), as
(i) reduced by (a) all debts and liabilities of the Trust required to be paid as a result of Sale or Refinancing transactions, whether or not then payable, (including without limitation, any liabilities on an Asset sold which are not assumed by the buyer and any remarketing fees required to be paid to Persons not affiliated with the Managing Trustee but not including any Subordinated Resale Fee whether or not then due and payable) and (b) general expenses and current liabilities of the Trust (other than any portion of the Asset Management Fee which is required to be accrued and the Subordinated Resale
Fee) and (c) any reserves for working capital and contingent liabilities funded from such cash to the extent deemed reasonable by the Managing Trustee, and (ii) increased by any portion of such reserves then deemed by the Managing Trustee not to be required for Trust operations. In the event the Trust takes back a note in connection with any Sale or Refinancing transaction, all payments subsequently received in cash by the Trust with respect to such note shall be included in Cash From Sales or Refinancings, irrespective of the treatment of such payments by the Trust for tax or accounting purposes. If, in payment for Assets sold, the Trust receives purchase money obligations secured by liens on such Assets, the amount of such obligations shall not be included in Cash From Sales or Refinancings until and to the extent the obligations are realized in cash, sold, or otherwise disposed of.

    "Certificate of Trust" means the certificate of trust for the Trust filed with the Filing Office in accordance with the Business Trust Act, as amended or restated from time to time.

    "Class A Interests" means the interests owned by Class A Beneficiaries in the Trust created pursuant to the Trust Agreement.

    "Class B Subordinated Interests" or "Class B Interests" means the beneficial interests owned by Class B Beneficiaries in the Trust created pursuant to the Trust Agreement.

    "Class A Payout" means the first time where the aggregate amount of Distributions actually made to the Beneficiaries equals $25 per Interest, minus all uninvested Capital Contributions which have been returned to the Beneficiaries, plus the Cumulative Class A Annual Distribution.

    "Class B Capital Distributions" means the aggregate amount of any cash payments to the Class B Beneficiaries made by the Trust as a return of their Capital Contributions from excess Offering proceeds.


    "Class B Payout" means the first time that the Class B Beneficiaries have received cash from the Trust in an aggregate amount of $5 per Class B Subordinated Interest, together with a return from the Distribution Commencement Date of 8% per annum, compounded quarterly, with respect to the portion of their capital contributions returned to them as Class B Capital Distributions and 10% per annum, compounded quarterly, with respect to the balance of their capital contributions.



    "Class B Distribution Reduction Factor" means the percentage determined as the fraction, the numerator which is the Class B Capital Distributions (on a per Class B Subordinated Interest basis), discounted at 8% annum from the Distribution Commencement Date, and the denominator of which is $5.00.


    "Closing" means the date designated by the Managing Trustee on, or as of which, subscribers acquire Class B Subordinated Interests and become Class B Beneficiaries of the Trust.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent laws.

    "Consent" means either the consent given by vote at a meeting called and held in accordance with the provisions of the Trust Agreement or the written consent of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

    "Controlling Person" means, with respect to the Managing Trustee or any Affiliate, any of its chairman, directors, president, secretary or clerk, treasurer, vice presidents, and holders of a 5% or larger equity interest in the Managing Trustee or Affiliate, or any Person having the power to direct or cause the direction of the Managing Trustee or Affiliate, whether through the ownership of voting securities, by contract or otherwise.

    "Cumulative Class A Annual Distribution" means an aggregate annual Distribution to the Beneficiaries of 10% per annum, compounded quarterly, on Adjusted Class A Investment commencing from the last day of the month of the Closing until Payout.

    "Distribution Commencement Date" means the first day of the month following Closing.

    "Delaware Trustee" means the Trustee designated as such in accordance with the Trust Agreement which maintains its principal place of business in the State.

    "Dissolution Event" means a sale, condemnation, eminent domain taking, casualty, or other disposition affecting all or substantially all of the Trust's then remaining Assets which results in the dissolution of the Trust.

    "Distributable Cash From Operations" means Cash from Operations, as reduced by (i) any accrued and unpaid Asset Management Fee and (ii) after Payout, any accrued and unpaid Subordinated Resale Fee.

    "Distributable Cash From Sales or Refinancings" means Cash From Sales or Refinancings, as reduced by (i)(a) any amounts reinvested in additional Assets, or (b) the proceeds of the sale of an interest in a Joint Venture which are reinvested in additional Assets, (ii) any accrued and unpaid Asset Management Fee and Acquisition Fees and Acquisition Expenses paid with respect to additional Assets acquired through reinvestment of Cash from Sales or Refinancings and (iii) after Payout, any accrued and unpaid Subordinated Resale Fee.

    "Distributions" means Distributable Cash From Operations and Distributable Cash From Sales or Refinancings.

    "Eligible Citizen" means (i) an individual who is a citizen of the United States or one of its possessions (a "U.S. Citizen") or a citizen of a foreign country lawfully admitted for permanent residence in the United States as an immigrant in conformity with the regulations of the Immigration and Naturalization Service of the Department of Justice (a "Resident Alien"); (ii) a partnership of which each member is a U.S. Citizen (a "U.S. Partnership"); (iii) a corporation created or organized under the laws of the United States or of any state, territory, or possession of the United States of which the president and two-thirds or more of the board of directors and other managing officers thereof are U.S. Citizens and of which at least 75% of the voting interests are owned or controlled by U.S. Citizens (a "U.S. Corporation"); (iv) an association of which each member is a U.S. Citizen; or (v) a trust of which each trustee is a U.S. Citizen, a Resident Alien, a U.S. Partnership, a U.S. Corporation or a U.S. Association, but only if each beneficiary under the related trust is a U.S. Citizen, a Resident Alien, a U.S. Partnership, a U.S. Corporation or a U.S. Association.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Escrow Account" means the interest-bearing escrow account (in which subscriptions of up to $100,000 per subscriber are insured by the Federal Deposit Insurance Corporation ("FDIC")), including any savings account, bank money market account, or account investing in short-term securities issued or guaranteed by the Interested States government, which complies with Rule 15c-4 under the Securities Exchange Act of 1934, held by the Escrow Agent into which subscription payments from subscribers for Interests are to be deposited prior to a Closing.


    "Escrow Agent" means the escrow agent selected by the Managing Trustee to administer the Escrow Account, initially Trust Company of America.


    "Escrow Interest" means the interest actually earned on monies paid by each subscriber into the Escrow Account during the period that such monies are held in the Escrow Account prior to the Closing (net of certain fees and expenses of the Escrow Agent).

    "Executive Committee" means the executive committee of EFG.

    "Fiduciary" means a person who (i) exercises any discretionary authority or control respecting the management of a Qualified Plan, or exercises any authority or control respecting the disposition of its assets, (ii) renders investment advice to a Qualified Plan for a fee or other compensation paid and has the authority or responsibility with regard to a Qualified Plan to do so, or, (iii) has any discretionary authority or responsibility in the administration of a Qualified Plan.


    "Filing Office" means the Office of the Secretary of State of the State.


    "Full Payout Lease" means a lease under which the aggregate rental payments during the original term are at least sufficient to permit the Trust to recover the Purchase Price of the Assets leased thereby.

    "Gross Proceeds" means the aggregate Capital Contributions of all Class B Beneficiaries.

    "Immediate Family Member" means, with respect to any Person, his spouse, parent, parent-in-law, issue, brother, sister, brother-in-law, sister-in-law, or child-in-law.

    "Indebtedness" means the indebtedness incurred by the Trust to finance the acquisition of the Assets.

    "Independent Expert" means a Person with no current material or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Trust and who is qualified to perform such work.

    "Initial Redemption Period" is the period of time commencing with Closing through 24 months thereafter during which the Class A Interests may be redeemed by the Trust with the proceeds of the Offering.

    "Interest" means a Class B Beneficiary Interest representing a Capital Contribution of $5 and shall also include, as the context shall permit or require, any Class A Interest in the Trust.

    "IRA" means an Individual Retirement Account.

    "Joint Venture" means a general partnership, joint venture, trust or other business arrangement (other than a corporation).

    "Lease" means a Full Payout Lease or Operating Lease.

    "Lessee" means any lessee under any Lease.

    "Lessor" means the lessor under any Lease.

    "Majority Consent" means the Consent of Beneficiaries representing a Majority in Interest of the Beneficiaries.

    "Majority in Interest of the Beneficiaries" means the Class A Beneficiaries and the Class B Beneficiaries holding more than 50% in the aggregate of the Beneficiary Interests held by all Beneficiaries; provided, however, that in cases where a Beneficiary who is also a Managing Trustee or Affiliate thereof is not entitled to participate in the Consents or votes of the Beneficiaries, the calculation of "Majority in Interest of the Beneficiaries" shall exclude the Class A Interests owned by such Beneficiary.

    "Managing Trustee" means AFG ASIT Corporation, a Massachusetts corporation.

    "Managing Trustee Interest" means the interest of the Managing Trustee in the Trust pursuant to this Agreement.

    "Maximum Offering" means the sale of all 1,000,961 Class B Subordinated Interests in the Trust which are being offered pursuant to the Offering.

    "Minimum Investment Amount" means the minimum number of Interests which a Class B Beneficiary is required to purchase in the Offering.

    "Minimum Offering" means the sale of at least 459,191 Class B Subordinated Interests in the Trust (included for this purpose any Class B Subordinated Interests which are purchased by the Managing Trustee and any Affiliate, including the Special Beneficiary).

    "Net Proceeds" means Gross Proceeds minus all offering expenses of the Trust payable or reimbursable pursuant to the Trust Agreement.

    "Offering" means the offering of Class B Subordinated Interests by the Trust pursuant to this Prospectus.

    "Operating Lease" means a lease under which the aggregate rental payments during the original term are not sufficient to permit the Trust to recover the Purchase Price of the Assets leased thereby.

    "Over-Subscription Privilege" means the right of exercising the rights holders to subscribe for all or a portion of the Class B Subordinated Interests that were not otherwise subscribed for by other rights holders.

    "Participant" means the Managing Trustee, the Special Beneficiary or any Beneficiary.

    "Party in Interest" means, as to any Qualified Plan, a "party in interest" as defined in Section 3(14) of ERISA including a Person who is (i) a Fiduciary, administrator, officer, trustee, custodian, counsel or employee of such Qualified Plan, (ii) providing services to such Qualified Plan, (iii) the employer sponsoring such Qualified Plan, (iv) a 50% or more owner of the employer sponsoring the Qualified Plan, (v) a corporation, partnership, trust or estate of which 50% or more is owned by a Person described in (i), (ii), (iii) or (iv), or (vi) an employee, officer, director, 10% or more shareholder or a 10% or more partner or joint venturer of a Person described in (ii), (iii), (iv) or (v). Any reference to a Party in Interest shall include a "disqualified person" as such term is defined more narrowly in Section 4975(e) of the Code.

    "Person" means any individual, partnership, corporation, trust, association, governmental official, body or agency, or other legal entity of any type.

    "Profits" and "Losses" means income and losses, and each item of income, gain, loss, deduction, or credit entering into the computation thereof, as determined in accordance with the accounting methods followed by the Trust and consistent with Treasury Regulation Section 1.704-(1)(b)(2)(iv). Profits and Losses for federal income tax purposes shall be determined in the same manner except as otherwise provided in the Trust Agreement.

    "Prospectus" means the prospectus contained in the registration statement filed with the Securities and Exchange Commission for the registration of Class B Subordinated Interests under the Securities Act of 1933, as amended, in the final form in which said prospectus is filed with said Commission and as thereafter amended or supplemented pursuant to Rule 424 under said Act.

    "Qualified Income Offset Item" means (1) an allocation of loss or deduction that, as of the end of each year, reasonably is expected to be made (a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Trust, (b) pursuant to Section 706(d) of the Code as the result of a change in a Participant's interest in the Trust, and (c) pursuant to Treasury Regulation
Section 1.751-1(b)(2)(ii) as the result of a distribution by the Trust of unrealized receivables or inventory items, and (2) a distribution that, as of the end of such year, reasonably is expected to be made to a Participant to the extent it exceeds offsetting increases to the Participant's Capital Account which reasonably are expected to occur during or prior to the Trust taxable year in which such distribution reasonably is expected to occur.

    "Qualified Plan" means any qualified pension, profit-sharing, or stock bonus plan (including a Keogh Plan) and an IRA.


    "Record Date Holders" means holders of record as of the close of business on April 1, 1997, of Class A Interests and Special Beneficiary Interests.

    "Reserve Account" means the account maintained by the Trust as reserves for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders to the Trust and other appropriate items.

    "Resignation" means the resignation of a Trustee or the voluntary Assignment of all of the Managing Trustee's Interest pursuant to the Trust Agreement.

    "Resigned Trustee" means a Trustee whose tenure as Trustee has been terminated by a Resignation.

    "Right" means non-transferable subscription rights to record rate holders determining the record rate holders to acquire Class B Subordinated Interest.

    "Roll-Up" means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Trust and the issuance of securities of a Roll-Up Entity. Such term does not include: (a) a transaction involving the securities of the Trust that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or
(b) a transaction involving the conversion to corporate, trust, partnership or association form of only the Trust if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (i) Beneficiary's voting rights; (ii) the term of existence of the Trust; (iii) Sponsor compensation; and (iv) the investment objectives of the Trust.

    "Roll-Up Entity" means a partnership, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

    "Sale or Refinancing" means the sale, refinancing, exchange, condemnation, eminent domain taking, casualty or other disposition of any Asset or any interest in any Joint Venture.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Service" means the Internal Revenue Service.

    "Special Beneficiary" means EFG in its capacity as the Special Beneficiary pursuant to the Trust Agreement, together with its successors and assigns in such capacity.

    "Special Beneficiary Interest" means the interest of the Special Beneficiary in the Trust created pursuant to the Trust Agreement and representing the capital contribution set forth in Schedule A to the Trust Agreement.

    "State" means the State of Delaware.

    "Subscription Price" means $5.00 per Class B Subordinated Interest.

    "Subordinated Resale Fee" means the fee to be paid by the Trust to the Advisor for services rendered by the Advisor in connection with the sale or other disposition of the Assets.


    "Subscription Agent" means Gemisys Corporation.


    "Subscription Certificates" means the subscription and certificate evidencing the Rights and set forth an Appendix A hereto.

    "Substitute Beneficiary" means an assignee of a Beneficiary Interest who becomes a Beneficiary pursuant to the terms of the Trust Agreement.

    "Substitute Trustee" means an assignee of the Trustee's Interest who is admitted to the Trust as a Trustee pursuant to the terms of the Trust Agreement.


    "Trust" means AFG Investment Trust B, as the same may be constituted from time to time.


    "Trust Agreement" means the Declaration of Trust of the Trust, as restated as of Closing.

    "Trust Beneficiaries" means the Beneficiaries and the Special Beneficiary.

    "Trust Beneficiary Interests" means the Beneficiary Interests and the Special Beneficiary Interest.

    "Trust Counsel" means Peabody & Brown, Boston, Massachusetts, or other counsel for the Trust selected by the Managing Trustee.

    "Trustees" means the Managing Trustee, the Delaware Trustee and any Person or Persons who subsequently become additional or substitute Trustees, in each such Person's capacity as a Trustee of the Trust. At all times when there is only one Trustee so acting, the terms "Trustees" and "Managing Trustee" shall refer to such Trustee.

    "UBTI" means unrelated business taxable income determined in accordance with Sections 511-514 of the Code.

                              FINANCIAL STATEMENTS
                                    TRUST B
                         INDEX TO FINANCIAL STATEMENTS


                                                                                                                PAGE
                                                                                                                -----

FINANCIAL STATEMENTS:......................................................................................         F-1

Report of Independent Auditors.............................................................................         F-2

Statement of Financial Position at December 31, 1996 and 1995..............................................         F-3

Statement of Operations for the years ended December 31, 1996, 1995 and 1994...............................         F-4

Statement of Changes in Participants' Capital for the years ended December 31, 1996,
  1995 and 1994............................................................................................         F-5

Statement of Cash Flows for the years ended December 31, 1996, 1995 and 1994...............................         F-6

Notes to the Financial Statements..........................................................................         F-7

                         REPORT OF INDEPENDENT AUDITORS

To the Participants of AFG Investment Trust B:


    We have audited the accompanying statements of financial position of AFG Investment Trust B as of December 31, 1996 and 1995, and the related statements of operations, changes in participants' capital, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AFG Investment Trust B at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                          ERNST & YOUNG LLP


Boston, Massachusetts
March 14, 1997

                             AFG INVESTMENT TRUST B
                        STATEMENT OF FINANCIAL POSITION
                           DECEMBER 31, 1996 AND 1995



                                                                                         1996           1995
                                                                                     -------------  -------------
                                                     ASSETS
Cash and cash equivalents..........................................................  $   2,829,093  $     337,293
Rents receivable...................................................................        339,293        729,555
Accounts receivable--affiliate.....................................................        154,395        105,494
Equipment at cost, net of accumulated depreciation of $12,161,949 and $9,940,387 at
  December 31, 1996 and 1995, respectively.........................................     13,307,711     18,399,341
Accumulated amortization of $4,333 and $3,333 at December 31, 1996 and 1995,
  respectively.....................................................................            667          1,667
                                                                                     -------------  -------------
      Total assets.................................................................  $  16,631,159  $  19,573,350
                                                                                     -------------  -------------
                                                                                     -------------  -------------
                                      LIABILITIES AND PARTICIPANTS' CAPITAL
Notes payable......................................................................  $   4,352,811  $   7,097,113
Accrued interest...................................................................         36,571        124,186
Accrued liabilities................................................................         23,250         20,000
Accrued liabilities--affiliate.....................................................         47,178       --
Deferred rental income.............................................................         45,550         20,802
Cash distributions payable to participants.........................................        200,199        153,998
                                                                                     -------------  -------------
      Total liabilities............................................................      4,705,559      7,416,099
                                                                                     -------------  -------------
Participants' capital (deficit):
  Managing Trustee.................................................................        (30,382)       (28,065)
  Special Beneficiary..............................................................       (257,894)      (238,783)
  Beneficiary Interests (665,494 Interests; initial purchase price of $25 each)....     12,213,876     12,424,099
                                                                                     -------------  -------------
      Total participants' capital..................................................     11,925,600     12,157,251
                                                                                     -------------  -------------
      Total liabilities and participants' capital..................................  $  16,631,159  $  19,573,350
                                                                                     -------------  -------------
                                                                                     -------------  -------------



   The accompanying notes are an integral part of these financial statements.

                             AFG INVESTMENT TRUST B



                            STATEMENT OF OPERATIONS



              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                                                              1996          1995          1994
                                                                          ------------  ------------  ------------
Income:
  Lease revenue.........................................................  $  5,809,086  $  6,173,972  $  5,507,765
  Interest income.......................................................       106,186        45,156        77,799
  Other income..........................................................       199,450       --            --
  Gain (loss) on sale of equipment......................................      (224,594)     (225,037)      638,594
                                                                          ------------  ------------  ------------
      Total income......................................................     5,890,128     5,994,091     6,224,158
                                                                          ------------  ------------  ------------
Expenses:
  Depreciation and amortization.........................................     4,284,049     4,176,540     3,559,119
  Write-down of equipment...............................................       --            384,782       --
  Interest expense......................................................       408,153       539,047       634,716
  Interest expense--affiliate...........................................       --            --                441
  Equipment management fees--affiliate..................................       249,205       244,800       188,998
  Operating expenses--affiliate.........................................       140,881       121,358        69,179
                                                                          ------------  ------------  ------------
      Total expenses....................................................     5,082,288     5,466,527     4,452,453
                                                                          ------------  ------------  ------------
  Net income............................................................  $    807,840  $    527,564  $  1,771,705
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
  Net income
    per Beneficiary Interest............................................  $       1.10  $       0.72  $       2.42
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
  Cash distributions declared
    per Beneficiary Interest............................................  $       1.42  $       2.00  $       2.52
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------


   The accompanying notes are an integral part of these financial statements.

                             AFG INVESTMENT TRUST B



                 STATEMENT OF CHANGES IN PARTICIPANTS' CAPITAL



              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                            MANAGING       SPECIAL            BENEFICIARIES
                                            TRUSTEE      BENEFICIARY    -------------------------
                                             AMOUNT        AMOUNT       INTERESTS      AMOUNT          TOTAL
                                           ----------  ---------------  ----------  -------------  -------------
Balance at December 31, 1993.............  $  (17,948) $      (155,318)    665,494  $  13,342,218  $  13,168,952
Net income--1994.........................      17,717          146,166      --          1,607,822      1,771,705
Cash distributions declared..............     (18,480)        (152,459)     --         (1,677,044)    (1,847,983)
                                           ----------  ---------------  ----------  -------------  -------------
Balance at December 31, 1994.............     (18,711)        (161,611)    665,494     13,272,996     13,092,674

Net income--1995.........................       5,276           43,524      --            478,764        527,564
Cash distributions declared..............     (14,630)        (120,696)     --         (1,327,661)    (1,462,987)
                                           ----------  ---------------  ----------  -------------  -------------
Balance at December 31, 1995.............     (28,065)        (238,783)    665,494     12,424,099     12,157,251

Net income--1996.........................       8,078           66,647      --            733,115        807,840
Cash distributions declared..............     (10,395)         (85,758)     --           (943,338)    (1,039,491)
                                           ----------  ---------------  ----------  -------------  -------------
Balance at December 31, 1996.............  $  (30,382) $      (257,894)    665,494  $  12,213,876  $  11,925,600
                                           ----------  ---------------  ----------  -------------  -------------
                                           ----------  ---------------  ----------  -------------  -------------


   The accompanying notes are an integral part of these financial statements.

                             AFG INVESTMENT TRUST B

                            STATEMENT OF CASH FLOWS


              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                                                              1996         1995         1994
                                                                           -----------  -----------  -----------
Cash flows from (used in) operating activities:
Net income...............................................................  $   807,840  $   527,564  $ 1,771,705
Adjustments to reconcile net income to net cash from operating activities:
  Depreciation and amortization..........................................    4,284,049    4,176,540    3,559,119
  Write-down of equipment................................................      --           384,782      --
  (Gain) loss on sale of equipment.......................................      224,594      225,037     (638,594)
Changes in assets and liabilities:
  Decrease (increase) in:
    Rents receivable.....................................................      390,262     (329,882)      67,264
    Accounts receivable--affiliate.......................................      (48,901)     (66,857)      30,399
  Increase (decrease) in:
    Accrued interest.....................................................     (102,023)      80,950      (68,579)
    Deferred interest....................................................       14,408      --           --
    Accrued liabilities..................................................        3,250        4,500      --
    Accrued liabilities--affiliate.......................................       47,178      (83,863)      83,863
    Deferred rental income...............................................       24,748      (40,850)     (37,366)
                                                                           -----------  -----------  -----------
      Net cash from operating activities.................................    5,645,405    4,877,921    4,767,811
                                                                           -----------  -----------  -----------
Cash flows from (used in) investing activities:
  Purchase of equipment..................................................   (1,441,796)  (5,605,829)  (5,427,991)
  Proceeds from equipment sales..........................................    2,025,783    3,588,941    1,482,488
                                                                           -----------  -----------  -----------
      Net cash from (used in) investing activities.......................      583,987   (2,016,888)  (3,945,503)
                                                                           -----------  -----------  -----------
Cash flows from (used in) financing activities:
  Proceeds from notes payable............................................      997,888    2,296,728    3,982,078
  Proceeds from notes payable--affiliate.................................      --           --            41,440
  Principal payments--notes payable......................................   (3,742,190)  (3,643,601)  (3,793,572)
  Principal payments--notes payable--affiliate...........................      --           --           (41,440)
  Distributions paid.....................................................     (993,290)  (1,618,196)  (1,847,983)
                                                                           -----------  -----------  -----------
      Net cash used in financing activities..............................   (3,737,592)  (2,965,069)  (1,659,477)
                                                                           -----------  -----------  -----------
Net increase (decrease) in cash and cash equivalents.....................    2,491,800     (104,036)    (837,169)
Cash and cash equivalents at beginning of year...........................      337,293      441,329    1,278,498
                                                                           -----------  -----------  -----------
Cash and cash equivalents at end of year.................................  $ 2,829,093  $   337,293  $   441,329
                                                                           -----------  -----------  -----------
                                                                           -----------  -----------  -----------
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest.................................  $   495,768  $   458,097  $   703,736
                                                                           -----------  -----------  -----------
                                                                           -----------  -----------  -----------



    Supplemental schedule of non-cash investing and financing activities:


        During 1995, the Trust sold equipment to a lessee which assumed related debt and interest of $269,023 and $1,734, respectively.

        During 1994, the Trust sold equipment to a third party which assumed related debt of $3,446,759.

   The accompanying notes are an integral part of these financial statements.

                             AFG INVESTMENT TRUST B


                       NOTES TO THE FINANCIAL STATEMENTS


                               DECEMBER 31, 1996


NOTE 1--ORGANIZATION AND TRUST MATTERS


    The Trust was organized as a Delaware business trust in accordance with the Delaware Business Trust Act on May 28, 1992 for the purpose of acquiring and leasing to third parties a diversified portfolio of capital equipment. Participants' capital initially consisted of contributions of $1,000 from the Managing Trustee, AFG ASIT Corporation, $1,000 from the Special Beneficiary, Equis Financial Group Limited Partnership (formerly American Finance Group), a Massachusetts limited partnership ("EFG"), and $100 from the Initial Beneficiary, AFG Assignor Corporation, a wholly-owned affiliate of EFG. The Trust issued 665,494 Beneficiary Interests to 803 investors on September 8, 1992. The Trust's Managing Trustee, AFG ASIT Corporation, a Massachusetts corporation and an Affiliate of EFG, is responsible for the general management and business affairs of the Trust. EFG, is the sole Special Beneficiary of the Trust and also acts as Advisor to the Trust. As Advisor, EFG provides services in connection with the acquisition and remarketing of the Trust's assets. The Managing Trustee and the Special Beneficiary are not required to make any other capital contributions except as may be required under the Amended and Restated Declaration of Trust (the "Trust Agreement").



    Significant operations commenced September 8, 1992 when the Trust made its initial equipment purchase. Pursuant to the Trust Agreement, each distribution of Distributable Cash From Operations and Distributable Cash From Sales or Refinancings of the Trust shall be made 90.75% to the Beneficiaries, 8.25% to the Special Beneficiary and 1% to the Managing Trustee.



    Under the terms of the Advisory Agreement between the Trust and EFG, management services are provided by EFG to the Trust at fees which the Managing Trustee believes to be competitive for similar services. (Also see Note 4.)



    EFG is a Massachusetts limited partnership formerly known as American Finance Group ("AFG"). AFG was established in 1988 as a Massachusetts general partnership and succeeded American Finance Group, Inc., a Massachusetts corporation organized in 1980. EFG and its subsidiaries (collectively, the "Company") are engaged in various aspects of the equipment leasing business, including EFG's role as Equipment Manager or Advisor to the Trust and several other Direct-Participation equipment leasing programs sponsored or co-sponsored by EFG (the "Other Investment Programs"). The Company arranges to broker or originate equipment leases, acts as remarketing agent and asset manager, and provides leasing support services, such as billing, collecting, and asset tracking.



    The general partner of EFG, with a 1% controlling interest, is Equis Corporation, a Massachusetts corporation owned and controlled entirely by Gary
D. Engle, its President and Chief Executive Officer. Equis Corporation also owns a controlling 1% general partner interest in EFG's 99% limited partner, GDE Acquisition Limited Partnership ("GDE LP"). Equis Corporation and GDE LP were established in December 1994 by Mr. Engle for the sole purpose of acquiring the business of AFG.



    In January 1996, the Company sold certain assets of AFG relating primarily to the business of originating new leases, and the name "American Finance Group," and its acronym to a third party (the "Buyer"). AFG changed its name to Equis Financial Group Limited Partnership after the sale was concluded. Pursuant to terms of the sale agreements, EFG agreed not to compete with the Buyer's lease origination business for a period of five years; however, EFG is permitted to originate certain equipment leases, principally those involving non-investment grade lessees and ocean-going vessels, which are not in competition with the Buyer. In addition, the sale agreements specifically reserved to EFG the rights to continue using the name American Finance Group and its acronym in connection with the Trust and the

                             AFG INVESTMENT TRUST B

                               DECEMBER 31, 1996


NOTE 1--ORGANIZATION AND TRUST MATTERS (CONTINUED)

Other Investment Programs and to continue managing all assets owned by the Trust and the Other Investment Programs, including the right to satisfy all required equipment acquisitions utilizing either brokers or the Buyer. Geoffrey A. MacDonald, Chairman of Equis Corporation and Gary D. Engle agreed not to compete with the sold business on terms and conditions similar to those for the Company.


NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

STATEMENT OF CASH FLOWS


    The Trust considers liquid investment instruments purchased with a maturity of three months or less to be cash equivalents. From time to time, the Trust invests excess cash with large institutional banks in reverse repurchase agreements with overnight maturities. Under the terms of the agreements, title to the underlying securities passes to the Trust. The securities underlying the agreements are book entry securities. At December 31, 1996, the Trust had $2,725,000 invested in reverse repurchase agreements secured by U.S. Treasury Bills or interests in U.S. Government securities.


REVENUE RECOGNITION


    Rents are payable to the Trust monthly, quarterly or semi-annually and no significant amounts are calculated on factors other than the passage of time. The leases are accounted for as operating leases and are noncancellable. Rents received prior to their due dates are deferred. In certain instances, the Trust may enter primary-term, renewal or re-lease agreements which expire beyond the Trust's anticipated dissolution date. This circumstance is not expected to prevent the orderly wind-up of the Trust's business activities as the Managing Trustee and the Advisor would seek to sell the then-remaining equipment assets either to the lessee or to a third party, taking into consideration the amount of future non-cancelable rental payments associated with the attendant lease agreements. Future minimum rents of $7,370,938 are due as follows:



FOR THE YEAR ENDING DECEMBER 31,
--------------------------------------------------------------------------------
1997............................................................................  $  5,019,911
1998............................................................................     1,485,583
1999............................................................................       297,408
2000............................................................................       249,076
2001............................................................................       159,480
Thereafter......................................................................       159,480
                                                                                  ------------
    Total.......................................................................  $  7,370,938
                                                                                  ------------
                                                                                  ------------



    Revenue from major individual lessees which accounted for 10% or more of lease revenue during the years ended December 31, 1996, 1995 and 1994 is as follows:



Alaska Airlines, Inc.....................  $1,004,770 $1,004,770 $1,004,770
OMI Corporation..........................     --      $ 623,598  $1,184,759
Tarmac Mid-Atlantic, Incorporated........     --         --      $ 591,040

                             AFG INVESTMENT TRUST B

                               DECEMBER 31, 1996


NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    During March 1996, the Trust acquired an 8.86% proportionate ownership interest in an MD-87 jet aircraft leased by Reno Air, Inc. (the "Reno Aircraft")--See Note 3 herein. The Trust will receive approximately $159,000 of rental revenue in each of the years in the period ending December 31, 2002. Rents from the Reno Aircraft, as provided for in the lease agreement, are adjusted monthly for changes of the London Inter-Bank Offered Rate ("LIBOR"). Future rents from the Reno Aircraft included above reflect the most recent LIBOR effected rental payment.



USE OF ESTIMATES


    The preparation of the financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

EQUIPMENT ON LEASE


    All equipment was acquired from EFG, one of its Affiliates or from third-party sellers. Equipment cost represents Asset Base Price plus acquisition fees and was determined in accordance with the Trust Agreement and certain regulatory guidelines. Asset Base Price is affected by the relationship of the seller to the Trust as summarized herein. Where the seller of the equipment was EFG or an Affiliate, Asset Base Price was the lower of (i) the actual price paid for the equipment by EFG or the Affiliate plus all actual costs accrued by EFG or the Affiliate while carrying the equipment less the amount of all primary term rents earned by EFG or the Affiliate prior to selling the equipment or (ii) fair market value as determined by the Managing Trustee in its best judgment, including all liens and encumbrances on the equipment and other actual expenses. Where the seller of the equipment was a third party who did not manufacture the equipment, Asset Base Price was the lower of (i) the price invoiced by the third party or (ii) fair market value as determined by the Managing Trustee. Where the seller of the equipment was a third party who also manufactured the equipment, Asset Base Price was the manufacturer's invoice price, net of any manufacturer rebates or incentives, which price was considered to be representative of fair market value.


DEPRECIATION AND AMORTIZATION


    The Trust's depreciation policy is intended to allocate the cost of equipment over the period during which it produces economic benefit. The principal period of economic benefit is considered to correspond to each asset's primary lease term, which term generally represents the period of greatest revenue potential for each asset. Accordingly, to the extent that an asset is held on primary lease term, the Trust depreciates the difference between (i) the cost of the asset and (ii) the estimated residual value of the asset on a straight-line basis over such term. For purposes of this policy, estimated residual values represent estimates of equipment values at the date of primary lease expiration. To the extent that an asset is held beyond its primary lease term, the Trust continues to depreciate the remaining net book value of the asset on a straight-line basis over the asset's remaining economic life. Periodically, the Managing Trustee evaluates the net carrying value of equipment to determine whether it exceeds estimated net realizable value. For purposes of this comparison, "net carrying value" represents, at a given date, the net book value (equipment cost less accumulated depreciation for financial reporting purposes) of the Trust's equipment and "net realizable value" represents, at the same date, the aggregate undiscounted cash flows resulting from future contracted lease payments plus the estimated residual value of the Trust's equipment. The

                             AFG INVESTMENT TRUST B

                               DECEMBER 31, 1996


NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Managing Trustee evaluates significant equipment assets, such as aircraft and vessels, individually. All other assets are evaluated collectively by equipment type unless the Managing Trustee learns of specific circumstances, such as a lessee default, technological obsolescence, or other market developments, which could affect the net realizable value of particular assets. Adjustments to reduce the net carrying value of equipment are recorded in those instances where estimated net realizable value is considered to be less than net carrying value. Such adjustments are reflected separately on the accompanying Statement of Operations as Write-Down of Equipment.



    The ultimate realization of residual value for any type of equipment is dependent upon many factors, including EFG's ability to sell and re-lease equipment. Changing market conditions, industry trends, technological advances, and many other events can converge to enhance or detract from asset values at any given time. EFG attempts to monitor these changes in order to identify opportunities which may be advantageous to the Trust and which will maximize total cash returns for each asset.


    Organization costs are amortized using the straight-line method over a period of five years.


ACCRUED LIABILITIES--AFFILIATE



    Unpaid fees and operating expenses paid by EFG on behalf of the Trust and accrued but unpaid administrative charges are reported as Accrued
Liabilities--Affiliate. (See Note 4.)


ALLOCATION OF PROFITS AND LOSSES

    For financial statement purposes, net income or loss is allocated to each Participant according to their respective ownership percentages (90.75% to the Beneficiaries, 8.25% to the Special Beneficiary and 1% to the Managing Trustee). See Note 6 for allocation of income or loss for income tax purposes.

NET INCOME AND CASH DISTRIBUTIONS PER BENEFICIARY INTEREST


    Net income and cash distributions per Beneficiary Interest are based on 665,494 Beneficiary Interests outstanding during each of the three years in the period ended December 31, 1996 and computed after allocation of the Managing Trustee's and Special Beneficiary's shares of net income and cash distributions.


PROVISION FOR INCOME TAXES


    No provision or benefit from income taxes is included in the accompanying financial statements. The Participants are responsible for reporting their proportionate shares of the Trust's taxable income or loss and other tax attributes on their tax returns.


IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS


    In March 1995, the Financial Accounting Standards Board issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. Statement 121 also addresses the accounting for long-lived assets that are

                             AFG INVESTMENT TRUST B

                               DECEMBER 31, 1996


NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

expected to be disposed of. The Trust adopted Statement 121 in the first quarter of 1996. The adoption of Statement 121 did not have a material effect on the financial statements of the Trust.


NOTE 3--EQUIPMENT


    The following is a summary of equipment owned by the Trust at December 31, 1996. Remaining Lease Term (Months), as used below, represents the number of months remaining from December 31, 1996 under contracted lease terms and is presented as a range when more than one lease agreement is contained in the stated equipment category. In the opinion of EFG, the acquisition cost of the equipment did not exceed its fair market value.



                                           REMAINING
                                          LEASE TERM      EQUIPMENT
EQUIPMENT TYPE                             (MONTHS)        AT COST                        LOCATION
---------------------------------------  -------------  --------------  --------------------------------------------
Aircraft...............................        12-74    $    8,018,105  NV/WA
Computers and peripherals..............         1-24         4,512,362  AL/AZ/CA/CO/FL/GA/IL/IN/KS/KY/
                                                                        LAMA/MD/MI/MN/NC/NJ/NM/NY/ OH/
                                                                        OK/OR/PA/SC/TN/TX/VA/WI/ WV
Materials handling.....................         1-46         4,466,295  AR/CA/FL/GA/IL/IN/MI/NC/NY/OH/ PA/TX/VA/WV
Communications.........................        15-24         3,039,531  AL/AR/AZ/CA/CO/FL/GA/IA/ID/IL/
                                                                        IN/KS/KY/LA/MA/MD/MI/MN/MO/
                                                                        MT/NC/ND/NE/NH/NM/NV/NY/OH/
                                                                        OK/OR/PA/SC/TN/TX/VA/VT/WA/WI/ WV/WY
General plant and warehouse............           12         1,576,077  VA
Construction and mining................         1-49         1,200,577  MI/NV/VA
Retail store fixtures..................         9-15         1,126,872  CO/FL/GA/LA/TX
Tractors and heavy duty trucks.........        11-33           605,644  CO/FL/KY/MI/VA
Manufacturing..........................         8-12           449,902  IL/VA
Furniture and fixtures.................           10           284,019  PA
Trailers/intermodal containers.........        12-18           128,443  OH/VA
Photocopying...........................         1-11            61,833  CT/IN
                                                        --------------
    Total equipment cost..............................      25,469,660
    Accumulated depreciation..........................     (12,161,949)
                                                        --------------
    Equipment, net of accumulated depreciation........      13,307,711
                                                        $
                                                        --------------
                                                        --------------



    On September 29, 1995, the Trust entered into an agreement with United Air Lines, Inc. ("United") to sell the Trust's proportionate ownership interest in a Boeing 747-SP aircraft (the "United Aircraft"), to United for cash consideration of $1,946,849 including unpaid rents through the date of sale, which event concluded in February 1996. In March 1996, the Trust acquired an 8.86% ownership interest in a

                             AFG INVESTMENT TRUST B

                               DECEMBER 31, 1996


NOTE 3--EQUIPMENT (CONTINUED)

replacement aircraft (the "Reno Aircraft"), pursuant to the reinvestment provisions of the Trust's prospectus, at a cost of $1,239,741. To acquire its interest in the Reno Aircraft, the Trust obtained leveraging of $997,888 from a third-party lender and utilized cash proceeds of $241,853 from the sale of the United Aircraft.



    In certain cases, the cost of the Trust's equipment represents a proportionate ownership interest. The remaining interests are owned by EFG or an affiliated equipment leasing program sponsored by EFG. The Trust and each affiliate individually report, in proportion to their respective ownership interests, their respective shares of assets, liabilities, revenues, and expenses associated with the equipment. Proportionate equipment ownership enables the Trust to further diversify its equipment portfolio by participating in the ownership of selected assets, thereby reducing the general levels of risk which could result from a concentration in any single equipment type, industry or lessee. At December 31, 1996 the Trust's equipment portfolio included equipment having a proportionate original cost of $11,023,146, representing approximately 43% of total equipment cost.



    Certain of the equipment and related lease payment streams were used to secure term loans with third-party lenders. The preceding summary of equipment includes leveraged equipment having an original cost of approximately $15,448,000 and a net book value of approximately $9,643,000 at December 31, 1996. (See Note 5.)



    Generally, the costs associated with maintaining, insuring and operating the Trust's equipment are incurred by the respective lessees pursuant to terms specified in their individual lease agreements with the Trust.



    As equipment is sold to third parties, or otherwise disposed of, the Trust will recognize a gain or loss equal to the difference between the net book value of the equipment at the time of sale or disposition and the proceeds realized upon sale or disposition. The ultimate realization of estimated residual value in the equipment will be dependent upon, among other things, EFG's ability to maximize proceeds from selling or re-leasing the equipment upon the expiration of the primary lease terms. At December 31, 1996, the Trust held equipment for sale or re-lease with an original cost and net book value of approximately $451,000 and $119,000, respectively. The Managing Trustee is actively seeking the sale or re-lease of this equipment.


NOTE 4--RELATED PARTY TRANSACTIONS


    All operating expenses incurred by the Trust are paid by EFG on behalf of the Trust and EFG is reimbursed at its actual cost for such expenditures. Fees and other costs incurred during the years ended

                             AFG INVESTMENT TRUST B

                               DECEMBER 31, 1996


NOTE 4--RELATED PARTY TRANSACTIONS (CONTINUED)

December 31, 1996, 1995 and 1994, which were paid or accrued by the Trust to EFG or its Affiliates, are as follows:



                                                              1996        1995        1994
                                                           ----------  ----------  ----------
Equipment acquisition fees...............................  $   36,673  $  107,415  $  147,800
Equipment management fees................................     249,205     244,800     188,998
Administrative charges...................................      42,123      21,000      12,000
Reimbursable operating expenses due to third parties.....      98,758     100,358      57,179
Interest on notes payable--affiliate.....................      --          --             441
                                                           ----------  ----------  ----------
Total....................................................  $  426,759  $  473,573  $  406,418
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------



    As provided under the terms of the Trust Agreement, EFG is compensated for its services to the Trust. Such services include all aspects of acquisition, management and sale of equipment. For acquisition services, EFG is compensated by an amount equal to .28% of Equipment Base Price paid by the Trust. For acquisition services resulting from reinvestment, EFG is compensated by an amount equal to 3% of Equipment Base Price paid by the Trust. For management services, EFG is compensated by an amount equal to the lesser of (i) 5% of gross operating lease rental revenues and 2% of gross full payout lease rental revenues received by the Trust or (ii) fees which the Managing Trustee reasonably believes to be competitive for similar services for similar equipment. Both of these fees are subject to certain limitations defined in the Trust Agreement. Compensation to EFG for services connected to the remarketing of equipment is calculated as the lesser of (i) 3% of gross sale proceeds or
(ii) one-half of reasonable brokerage fees otherwise payable under arm's length circumstances. Payment of the remarketing fee is subordinated to Payout and is subject to certain limitations defined in the Trust Agreement.



    Administrative charges represent amounts owed to EFG, pursuant to Section 10.4(c) of the Trust Agreement, for persons employed by EFG who are engaged in providing administrative services to the Trust. Reimbursable operating expenses due to third parties represent costs paid by EFG on behalf of the Trust which are reimbursed to EFG.



    All equipment was purchased from EFG, one of its Affiliates or from third-party sellers. The Trust's Purchase Price is determined by the method described in Note 2, Equipment on Lease.



    All rents and proceeds from the sale of equipment are paid directly to either EFG or to a lender. EFG temporarily deposits collected funds in a separate interest-bearing escrow account prior to remittance to the Trust. At December 31, 1996, the Trust was owed $154,395 by EFG for such funds and the interest thereon. These funds were remitted to the Trust in January 1997.


NOTE 5--NOTES PAYABLE


    Notes payable at December 31, 1996 consisted of installment notes of $4,352,811 payable to banks and institutional lenders. The notes bear interest rates ranging between 5.7% and 7.7%, except -or one note which bears a fluctuating interest rate based on LIBOR plus a margin (5.5% at December 31, 1996). All of the installment notes are non-recourse and are collateralized by the equipment and assignment of the related lease payments. Generally, the installment notes will be fully amortized by noncancellable rents.

                             AFG INVESTMENT TRUST B

                               DECEMBER 31, 1996


NOTE 5--NOTES PAYABLE (CONTINUED)

However, the Trust has a balloon payment obligation of $282,421 at the expiration of the primary lease term related to the Reno Aircraft. The carrying amount of notes payable approximates fair value at December 31, 1996.



    The annual maturities of the notes payable are as follows:



FOR THE YEAR ENDING DECEMBER 31,
--------------------------------------------------------------------------------
1997............................................................................  $  2,721,044
1998............................................................................       890,793
1999............................................................................       109,537
2000............................................................................       118,459
2001............................................................................       128,106
Thereafter......................................................................       384,872
                                                                                  ------------
    Total                                                                         $  4,352,811
                                                                                  ------------
                                                                                  ------------



    The weighted average interest rate on short-term borrowings from EFG for the purchase of equipment was 9.25% during the year ended December 31, 1994.


NOTE 6--INCOME TAXES

    The Trust is not a taxable entity for federal income tax purposes. Accordingly, no provision for income taxes has been recorded in the accounts of the Trust.


    For financial statement purposes, the Trust allocates net income or loss to each class of participant according to their respective ownership percentages (90.75% to the Beneficiaries, 8.25% to the Special Beneficiary and 1% to the Managing Trustee). This convention differs from the income or loss allocation requirements for income tax and Dissolution Event purposes as delineated in the Trust Agreement. Pursuant to the Trust Agreement, for income tax purposes, the Trust allocates net income, to the extent available, pro-rata to any Participant with a negative capital account balance so as to eliminate any such balance. In accordance with the Trust Agreement, upon dissolution of the Trust, the Managing Trustee will be required to contribute to the Trust an amount equal to any negative balance which may exist in the Managing Trustee's tax capital account. At December 31, 1996, the Managing Trustee had a positive tax capital account balance.

                             AFG INVESTMENT TRUST B

                               DECEMBER 31, 1996


NOTE 6--INCOME TAXES (CONTINUED)

    The following is a reconciliation between net income reported for financial statement and federal income tax reporting purposes for the years ended December 31, 1996, 1995 and 1994:



                                                            1996         1995         1994
                                                        ------------  ----------  ------------
Net income............................................  $    807,840  $  527,564  $  1,771,705
  Tax depreciation in excess of financial statement
    depreciation......................................      (279,916)   (830,733)   (2,249,966)
  Tax gain in excess of book gain (loss)..............       619,935     865,755       728,516
  Prepaid rental income...............................        24,748     (40,850)      (37,366)
  Other...............................................        21,123      --           --
                                                        ------------  ----------  ------------
Net income for federal income tax reporting
  purposes............................................  $  1,193,730  $  521,736  $    212,889
                                                        ------------  ----------  ------------
                                                        ------------  ----------  ------------



    The following is a reconciliation between participants' capital reported for financial statement and federal income tax reporting purposes for the years ended December 31, 1996 and 1995:



                                                                     1996           1995
                                                                 -------------  -------------
Participants' capital..........................................  $  11,925,600  $  12,157,251
  Add back selling commissions and organization and offering
    costs......................................................      1,575,644      1,575,644
  Financial statement distributions in excess of tax
    distributions..............................................         18,518         14,245
  Cumulative difference between federal income tax and
    financial statement income (loss)..........................     (5,881,402)    (6,267,292)
                                                                 -------------  -------------
Participants' capital for federal income tax reporting
  purposes.....................................................  $   7,638,360  $   7,479,848
                                                                 -------------  -------------
                                                                 -------------  -------------



    Financial statement distributions in excess of tax distributions and cumulative difference between federal income tax and financial statement income
(loss) represent timing differences.


NOTE 7--LEGAL PROCEEDINGS


    On July 27, 1995, EFG, on behalf of the Trust and other EFG-sponsored investment programs, filed an action in the Commonwealth of Massachusetts Superior Court Department of the Trial Court in and for the County of Suffolk, for damages and declaratory relief against a lessee of the Trust, National Steel Corporation ("National Steel"), under a certain Master Lease Agreement ("MLA") for the lease of certain equipment. EFG is seeking the reimbursement by National Steel of certain sales and/or use taxes paid to the State of Illinois and other remedies provided by the MLA. On August 30, 1995, National Steel filed a Notice of Removal which removed the case to the United States District Court, District of Massachusetts. On September 7, 1995, National Steel filed its Answer to EFG's Complaint along with Affirmative Defenses and Counterclaims, seeking declaratory relief and alleging breach of contract, implied covenant of good faith and fair dealing and specific performance. EFG filed its Answer to these counterclaims on September 29, 1995. Though the parties have been discussing settlement with respect to this matter for some time, to date, the negotiations have been unsuccessful. Notwithstanding these discussions, EFG

                             AFG INVESTMENT TRUST B

                               DECEMBER 31, 1996


NOTE 7--LEGAL PROCEEDINGS (CONTINUED)

recently filed an Amended and Supplemental Complaint alleging further default under the MLA and the matter remains pending before the Court. The Trust has not experienced any material losses as a result of this action.



NOTE 8--SOLICITATION STATEMENT



    On October 26, 1996, the Managing Trustee, on behalf of the Trust, filed a Solicitation Statement with the Securities and Exchange Commission which was subsequently sent to the Beneficiaries pursuant to Regulation 14A of Section 14 of the Securities Exchange Act. The Solicitation Statement sought to solicit the consent of the Beneficiaries to a proposed amendment ("the Amendment") to the Trust Agreement.


    The Amendment would (i) amend the provisions of the Trust Agreement governing the redemption of Interests to permit the Trust to offer to redeem outstanding interests at such times, in such amounts, in such manner and at such prices as the Managing Trustee may determine from time to time, in accordance with applicable law; and (ii) add a provision to the Trust Agreement that would permit the Trust to issue, at the discretion of the Managing Trustee and without further consent or approval of the Beneficiaries, an additional class of security with such designations, preferences and relative, participating, optional or other special rights, powers and duties as the Managing Trustee may fix. Such a security, if it were to be offered and sold, would provide the Trust with the funds to (a) implement more expansive Interest redemption opportunities for Beneficiaries without using Trust funds which may otherwise be available for current cash distributions; and (b) make a special one-time distribution to the Beneficiaries.


    Pursuant to the Trust Agreement, the adoption of the Amendment required the consent of the Beneficiaries holding more than fifty percent in the aggregate of the Interests held by all Beneficiaries. To be valid, consent forms were to be received by the Managing Trustee by December 6, 1996. A majority of Beneficiary Interests, representing 369,960 or 55.6% of all Beneficiary Interests, voted in favor of the Amendment; 69,792 or 10.5% of all Beneficiary Interests voted against the Amendment; and 24,444 or 3.7% of all Beneficiary Interests abstained. Approximately 69.8% of all Beneficiary Interests participated in the vote. Accordingly, the Amendment was adopted.



NOTE 9--SUBSEQUENT EVENT



    On February 12, 1997, the Trust filed a Registration Statement on Form S-1 with the United States Securities and Exchange Commission which covers, among other things, the creation and sale of a new class of beneficiary interest in the Trust (the "Class B Interests"). A portion of the proceeds from the offering of the Class B Interests would be used to make a one-time special cash distribution to existing Beneficiaries (the "Class A Beneficiaries") of the Trust and to enable the Trust to redeem a portion of the existing Beneficiary Interests (the "Class A Interests"). The characteristics of the Class B Interests, associated risk factors, and other matters of importance to the Beneficiaries and prospective purchasers of the Class B Interests are contained in the Registration Statement. Presently, the Registration Statement is undergoing regulatory review and has not been declared effective.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST OR THE MANAGING TRUSTEE OR ITS AFFILIATES SINCE THE DATE HEREOF.


                            ------------------------


                               TABLE OF CONTENTS



Summary of the Offering...............          6
The Offering..........................         13
Risk Factors..........................         18
Estimated Use of Proceeds.............         23
Compensation and Fees.................         24
Conflicts of Interest.................         24
Fiduciary Responsibility..............         26
Business of the Trust.................         29
Market for the Trust's Securities and
  Related Security Holder Matters.....         30
Pro Forma Financial Statements........         33
Selected Financial Data...............         36
Management's Discussion and Analysis
  of Financial Conditions and Results
  of Operations.......................         37
Management of the Trust...............         42
Executive Compensation................         44
Security Ownership of Certain
  Beneficial Owners and Management....         45
Certain Relationships and Related
  Transactions........................         45
Trust Distributions and Allocations...         47
Federal Tax Considerations............         52
State, Local and Foreign Taxes........         81
Summary of the Trust Agreement........         82
Reports to Beneficiaries..............         89
ERISA and Other Considerations........         90
Supplemental Literature...............         93
Investor Suitability Standards........         93
Legal Matters.........................         93
Experts...............................         94
Additional Information................         94
Glossary..............................         95
Index to Financial Statements.........        F-1


                             AFG INVESTMENT TRUST B

                                   PROSPECTUS

                                   1,000,961
                   CLASS B SUBORDINATED BENEFICIARY INTERESTS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


    The estimated expenses of the Trusts in connection with the Offering, assuming 1,000,961 Class B Subordinated Interests are issued:



Securities and Exchange Commission Registration Fee................  $   1,517
Blue Sky Fees and Expenses.........................................  $   3,827
Legal Fees and Expenses............................................  $  21,918
Printing and Graphic Design Expenses...............................  $  19,309
Non-Accountable Expense Reimbursement..............................  $  50,048
Mailing and Delivery Expenses......................................  $   3,218
Other Reimbursable Offering Expenses of the Managing Trustee.......  $   7,723



ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES



   EXHIBIT
    NUMBER                                                 DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------

    4.1      Second Amended and Restated Declaration of Trust.

    4.2      Form of Subscription Certificate. (incorporated by reference to Exhibit 4.2 to the Registration
             Statement on Form 5-1 (NO. 333-21683) filed by the registrant on February 12, 1997)

     5       Opinion of Peabody & Brown with respect to the securities being registered. (Included in their Opinion filed as Exhibit 8)

     8       Opinion of Peabody & Brown with respect to certain federal income tax matters.

   23.1      Consent of Independent Auditors.

   23.2      Consent of Peabody & Brown. (Included in their Opinion filed as Exhibit 8)

    24       Power of Attorney. the (Incorporated by reference to Exhibit 24 to Registration Statement on Form S-1
             (No. 333-21697) filed by the registrant on February 12, 1997))

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on April 11, 1997.



                                By:            AFG ASIT Corporation,
                                       The Managing Trustee of the registrant

                                By:          /s/ GEOFFREY A. MACDONALD
                                     ------------------------------------------
                                               Geoffrey A. MacDonald,
                                                     PRESIDENT




    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed by the following persons in the capacities indicated on April 11, 1997.


                     SIGNATURE(S)                                               TITLE(S)
------------------------------------------------------  ---------------------------------------------------------

              /s/ GEOFFREY A. MACDONALD                 President (principal executive officer) and a Director of
     -------------------------------------------          AFG ASIT Corporation (the Managing Trustee of the
                Geoffrey A. MacDonald                     registrant)

                  /s/ GARY M. ROMANO                    Principal Financial Officer of AFG ASIT Corporation
     -------------------------------------------
                    Gary M. Romano

              /s/ MICHAEL J. BUTTERFIELD                Principal Accounting Officer of AFG ASIT Corporation
     -------------------------------------------
                Michael J. Butterfield

                  /s/ GARY D. ENGLE                     Director of AFG ASIT Corporation
     -------------------------------------------
                    Gary D. Engle

                               INDEX TO EXHIBITS


  EXHIBIT
  NUMBER                                                DESCRIPTION                                               PAGE
-----------  -------------------------------------------------------------------------------------------------  ---------

       4.1   Second Amended and Restated Declaration of Trust.

       5     Opinion of Peabody & Brown with respect to the securities being registered. (Included in their
             Opinion filed as Exhibit 8)

       8     Opinion of Peabody & Brown with respect to certain federal income tax matters.

      23.1   Consent of Independent Auditors.

      23.2   Consent of Peabody & Brown. (Included in their Opinion filed as Exhibit 8)